UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

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TimkenSteel Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TIMKENSTEEL

TimkenSteel Corporation
Canton, Ohio U.S.A.

Chairman’s Letter

Notice of Annual Meeting

Proxy Statement	1

Questions & Answers	1

Proposal 1 Election of Directors	5

Nominees for Election	6

Continuing Directors	9

Board of Directors Information	14

Audit Committee	14

Audit Committee Report	14

Compensation Committee	15

Compensation Committee Report	16

Nominating and Corporate Governance Committee	16

Director Compensation	17

Corporate Governance	19

Compensation Discussion and Analysis	21

2014 Summary of Compensation Table	46

2014 Grants of Plan-Based Awards Table	49

Outstanding Equity Awards at 2014 Year-End Table	52

2014 Option Exercises and Stock Vested Table	54

Pension Benefits	55

2014 Nonqualified Deferred Compensation Table	57

Potential Payments Upon Termination or Change In Control	58

Proposal 2 Ratification of Appointment of Independent Auditor	62

Proposal 3 Approval, on an Advisory Basis, of Named Executive Officer Compensation	64

Proposal 4 Frequency of Shareholder Advisory Votes on Named Executive Officer Compensation	65

Proposal 5 Approval of the TimkenSteel Corporation Amended & Restated Senior Executive Management Performance Plan	66

Proposal 6 Approval of the Material Terms for Qualified Performance-Based Compensation Under the TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan	70

Equity Compensation Plan Information	82

Beneficial Ownership of Common Stock	83

Section 16(a) Beneficial Ownership Reporting Compliance	85

Appendix A TimkenSteel Corporation Senior Executive Management Performance Plan	A-1

Appendix B TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan	B-1

Ward J. Timken, Jr.

Chairman, CEO & President

March 20, 2015

Dear Shareholder:

The 2015 Annual Meeting of Shareholders of TimkenSteel Corporation, our first since we began operating as an independent company, will be held on Wednesday, May 6, 2015, at 10:00 a.m. local time at our corporate offices in Canton, Ohio.

At this year’s meeting, you will be asked to consider and act upon six matters, all of which are recommended by your Board of Directors: (1) the election of three Directors; (2) the ratification of our independent auditor selection; (3) advisory approval of the compensation of the Company’s named executive officers; (4) advisory approval of the frequency of advisory votes on named executive officer compensation; (5) approval of the TimkenSteel Corporation Amended and Restated Senior Executive Management Performance Plan; and (6) approval of the material terms for qualified performance-based compensation under the TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan.

Details of these matters are contained in the accompanying Notice of 2015 Annual Meeting of Shareholders and Proxy Statement. Please read the enclosed information carefully before voting your shares. Voting your shares as soon as possible will ensure your representation at the meeting, whether or not you plan to attend in person.

Thank you for your support.

Sincerely,

Ward J. “Tim” Timken, Jr.

Enclosure

TimkenSteel Corporation

1835 Dueber Ave. S.W.

Canton, OH 44706

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS

The 2015 Annual Meeting of Shareholders of TimkenSteel Corporation will be held on Wednesday, May 6, 2015, at 10:00 a.m. local time, at 1835 Dueber Avenue, S.W., Canton, Ohio 44706, to consider and act on the following matters:

1.	Election of the following Directors to serve a three-year term expiring at the 2018 Annual Meeting: Joseph A. Carrabba, Phillip R. Cox and John P. Reilly;

2.	Ratification of the selection of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2015;

3.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers;

4.	Approval, on an advisory basis, of the frequency of advisory votes on named executive officer compensation;

5.	Approval of the TimkenSteel Corporation Amended and Restated Senior Executive Management Performance Plan; and

6.	Approval of the material terms for qualified performance-based compensation under the TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan.

Shareholders of record of common shares of TimkenSteel Corporation at the close of business on February 13, 2015, are entitled to notice of and to vote at the meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE 2015 ANNUAL MEETING OF SHAREHOLDERS, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR VOTE YOUR SHARES ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE. VOTING INSTRUCTIONS ARE PROVIDED ON THE ENCLOSED PROXY CARD.

March 20, 2015	Frank A. DiPiero
Executive Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting of Shareholders to be held on May 6, 2015: This Proxy Statement and our 2014 Annual Report to Shareholders are available free of charge on the following website: www.ReadMaterial.com/TMST. Directions to the Annual Meeting may be obtained on the investor page on our website at http://investors.timkensteel.com.

TIMKENSTEEL CORPORATION

PROXY STATEMENT

QUESTIONS & ANSWERS

WHAT IS THE PURPOSE OF THIS PROXY STATEMENT?

This Proxy Statement and the accompanying proxy card are being made available to shareholders beginning on or about March 20, 2015, in connection with the Company’s solicitation of proxies for the 2015 Annual Meeting of Shareholders to be held on May 6, 2015, at 10:00 a.m. local time at the corporate offices of the Company at 1835 Dueber Ave. S.W., Canton, Ohio 44706, and at any adjournments and postponements thereof, for the purpose of considering and acting upon the matters specified in the foregoing Notice.

WHAT IS A PROXY?

A proxy is your legal appointment of another person to vote the shares that you own in accordance with your instructions. The person you appoint to vote your shares is also called a proxy. On the proxy card, you will find the names of the persons designated by the Company to act as proxies to vote your shares at the Annual Meeting. The designated proxies are required to vote your shares in the manner you instruct.

WHO CAN VOTE?

Record holders of TimkenSteel Corporation common stock at the close of business on February 13, 2015, (the “Record Date”) are entitled to vote at the meeting. Shareholders are entitled to one vote for each full share held on the Record Date. On that date, there were 44,725,411 of our common shares outstanding.

HOW DO I VOTE?

Registered Holders. If your shares are registered in your name, you may vote in person at the meeting or by proxy. If you decide to vote by proxy, you may do so in any ONE of the following three ways:

By telephone. After reading the proxy materials, you may call the toll-free number 1-888-693-8683, using a touch-tone telephone. You will be prompted to enter your Control Number, which you can find on your Notice of Internet Availability or your proxy card. This number will identify you and the Company. Then you can follow the simple instructions that will be given to you to record your vote. Telephone voting will be available through 6:00 a.m. EDT on May 6, 2015.

Over the Internet. After reading the proxy materials, you may use a computer to access the website www.cesvote.com. You will be prompted to enter your Control Number, which you can find on your Notice of Internet Availability or your proxy card. This number will identify you and the Company. Then you can follow the simple instructions that will be given to you to record your vote. Internet voting will be available through 6:00 a.m. EDT on May 6, 2015.

By mail. After reading the proxy materials, you may vote your shares by marking, signing, dating and returning your proxy card to the Company’s tabulation agent, Corporate Election Services, Inc. (“Corporate Election Services” or “CES”), in the postage-paid envelope provided, or return it to Corporate Election Services, P.O. Box 3200, Pittsburgh, PA 15230. Proxy cards returned by mail must be received by CES by 6:00 a.m. on May 6, 2015, in order for your vote to be recorded.

The Internet and telephone voting procedures have been set up for your convenience and have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.

Whether you choose to vote in person, by telephone, over the Internet or by mail, you can specify whether your shares should be voted for all, some or none of the nominees for Director. You can also specify whether you want to vote for or against, or abstain from voting on, the ratification of

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the selection of our independent auditor, advisory approval of the compensation of the Company’s named executive officers, the approval of the TimkenSteel Corporation Amended and Restated Senior Executive Management Performance Plan and the approval of the material terms for qualified performance-based compensation under the TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan. Finally, you can also specify the frequency with which you prefer the Company to conduct advisory votes to approve the compensation of the Company’s named executive officers.

If you sign, date and return your proxy card but do not specify how you want to vote your shares, your shares will be voted according to the Board’s recommendations as set forth below, and as to any other business as may be properly brought before the 2015 Annual Meeting of Shareholders and any adjournments or postponements thereof, in the discretion of the proxy holders:

Proposal		Board Recommendation

1.	Election of the Board’s three nominees as Directors	For

2.	Ratification of the selection of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2015	For

3.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers	For

4.	Approval, on an advisory basis, of the frequency of advisory votes on named executive officer compensation	1 Year

5.	Approval of the TimkenSteel Corporation Amended and Restated Senior Executive Management Performance Plan	For

6.	Approval of the material terms for qualified performance-based compensation under the TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan	For

401(k) Plan Participants. If you participate in a 401(k) plan sponsored by the Company, including the TimkenSteel Corporation Savings and Investment Pension Plan, the TimkenSteel Corporation Voluntary Investment Pension Plan, or the TimkenSteel Corporation Savings Plan for Certain Bargaining Employees, any shares held for your account in the TimkenSteel Stock Fund of the plan will be voted by the Trustee for the plan, Great West Financial Retirement Plan Services, LLC, according to confidential voting instructions provided by you. You may give your voting instructions to the plan Trustee in any ONE of the three ways set forth above; however, your vote must be received no later than 6:00 a.m. EDT on May 4, 2015. If you do not provide timely voting instructions, your shares will be voted by the Plan Trustee in the same proportion as it votes Plan shares for which it did receive timely instructions.

Beneficial Owners/Nominee Shares. If your shares are held by a broker, bank, trustee or some other nominee, that entity will give you information on how you can vote your shares. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote. Your broker, bank or nominee will provide you with a voting instruction card or some other means for you to use in directing the broker, bank or nominee regarding how to vote your shares. If you do not provide the broker, bank or other nominee with your voting instructions, the broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable New York Stock Exchange rules, brokers have the discretion to vote only on any matters deemed by the New York Stock Exchange to be routine, such as the ratification of the selection of the Company’s independent auditor (Proposal 2 of this Proxy Statement). All other matters identified above (Proposals 1, 3, 4, 5 and 6 of this Proxy Statement), are not considered to be routine matters and your broker will not have discretion to vote on those matters. If you do not provide voting instructions to your broker, your shares will not be voted on any matter for which your broker does not have discretionary authority. When the broker does not vote on a proposal because it is a non-routine item and the broker’s customer has not provided voting instructions, this is referred to as a “broker non-vote.”

In Person Voting. Registered shareholders and beneficial owners of shares held in street name also may vote in person at the Annual Meeting. If you are a registered shareholder and attend the meeting,

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you may deliver your completed proxy card in person. Additionally, written ballots will be available for any shareholder who wishes to vote in person at the meeting. Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a legal proxy from the institution that holds their shares as record owner.

MAY I CHANGE MY VOTE?

You may change your vote after you submit your proxy card by:

•	Sending a written notice addressed to the Secretary of the Company and received prior to the close of business on May 5, 2015, stating that you want to revoke your proxy;

•	Submitting another completed proxy card to the Secretary of the Company that is received prior to the close of business on May 5, 2015, that has a later date than the previously submitted proxy;

•	Entering later-dated telephone or Internet voting instructions prior to 6:00 a.m. EDT on May 6, 2015, which will automatically revoke the earlier proxy; or

•	Attending the Annual Meeting and voting in person. The mere presence of a shareholder at the meeting will not automatically revoke any proxy previously given.

WHO COUNTS THE VOTES?

Corporate Election Services will be responsible for tabulating the results of shareholder voting. CES will submit a total vote only, keeping all individual votes confidential. Representatives of CES will serve as inspectors of election for the 2015 Annual Meeting of Shareholders.

WHAT IS A “QUORUM”?

A quorum is necessary to hold a valid meeting of shareholders. A quorum exists if the holders of record of shares entitled to exercise not less than 50% of the voting power of the Company in respect of any one of the purposes for which the meeting is called are present in person or by proxy. If you vote – including by Internet, telephone, or proxy card – your shares will be counted towards the quorum for the Annual Meeting. Withhold votes for election of Directors, proxies marked as abstentions, and broker non-votes are also treated as present for purposes of determining a quorum.

WHAT VOTE IS NECESSARY TO PASS THE ITEMS OF BUSINESS AT THE ANNUAL MEETING?

If a quorum is present at the Annual Meeting, the three nominees for election as Directors will be elected if they receive a plurality of the votes cast. If you vote, your shares will be voted for election of all of the Board’s Director nominees unless you give instructions to “withhold” your vote for one or more of the nominees. Withhold votes and broker non-votes will not count either in favor of or against the election of a nominee.

The affirmative vote of a majority of the votes cast on the proposal is required for Proposal 2, ratification of the selection of Ernst & Young LLP as the Company’s independent auditor; Proposal 5, approval of the TimkenSteel Corporation Amended and Restated Senior Executive Management Performance Plan; and Proposal 6, approval of the material terms for qualified performance-based compensation under the TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan. In determining whether each of these proposals has received the affirmative vote of a majority of the votes cast on the proposal, abstentions and broker non-votes are not considered votes cast and, therefore, will not count either in favor of or against a proposal.

Shareholder votes on Proposal 3, the compensation of the Company’s named executive officers, and Proposal 4, the frequency with which such votes on named executive officer compensation will be conducted, are advisory in nature and therefore not binding on the Company. Although the approval of named executive officer compensation is an advisory vote, the Board of Directors and the Compensation Committee will consider the affirmative vote of a majority of the votes cast on this proposal as approval of the compensation paid to the Company’s named executive officers. The vote on frequency is also advisory and the Board of Directors and the Compensation Committee will consider the frequency choice receiving the plurality of the votes cast as the shareholders’ selection of the frequency of advisory votes on named executive officer compensation.

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HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

The Company does not know of any business or proposals to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other business is properly brought before the meeting, the signed proxies received from you and other shareholders give the persons voting the proxies the authority to vote on the matter according to their judgment.

WHO IS SOLICITING PROXIES?

The enclosed proxy is being solicited by the Board of Directors of the Company, and the Company will pay the cost of the solicitation.

We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of $17,500, plus reasonable out-of-pocket expenses. Solicitations may be made by any means of communication. It is anticipated that the solicitations will consist primarily of requests to brokers, banks, trustees, nominees and fiduciaries to forward the soliciting material to the beneficial owners of shares held of record by those persons. The Company will reimburse brokers and other persons holding shares for others for their reasonable expenses in sending soliciting material to the beneficial owners.

In addition, certain officers and other employees of the Company may, without extra remuneration, solicit the return of proxies. Solicitations may be made by any means of communication, including by telephone, letter, personal visit, facsimile, electronic mail or other electronic means.

WHEN ARE SHAREHOLDER PROPOSALS DUE FOR THE NEXT ANNUAL MEETING?

We must receive by November 21, 2015, any proposal of our shareholders intended to be presented at the 2016 Annual Meeting of Shareholders and to be included in our proxy materials related to the 2016 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”). Such proposals should be submitted by certified mail, return receipt requested.

A shareholder submitting a proposal outside the processes of Rule 14a-8 in connection with the 2016 Annual Meeting of Shareholders (“Non-Rule 14a-8 Proposals”) must submit written notice of such proposal in accordance with Article I, Sections 12 and 14 of our Code of Regulations. In general, to be timely, a shareholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the date on which the Company held the preceding year’s Annual Meeting of Shareholders. If the date of the 2016 Annual Meeting of Shareholders is scheduled for a date more than 30 days prior to or more than 30 days after the first anniversary of the 2015 Annual Meeting of Shareholders, then a shareholder’s notice must be delivered to our Secretary at our principal executive offices not later than the close of business on the later of the 90th day prior to the 2016 Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of the 2016 Annual Meeting of Shareholders is first made. Our proxy related to the 2016 Annual Meeting of Shareholders will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by us after February 6, 2016.

HOW CAN A SHAREHOLDER OR OTHER INTERESTED PARTY COMMUNICATE WITH THE BOARD OF DIRECTORS?

Shareholders or interested parties may send communications to the Board of Directors, to any standing committee of the Board, or to any Director, in writing c/o TimkenSteel Corporation, Attn: Secretary, 1835 Dueber Avenue S.W., Canton, Ohio 44706. Shareholders or interested parties also may submit questions, concerns or reports of misconduct through the TimkenSteel Helpline at 1-855-754-2921 (anonymously, if so desired). Communications received may be reviewed by the office of the General Counsel to ensure appropriate and careful consideration of the matter.

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PROPOSAL 1

ELECTION OF DIRECTORS

We presently have nine members on our Board of Directors. Our Board is divided into three classes for purposes of election, with three-year terms of office ending in successive years.

The Board of Directors has nominated the following individuals for election as Directors at the 2015 Annual Meeting of Shareholders, to serve for a term of three years expiring at the 2018 Annual Meeting of Shareholders (or until their respective successors are elected and qualified): Joseph A. Carrabba, Phillip R. Cox and John P. Reilly. Each of the nominees currently serves as a Director and has agreed to serve as a Director if elected. Biographical information on each of the nominees and a description of their qualifications to serve as a Director, as well as similar information about other Directors, is set forth on the pages that follow.

If any of the nominees is unable to stand for election, the Board of Directors may designate a substitute. Shares represented by proxies may be voted for the substitute but will not be voted for more than three nominees.

Directors are elected by a plurality of the votes cast. The three nominees receiving the greatest number of votes will be elected.

Pursuant to the Majority Voting Policy of the Board of Directors, any Director who receives a greater number of “withheld” votes than votes “for” his or her election in an uncontested election will submit his or her resignation to the Board of Directors promptly after the certification of the election results. The Board of Directors and the Nominating and Corporate Governance Committee will then consider the resignation in light of any factors they consider appropriate, including the Director’s qualifications and contributions to the Board of Directors, as well as any reasons given by shareholders regarding why they withheld votes from the Director. The Board of Directors is required to determine whether to accept or reject the tendered resignation within 90 days following the election and to promptly disclose its decision, as well as the reasons for rejecting any tendered resignation, if applicable.

Holders of TimkenSteel common shares are entitled to cast one vote for each share held on the Record Date for the Annual Meeting for up to three nominees for Director. A shareholder may not cumulate his or her shares in voting for Director nominees. What this means is that, for example, a shareholder who owns 100 TimkenSteel common shares may vote 100 shares for each of three nominees. The shareholder may not, however, vote more than 100 shares for any one nominee, nor vote for more than three nominees.

Shares represented by proxy will be voted FOR these nominees unless you specify otherwise in your voting instructions.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE NOMINEES.

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BOARD OF DIRECTORS

Set forth on the following pages is biographical information for each of the nominees for election and the other continuing Directors with unexpired terms of office, and a description of the skills and qualifications that led the Board to conclude that each such person should serve as a Director of the Company. All information is given as of February 13, 2015, unless otherwise indicated.

NOMINEES FOR ELECTION

TO SERVE A THREE-YEAR TERM EXPIRING AT THE 2018 ANNUAL MEETING OF SHAREHOLDERS

Joseph A. Carrabba

Term:	Expires in 2015; Director since 2014.

Business Experience and Director Qualifications:	Mr. Carrabba served as the Chairman, President and Chief Executive Officer of Cliffs Natural Resources Inc., an international mining and natural resources company, until his retirement in 2013. Prior to joining Cliffs Natural Resources in 2005, Mr. Carrabba served for over 20 years in a variety of leadership capacities at Rio Tinto, a global mining company, at locations worldwide, including the United States, Asia, Australia, Canada and Europe.

Having served as Chairman, President and Chief Executive Officer of a large, global, mining and exploration public company (which is a major supplier to many of the world’s largest steel companies), and having served on the Board and as Chairman of the American Iron and Steel Institute from 2012 to 2013, Mr. Carrabba has a deep understanding of the global steel industry and the raw material supply chain, and provides the Board with an important perspective regarding TimkenSteel’s business.

Other Directorships:	Mr. Carrabba has been a Director of Newmont Mining Corporation since 2007, a Director of KeyCorp since 2009, a Director of Aecon Group lnc. since 2013 and a Director of Niocorp Developments Ltd. since 2014. Mr. Carrabba formerly was a Director of Cliffs Natural Resources from 2006 through November 2013 and of the American lron and Steel Institute from 2006 to 2013.

Committees:	Compensation Committee and Nominating and Corporate Governance Committee.

Age:	62

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Phillip R. Cox

Term:	Expires in 2015; Director since 2014.

Business Experience and Director Qualifications:	Mr. Cox has been President and Chief Executive Officer of Cox Financial Corporation, a financial services company that he founded, for over 35 years.

Mr. Cox provides guidance to our Board based on his extensive knowledge of finance, investments and capital markets. Mr. Cox brings the perspective of a member of several corporate boards, including as non-executive Chairman and a member of the Audit and Finance, Governance and Nominating and Compensation Committees of Cincinnati Bell Inc., Chairman of the Compensation Committee and member of the Investment Committee of Diebold, Incorporated and previously as a member of the Audit and Nominating and Corporate Governance Committees of The Timken Company.

Other Directorships:	As noted, Mr. Cox is currently non-executive Chairman of Cincinnati Bell, where he has served as a Director since 1993. He also has served as a Director of Touchstone Mutual Funds since 1994 and Diebold since 2005. Previously, Mr. Cox served as a Director of The Timken Company from 2004 to 2014.

Committees:	Audit Committee and Compensation Committee.

Age:	67

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John P. Reilly

Term:	Expires in 2015; Director since 2014.

Business Experience and Director Qualifications:	Mr. Reilly served as the Chairman, President and Chief Executive Officer of Figgie International, an international diversified operating company, until 1998. He has more than 30 years of experience in the automotive industry, where he served as President and Chief Executive Officer of several automotive suppliers, including Stant Corporation and Tenneco Automotive. He also held leadership positions at Chrysler Corporation and Navistar International and served as President of Brunswick Corporation.

Mr. Reilly brings to our Board the benefits of his extensive automotive industry experience and provides the Board with valuable insight in a significant market for the Company. Based on his 40 years of successful executive leadership with Figgie International, Stant Corporation and Tenneco Automotive, Mr. Reilly is also able to help guide the Board in making strategic and business decisions. Mr. Reilly brings his perspective as non-executive Chairman of two corporate boards, as well as a member of the Compensation Committee of Exide Technologies, a former member of the Audit Committee of Material Sciences Corporation, and as a member of the Audit and Compensation Committees of The Timken Company.

Other Directorships:	Mr. Reilly serves as a Director and non-executive Chairman of Exide Technologies, having served on the company’s Board since 2004. Mr. Reilly also currently serves as a Director of The Timken Company, where he has served as a member of the Board of Directors since 2006. Mr. Reilly previously served as a Director of Material Sciences Corporation from 2004 to 2014.

Committees:	Nominating and Corporate Governance Committee (Chair) and Audit Committee.

Age:	71

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CONTINUING DIRECTORS

Diane C. Creel

Term:	Expires in 2016; Director since 2014.

Business Experience and Director Qualifications:	Ms. Creel served as Chairman, Chief Executive Officer and President of Ecovation Inc., a subsidiary of Ecolab Inc., a waste stream technology company using patented technologies, until her retirement in 2008. Prior to Ecovation, Ms. Creel was Chairman, Chief Executive Officer and President of Earth Tech, Inc. from 1992 to 2003.

Ms. Creel brings our Board the benefits of her deep experience as a senior executive and Board member of several industrial companies. Ms. Creel’s expertise in engineering, construction and green technology provides a key industry perspective to the Board. She also has experience in mergers and acquisitions, which serves the Board well when evaluating organic and inorganic growth opportunities. Ms. Creel brings the perspective of a member of several boards, including as Lead Independent Director as well as Chair of the Nominating and Governance Committee and member of the Finance and Personnel and Compensation Committees of Allegheny Technologies Incorporated, a member of the Audit and Risk Management, Compensation and Human Resources and Nominating and Corporate Governance Committees of Enpro Industries, Inc., and, previously, as a member of the Audit and Compensation Committees of The Timken Company.

Other Directorships:	Ms. Creel has served as a Director of Allegheny Technologies Incorporated since 1996 and Enpro Industries, Inc. since 2009. Ms. Creel was formerly a Director of Goodrich Corporation until 2012 and of URS Corporation and The Timken Company until 2014.

Committees:	Compensation Committee (Chair) and Nominating and Corporate Governance Committee.

Age:	66

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Randall H. Edwards

Term:	Expires in 2017; Director since 2015.

Business Experience and Director Qualifications:	Mr. Edwards has been President and Chief Operating Officer of Premier Pipe, LLC, a leader in the supply and management of engineered premium oil country tubular goods, since 2014. Previously, he was president of NOV Grant Prideco, a leading supplier of oil field drill stem components, from 1999 to 2014. He began his career at Wilson Supply, where he managed oil country tubular goods and the company’s drill pipe product line.

Mr. Edwards brings to the Board expertise in the oil and gas industry, with a deep understanding of that market’s supply chain, including the steel mills supporting it. This expertise, together with Mr. Edwards’ experience overseeing global operations, will provide the Board with valuable market expertise and enable Mr. Edwards to make significant contributions to the Board.

Other Directorships:	None.

Committees:	Nominating and Corporate Governance Committee.

Age:	56

Donald T. Misheff

Term:	Expires in 2016; Director since 2014.

Business Experience and Director Qualifications:	Mr. Misheff was managing partner of the northeast Ohio offices of Ernst & Young LLP, a public accounting firm, from 2003 until his retirement in 2011. He began his career at Ernst & Young in 1978, and has had more than 30 years of experience in taxation and in performing, reviewing and overseeing the audits of financial statements of a wide range of public companies and advising those companies on financial and corporate governance issues.

Mr. Misheff’s perspective from service on numerous community boards and other public company boards (including Aleris, which is a global company focused on the production and sale of aluminum rolled and extruded products, recycled aluminum and specifications alloy manufacturing), coupled with his extensive financial, tax and corporate governance experience, provides him with the experience and qualifications to make significant contributions to the TimkenSteel Board.

Other Directorships:	Mr. Misheff has been a member of the Board of Directors of FirstEnergy Corp. since 2012, and of Aleris Corporation since 2013.

Committees:	Audit Committee (Chair) and Nominating and Corporate Governance Committee.

Age:	58

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Ronald A. Rice

Term:	Expires in 2016; Director since 2015.

Business Experience and Director Qualifications:	Mr. Rice has been President and Chief Operating Officer of RPM International Inc., which owns subsidiaries that manufacture specialty coatings, sealants and building materials, and provide related services for industrial and consumer markets globally, since 2008. Prior to his current role, Mr. Rice held a variety of increasingly responsible positions with RPM from 1995 to 2008. He began his career with The Wyatt Company, an actuarial consulting firm, known today as Towers Watson, in 1985.

Mr. Rice brings to the Board expertise in key functional areas at industrial companies, having nearly 30 years of experience in strategy, corporate governance, risk management, administration, employee benefits and executive compensation. This expertise will provide the Board with a valuable and unique perspective and enable Mr. Rice to make significant contributions to the Board.

Other Directorships:	None.

Committees:	Compensation Committee.

Age:	52

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Ward J. Timken, Jr.

Term:	Expires in 2017; Director since 2014.

Business Experience and Director Qualifications:	Mr. Timken is the Chairman, Chief Executive Officer and President of TimkenSteel Corporation, a role he assumed in connection with the spinoff of TimkenSteel from The Timken Company in June 2014. Prior to being named as TimkenSteel’s Chairman, CEO and President, Mr. Timken served as a Director of The Timken Company beginning in 2002 (a position which he still holds) and as Chairman of the Board of Directors of The Timken Company from 2005 until mid-2014. Previously, Mr. Timken was President of The Timken Company’s steel business from 2004 to 2005, Corporate Vice President of The Timken Company from 2000 to 2003 and held key leadership positions in The Timken Company’s European and Latin American businesses from 1992 to 2000. Prior to joining The Timken Company, Mr. Timken opened and managed the Washington, D.C. office of McGough & Associates, a Columbus, Ohio-based government affairs consulting firm.

Mr. Timken provides TimkenSteel’s Board of Directors with relevant experience from having served in several key leadership positions during his previous tenure with The Timken Company. As President of the steel business at The Timken Company, Mr. Timken led the business to record levels of profitability, and as Corporate Vice President, he was responsible for strategy development, including leading The Timken Company’s diversification efforts in its Process Industries segment. Mr. Timken’s broad-based experience, along with his deep understanding of the global industry dynamics across TimkenSteel’s markets, allow him to play a key role in all matters involving TimkenSteel’s Board of Directors.

Other Directorships:	Mr. Timken also is a member of the Board of Directors of The Timken Company, where he has served since 2002, and Pella Corporation, where he has served since 2008.

Committees:	None.

Age:	47

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Randall A. Wotring

Term:	Expires in 2017; Director since 2014.

Business Experience and Director Qualifications:	Mr. Wotring is Group President, Management Services of AECOM Technology Corporation, a premier, fully integrated infrastructure and support services firm and the largest engineering design firm in the world, a position he has held since October 2014. Mr. Wotring previously served as Corporate Vice President and President of the Federal Services division of URS Corporation from 2004 until October 2014 when URS was acquired by AECOM.

Mr. Wotring is a seasoned executive with more than 30 years of operational experience managing engineering and technical services, much of which involved government and international customers. Mr. Wotring’s understanding of the challenges inherent in global growth, coupled with his experience with mergers and acquisitions, enables him to provide valuable contributions to the Board in connection with the execution of TimkenSteel’s growth strategies.

Other Directorships:	None.

Committees:	Audit Committee and Compensation Committee.

Age:	58

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BOARD OF DIRECTORS INFORMATION

MEETINGS AND COMMITTEES

The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. During the period from the spinoff of the Company from The Timken Company (which was effective on June 30, 2014) through year-end 2014, there were three meetings of the Board of Directors, four meetings of its Audit Committee, two meetings of its Compensation Committee and two meetings of its Nominating and Corporate Governance Committee. All Directors attended 75% or more of the aggregate number of meetings of the Board and its committees on which they served. It is our policy that all members of the Board of Directors attend the Annual Meeting of Shareholders, and we expect that all members will attend our first Annual Meeting on May 6, 2015. The independent Directors met separately in executive session without management present in each of the Board meetings in 2014, and intends to meet separately in executive sessions without management present at least quarterly in conjunction with regularly scheduled meetings of the Board of Directors in 2015 and thereafter.

AUDIT COMMITTEE

We have a standing Audit Committee that has oversight responsibility with respect to our independent auditor and the integrity of our financial statements. The Audit Committee is composed of Donald T. Misheff (Audit Committee Chairman), Phillip R. Cox, John P. Reilly and Randall A. Wotring. Our Board of Directors has determined that each member of the Audit Committee is financially literate and independent as defined in the listing standards of the New York Stock Exchange and the rules of the SEC. Our Board of Directors also has determined that Donald T. Misheff qualifies as the Audit Committee financial expert.

The Board of Directors, as constituted before the spinoff of the Company from The Timken Company, adopted a written Audit Committee charter, which was reviewed and amended by the Company’s Audit Committee after the spinoff. A current copy of the Audit Committee charter is available on the Company’s website at www.timkensteel.com and in print to any shareholder who requests a copy. All requests must be made in writing, addressed to TimkenSteel Corporation, Attn: Secretary, 1835 Dueber Ave. S.W., Canton, Ohio 44706. The Audit Committee will review and reassess its charter annually.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management and our independent auditor the audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The Audit Committee also has discussed with our independent auditor the matters required to be discussed pursuant to Statement on Auditing Standards No. 16 “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received and reviewed the written disclosure and the letter from our independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, has discussed with our independent auditor such independent auditor’s independence, and has considered the compatibility of non-audit services with the auditor’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC.

Donald T. Misheff (Audit Committee Chairman)

Phillip R. Cox

John P. Reilly

Randall A. Wotring

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COMPENSATION COMMITTEE

We have a standing Compensation Committee that establishes and administers our policies, programs and procedures for compensating our senior management and Board of Directors. Members of the Compensation Committee are Diane C. Creel (Compensation Committee Chairperson), Joseph A. Carrabba, Phillip R. Cox, Ronald A. Rice and Randall A. Wotring. Our Board of Directors has determined that all members of the Compensation Committee are independent as defined in the listing standards of the New York Stock Exchange and that no member of the Compensation Committee has any relationship to the Company that is material to his or her ability to be independent from management in connection with the duties of a member of the Compensation Committee. Each member of the Committee is also a “non-employee director” for purposes of Section 16 of the Exchange Act, and is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

The Compensation Committee has adopted a written charter, which was reviewed and assessed by the Compensation Committee in 2014 after the completion of the spinoff of the Company from The Timken Company, and will be reviewed and reassessed annually going forward. A current copy of the Compensation Committee charter is available on the Company’s website at www.timkensteel.com and in print to any shareholder who requests a copy. All requests must be made in writing, addressed to TimkenSteel Corporation, Attn: Secretary, 1835 Dueber Ave. S.W., Canton, Ohio 44706.

With the guidance and approval of the Compensation Committee, we have developed compensation programs for our executive officers, including the CEO and the other executive officers named in the Summary Compensation Table, that are intended to align the interests of our executives, shareholders and communities; reward executives for sustained, strong business and financial results; and enable us to attract, retain and motivate the best talent.

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of the Executive Vice President – Human Resources and Organizational Advancement. The meetings are regularly attended by the Chairman, CEO and President, the Executive Vice President - Human Resources and Organizational Advancement, the Executive Vice President and Chief Financial Officer, the Executive Vice President & General Counsel and the Vice President, Total Rewards. At each meeting, the Compensation Committee meets in executive session. The Chairperson of the Compensation Committee reports the Committee’s actions regarding compensation of executive officers to the full Board of Directors. Our Human Resources and Organizational Advancement department supports the Compensation Committee in its duties and may be delegated certain administrative duties in connection with our compensation programs. The Compensation Committee has the sole authority to retain and terminate compensation consultants to assist in the evaluation of Director or executive officer compensation and the sole authority to approve the fees and other retention terms of any compensation consultants. The Compensation Committee has engaged Towers Watson, an independent executive compensation consultant, to analyze our executive compensation structure and plan designs, to assess whether the compensation program is competitive and supports the Compensation Committee’s goal to align the interests of executive officers with those of shareholders, and, from time-to-time, to review the total compensation of Directors. Towers Watson also provides market data directly to the Compensation Committee, which the Compensation Committee references when determining compensation for executive officers. Additional information regarding the Committee’s engagement of Towers Watson, including a discussion of the Committee’s assessment of the independence of Towers Watson and fees paid to Towers Watson, is available in the Compensation Discussion & Analysis under the caption “Role of the Compensation Consultant.”

As noted above, the Compensation Committee engaged Towers Watson in 2014 to review Director compensation, and intends to engage Towers Watson and/or other consultants periodically to conduct reviews of total Director compensation, to enable the Committee to recommend to the full Board of Directors changes in Director compensation that will enhance our ability to attract and retain qualified Directors.

The Compensation Committee also plays an active role in our executive officer succession planning process. The Compensation Committee meets regularly with senior management to ensure that an effective succession process is in place and to discuss potential successors for executive officers.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is, or was during fiscal 2014, an officer or employee of the Company or was formerly an officer or employee of the Company. No executive officer of the Company serves or served on the compensation committee or board of directors of any company where any member of the Compensation Committee of the TimkenSteel Corporation Board of Directors is, or was during fiscal 2014, an executive officer.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) for the year ended December 31, 2014, with our management. Following and based on the review and discussion referred to above, the Compensation Committee recommended to our Board of Directors, and our Board approved, the inclusion of the CD&A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and this Proxy Statement for filing with the SEC.

Diane C. Creel (Compensation Committee Chairperson)

Joseph A. Carrabba

Phillip R. Cox

Ronald A. Rice

Randall A. Wotring

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

We have a standing Nominating and Corporate Governance Committee that is responsible for, among other things, evaluating new Director candidates and incumbent Directors and recommending Directors to serve as members of our Board committees. Members of the Nominating and Corporate Governance Committee are John P. Reilly (Nominating and Corporate Governance Committee Chairman), Joseph A. Carrabba, Diane C. Creel, Randall H. Edwards and Donald T. Misheff. Our Board of Directors has determined that all members of the Nominating and Corporate Governance Committee are independent as defined in the listing standards of the New York Stock Exchange.

Director candidates recommended by our shareholders will be considered in accordance with the criteria outlined below. In order for a shareholder to submit a recommendation, the shareholder must deliver a communication by registered mail or in person to the Nominating and Corporate Governance Committee, c/o TimkenSteel Corporation, Attn: Secretary, 1835 Dueber Ave. S.W., Canton, Ohio 44706. Such communication should include the proposed candidate’s qualifications, any relationship between the shareholder and the proposed candidate, and any other information that the shareholder would consider useful for the Nominating and Corporate Governance Committee to consider in evaluating such candidate.

A shareholder who wishes to nominate a person for election as a Director must provide written notice to our Secretary in accordance with the procedures specified in Article I, Sections 13 and 14 of our Code of Regulations. In general, to be timely, the written notice must be delivered and received by our Secretary at our principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the date on which the Company held the preceding year’s Annual Meeting of Shareholders. If the date of the Annual Meeting of Shareholders is scheduled for a date more than 30 days prior to or more than 30 days after the first anniversary of the preceding year’s Annual Meeting of Shareholders, then a shareholder’s notice must be delivered to our Secretary at our principal executive offices not later than the close of business on the later of the 90th day prior to the Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of the Annual Meeting of Shareholders is first made. The notice must provide certain information required by the Code of Regulations, including but not limited to (a) biographical and share ownership information of the shareholder (and certain affiliates), (b) descriptions of any material interests of the shareholder (and certain affiliates) in the nomination and any arrangements between the shareholder (and certain affiliates) and another person or entity with respect to the nomination, (c) biographical and employment information of each nominee, and (d) a brief description of any arrangement or understanding between each individual proposed as a nominee and any other person pursuant to which the individual was selected as a nominee.

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The Nominating and Corporate Governance Committee expects to utilize a variety of sources to identify possible Director candidates, including professional associations and Board member recommendations. In recommending candidates, the Nominating and Corporate Governance Committee considers the qualifications of candidates such as business experience and other attributes and skills, including high standards of integrity and ethical behavior, which qualify the candidate to serve as a Director of the Company in light of the Company’s business and structure. The Nominating and Corporate Governance Committee also may consider such other elements as it deems appropriate, consistent with the factors in the Company’s Corporate Governance Guidelines, including whether the candidate enhances the diversity of the Board. Such diversity includes professional background and capabilities, knowledge of specific industries and geographic experience, as well as the more traditional diversity concepts of race, gender and national origin. The Nominating and Corporate Governance Committee also is responsible for reviewing the qualifications of, and making recommendations to the Board of Directors for, Director nominations submitted by our shareholders. The Committee will consider all potential candidates in the same manner regardless of the source of recommendation.

The Nominating and Corporate Governance Committee also plans for Director succession. The Committee will periodically review the appropriate size of the Board. In the event that vacancies are anticipated, or otherwise arise, the Committee will consider potential Director candidates. As part of this process, the Committee will assess the skills and attributes of our Board as a whole and of each individual Director and evaluate whether prospective candidates possess complementary skills and attributes that would strengthen our Board.

The Nominating and Corporate Governance Committee has adopted a written charter, which was reviewed and assessed by the Committee in 2014 after the completion of the spinoff of the Company from The Timken Company, and will be reviewed and reassessed annually going forward. A current copy of the Nominating and Corporate Governance Committee charter is available on the Company’s website at www.timkensteel.com and in print to any shareholder who requests a copy. All requests must be made in writing, addressed to TimkenSteel Corporation, Attn: Secretary, 1835 Dueber Ave. S.W., Canton, Ohio 44706.

DIRECTOR COMPENSATION

CASH COMPENSATION

Each non-employee Director is paid at an annual rate of $80,000 for services as a Director. An additional annual fee of $20,000 is paid to the Lead Director. In addition to base compensation, the following annual fees are paid for service on a committee of our Board of Directors.

Committee	Chairperson Fee	Member Fee
Audit	$ 30,000	$ 15,000
Compensation	$ 17,500	$ 7,500
Nominating & Corporate Governance	$ 17,500	$ 7,500

Because the Company only began operating as an independent company following the spinoff on June 30, 2014, each Director (other than Messrs. Edwards and Rice who were first elected to the Board in January 2015) was paid one-half of the annual fees payable for service on the Board and committees on which he or she served for 2014. Additionally, Mr. Reilly received one-half of the annual fee for his service as Lead Director in 2014.

Directors who are also our employees are not paid any additional compensation for serving as Directors.

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STOCK COMPENSATION

Following the spinoff of TimkenSteel on June 30, 2014, each Director of TimkenSteel at that time was awarded an initial grant of common shares of TimkenSteel under the TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan, with an approximate target value of $120,000. These shares were awarded on August 6, 2014. Going forward, we anticipate that each non-employee Director serving at the time of our Annual Meeting of Shareholders will receive a grant of our common shares with an approximate target value of $120,000 following the meeting.

The common shares granted to a Director are required to be held for as long as the Director remains on the Board of Directors of TimkenSteel.

The Compensation Committee of the Board of Directors has adopted share ownership guidelines that require non-employee Directors to own 8,000 common shares. As of February 13, 2015, Mr. Cox and Mr. Reilly had met their ownership requirements.

COMPENSATION DEFERRAL

Any Director may elect to defer the receipt of all or a specified portion of his or her cash and/ or stock compensation in accordance with the provisions of the TimkenSteel Corporation Director Deferred Compensation Plan. Pursuant to the plan, cash fees can be deferred and paid at a future date requested by the Director. The amount will be adjusted based on investment crediting options, which include interest earned quarterly at a rate based on the prime rate plus one percent or the total shareholder return of our common shares, with amounts paid either in a lump sum or in installments in cash. Stock compensation can be deferred to a future date and paid either in a lump sum or installments and is payable in shares plus an amount representing dividend equivalents during the deferral period.

2014 DIRECTOR COMPENSATION TABLE

The following table provides details of non-employee Director compensation in 2014:

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Total

Joseph A. Carrabba	$ 47,500	$119,930	$167,430

Phillip R. Cox	$ 51,250	$119,930	$171,180

Diane C. Creel(3)	$ 52,500	$119,930	$172,430

Donald T. Misheff	$ 58,750	$119,930	$178,680

John P. Reilly	$ 66,250	$119,930	$186,180

Randall J. Wotring	$ 51,250	$119,930	$171,180

(1)	Ward J. Timken, Jr., Chairman, Chief Executive Officer and President, is not included in this table as he is an employee of the Company and receives no additional compensation for his services as a Director. Randall H. Edwards and Ronald A. Rice are not included in this table as neither served as a Director in 2014.

(2)	The amount shown for each Director is the grant date fair value of the award of 2,680 common shares made on August 6, 2014, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. These awards vested upon grant.

(3)	As of December 31, 2014, no Director other than Ms. Creel had any outstanding options or unvested restricted shares of the Company. Ms. Creel held 600 unvested restricted shares, which are scheduled to vest in three equal installments on August 6, 2015, August 6, 2016, and August 6, 2017.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors has adopted the TimkenSteel Corporation Corporate Governance Guidelines. These guidelines outline the responsibilities of the Board of Directors, Director selection criteria and procedures, Board composition criteria and various policies and procedures designed to ensure effective and responsive governance. The TimkenSteel Corporation Corporate Governance Guidelines are reviewed annually by the Nominating and Corporate Governance Committee and are available on our website at www.timkensteel.com and in print to any shareholder who requests a copy. All requests must be made in writing, addressed to TimkenSteel Corporation, Attn: Secretary, 1835 Dueber Ave. S.W., Canton, Ohio 44706.

CODE OF ETHICS

Each of our employees and Directors is required to comply with the TimkenSteel Corporation Code of Conduct, a code of business conduct and ethics adopted by the Company. Ethics and integrity, defined by the principles of honesty, fairness, respect and responsibility, are core values of the Company. The TimkenSteel Corporation Code of Conduct sets forth policies covering a broad range of subjects, including antitrust and competition, corruption and bribery, conflicts of interest, inside information, accurate financial records, harassment, environmental health and safety and intellectual property, among other matters, and requires strict adherence to laws and regulations applicable to the Company’s business. Any waiver of the Code of Conduct for executive officers or Directors may be made only by the Board of Directors or the Nominating and Corporate Governance Committee of the Board, and will be disclosed promptly in accordance with applicable law and rules of the New York Stock Exchange. The TimkenSteel Corporation Code of Conduct is reviewed annually by the Nominating and Corporate Governance Committee and is available on our website at www.timkensteel.com and in print to any shareholder who requests a copy. All requests must be made in writing, addressed to TimkenSteel Corporation, Attn: Secretary, 1835 Dueber Ave. S.W., Canton, Ohio 44706.

DIRECTOR INDEPENDENCE

The Board of Directors has adopted the independence standards of the New York Stock Exchange listing requirements for determining the independence of Directors. After consideration of all relevant facts and circumstances, including each individual’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships with the Company, the Board has determined that the following Directors meet those independence standards and that each of these individuals is independent and free of any material relationships with the Company other than as established through his or her service as a Director of the Company: Joseph A. Carrabba, Phillip R. Cox, Diane C. Creel, Randall H. Edwards, Donald T. Misheff, John P. Reilly, Ronald A. Rice and Randall A. Wotring. With respect to Mr. Reilly, who also is a member of the board of directors of The Timken Company, the Board determined that his service on the board of directors of The Timken Company does not impair his independence after giving consideration to the continuing commercial and other relationships between the companies following the spinoff. As discussions arise regarding transactions or other matters between TimkenSteel and The Timken Company, Mr. Reilly has not and will not participate in such discussions or any related Board approvals.

BOARD LEADERSHIP STRUCTURE

Our Board of Directors is led by Chairman Ward J. Timken, Jr. In addition, John P. Reilly was appointed as Lead Director immediately preceding the separation of TimkenSteel from The Timken Company.

The Chairman oversees the planning of the annual Board of Directors’ calendar and, in consultation with the other Directors, schedules and sets the agenda for meetings of the Board of Directors and leads the discussions at such meetings. In addition, the Chairman provides guidance and oversight to other members of management, helps with the formulation and implementation of our strategic plans and acts as the Board of Directors’ liaison to the rest of management. In this capacity, the Chairman is actively engaged on significant matters affecting TimkenSteel. The Chairman also will lead our Annual Meetings of Shareholders and perform such other functions and responsibilities as requested by the Board of Directors from time to time.

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The Lead Director’s duties include: (a) developing agendas for, and presiding over, the executive sessions of the independent Directors; (b) reporting the results of the executive sessions to the CEO and Chairman; (c) providing feedback as required to the other Directors on the issues discussed with the CEO and Chairman; (d) serving as a liaison between the independent Directors and the Chairman and CEO; (e) presiding at all meetings of the Board at which the Chairman is not present; (f) approving information sent to the Board; (g) approving agendas for Board meetings; (h) approving Board meeting schedules to ensure that there is sufficient time for discussion of all agenda items; (i) calling meetings of the independent Directors; and (j) ensuring that he is available for consultation and direct communications with major shareholders as appropriate.

RISK OVERSIGHT

The Audit Committee coordinates with and assists the Board of Directors in overseeing the Company’s management of risk, including the Company’s processes for identifying, reporting and managing risks. The Audit Committee discusses guidelines and policies with respect to risk assessment and risk management to assess and manage the Company’s exposure to risk. In particular, the Committee will review and discuss the guidelines and policies that govern the process by which the CEO and senior management of the Company assess and manage risks, and will discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control these exposures. Where the Board of Directors, directly or through another committee of the Board, has processes in place to manage non-financial risks, the Audit Committee will review such risk management processes in a general manner. The Board believes that this approach, supported by our senior leadership structure, provides appropriate checks and balances against undue risk taking.

RELATED PARTY TRANSACTIONS APPROVAL POLICY

Our Directors and executive officers are subject to the TimkenSteel Corporation Code of Conduct, which requires that an employee or Director act in the best interests of the Company and avoid actual or potential conflicts of interest. In order to fulfill this duty, employees and Directors must avoid situations in which their actions or loyalties are, or appear to be, divided. While not every situation can be identified in a written policy, our Code of Conduct does specifically prohibit the following situations:

•	holding a significant financial interest or directorship in one of our customers, competitors or suppliers;

•	entering into personal transactions with our customers or suppliers on terms other than those generally available to the public or our Company’s employees;

•	investing in customers, suppliers or competitors that are not publicly traded;

•	making or receiving a loan or credit from any of the Company’s customers, competitors or suppliers or from a director, officer or employee of a customer, competitor or supplier, other than in the ordinary course of our Company’s business;

•	giving or receiving gifts, gratuities or entertainment except to the extent they are customary, of nominal value and not intended to influence a business decision;

•	taking personal advantage of corporate opportunities that the Company might be interested in pursuing;

•	using the Company’s assets for personal gain;

•	using the Company’s property other than in connection with our business; and

•	conducting business with or supervising family members or friends.

Pursuant to the Code of Conduct, requests for waivers of the Code of Conduct, including but not limited to waivers of any potential or actual conflict of interest, must be submitted to and approved by the General Counsel. Any requested waivers of the Code of Conduct for Directors or executive officers may be made only by the Board of Directors or the Nominating and Corporate Governance Committee of the Board. Any of these waivers for Directors or executive officers will be disclosed promptly in accordance with applicable law and the rules of the New York Stock Exchange. The Nominating and Corporate Governance Committee also is responsible for reviewing and, if appropriate, approving or ratifying any related-party transaction required to be disclosed under Item 404(a) of Regulation S-K.

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COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

At TimkenSteel, we believe in rewarding employees, including our named executive officers (NEOs), for helping us achieve our corporate goals, delivering exceptional performance and building shareholder value. In this spirit, we designed our executive compensation programs to align the interests of our executives and shareholders, reward leaders for strong business results and attract, retain and motivate the best talent in the industry. The following chart highlights the key considerations behind the development, review and approval of the compensation for our executive officers named in the 2014 Summary Compensation Table:

Objectives	Philosophy

Our executive compensation program is designed to:	Our executive compensation philosophy is built on the following principles:

✓ Align the interests of our executives, shareholders and communities ✓ Reward executives for sustained, strong business and financial results ✓ Attract, retain and motivate the best talent

✓    Recognize that people are our strongest asset

✓    Reward results linked to short-, medium- and long-term performance (pay-for-performance)

✓    Position pay affordably and competitively in the marketplace

✓    Drive a focus on increasing shareholder value

Important Information to Know When Reading this Proxy Statement

On June 30, 2014, we successfully completed the spinoff of TimkenSteel Corporation (TimkenSteel) from The Timken Company (Timken) and began our journey as an independent, publicly-traded company. In order to provide a full-year view of our named executive officers’ compensation, this Compensation Discussion & Analysis (CD&A) and the related compensation tables include information regarding compensation paid to our named executive officers and compensation decisions made by Timken prior to the spinoff of TimkenSteel. This CD&A also includes information regarding Timken’s performance from January 1, 2014, until the spinoff on June 30, 2014, for our current named executive officers. As we move forward as an independent company, TimkenSteel will consider shareholder input, including the advisory “say-on-pay” vote, as it evaluates the design of our executive compensation programs and the specific compensation decisions for each of our NEOs.

The following individuals have been determined to be the NEOs of TimkenSteel for 2014, some of whom were also Timken NEOs prior to the spinoff:

•  Ward J. Timken, Jr., Chairman, CEO & President
In his former role as Timken’s Chairman of the Board of Directors, Mr. Timken served as an executive officer of Timken from January 1, 2014, through May 2014 when he assumed the role of TimkenSteel’s Chairman, CEO and President.

•  Christopher J. Holding, Executive Vice President & Chief Financial Officer
Mr. Holding was formerly Timken’s Senior Vice President of Tax and Treasury, but was not a named executive officer of Timken.

•  Donald L. Walker, Executive Vice President, Human Resources & Organizational Advancement
Mr. Walker formerly held the same role at Timken.

•  Frank A. DiPiero, Executive Vice President, General Counsel & Secretary
Timken hired Mr. DiPiero for this role in February 2014, prior to which he was not associated with Timken.

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2014 PERFORMANCE

Pre-Spinoff Timken Performance: January 1, 2014 – June 30, 2014

Despite a slow-growth market environment, Timken, which included the steel business, ended the first half of 2014 with earnings per diluted share of $1.58, reflecting stronger demand in Process Industries and Steel and the benefit of acquisitions offset by lower shipments in Mobile Industries. As a result of Timken’s performance in the first half of the year, the Annual Incentive Award (APA) plan in place from January 1 – June 30, 2014 paid above target levels. As described on pages 41-43, the 2012-2014 strategic performance share award and first half of the truncated 2013-2015 strategic performance share award paid below target levels, reflecting results that fell short of expectations for these performance periods.

Post-Spinoff TimkenSteel Performance: July 1, 2014 – December 31, 2014

As of July 1, 2014, TimkenSteel was an independent company. TimkenSteel ended 2014 in a strong financial position with sales of $842.5 million and earnings per diluted share of $0.92 for the six-month period ending December 31, 2014. These results were achieved, in part, by increased demand in the energy and industrial market sectors, which served as a primary driver for growth.

Since becoming an independent company, we have focused on executing our strategy and implementing our unique business model, leveraging our recent capital investments. Additionally, we remain committed to driving shareholder value by selling into more profitable niche markets and leveraging all of our resources and manufacturing capabilities with strong structural performance.

As a result of our performance in the second half of the year, the annual incentive plan in place from July 1 – December 31, 2014, paid above target levels. Overall, executive compensation for 2014 was consistent with our compensation objectives and reflects our operating performance, demonstrating our commitment as a new organization to reward our executives for the high performance they deliver.

2014 COMPENSATION DECISIONS AND ACTIONS

Factors Guiding Our Decisions

Because our Company was an independent organization for only half of the year, many of the decisions affecting 2014 compensation were made by Timken. Timken’s Compensation Committee and the interim TimkenSteel Board of Directors defined the executive compensation philosophy for TimkenSteel prior to the spinoff, and the newly-formed TimkenSteel Board of Directors reviewed and affirmed this philosophy in August 2014. Following a review of Timken’s compensation programs and practices, also in August 2014, the TimkenSteel Board of Directors elected to uphold our former parent company’s compensation philosophy as we establish our identity as an independent company.

The following factors guided the compensation decisions for 2014:

•  Executive compensation program objectives and philosophy

•  Financial performance

•  The spinoff from our former parent company

•  Recommendations of the Chairman, CEO & President for other NEOs

•  Assessment of risk management, including avoidance of unnecessary or excessive risk taking to ensure long-term stockholder value

•  Advice of independent outside compensation consultant

•  Market pay practices provided by external executive compensation data, studies and trends

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Key 2014 Compensation Decisions (see pages 34-43 for details)	Compensation decisions for 2014, including base salary adjustments and long-term incentive grants, took into account the significant changes expected to occur as a result of the spinoff of TimkenSteel into an independent public company. The compensation decisions outlined below demonstrate our strong commitment to paying for performance.

Base Salary
• Mr. Timken’s annual base salary was set at $865,200 for 2014, which is aligned with the salary he earned in 2013 in his role at Timken.

•  Mr. Holding’s annual base salary was increased to $260,000 in March 2014 to begin to align with his new position and again to $350,000 in July 2014 in connection with his promotion to Executive Vice President and Chief Financial Officer of TimkenSteel.

• Mr. Walker’s annual base salary was set at $365,040 for 2014, which is aligned with the salary he earned in 2013 in the same role at Timken.

• Mr. DiPiero’s annual base salary was set at $350,004 for 2014 upon joining Timken in anticipation of him assuming the role of General Counsel for TimkenSteel at the spinoff.

Annual Incentive
As a result of the spinoff of TimkenSteel, a six-month Timken-wide APA plan and a six-month TimkenSteel-wide APA plan were put in place in 2014. The first APA plan measured the pre-spinoff performance of Timken’s combined businesses from January 1 – June 30, 2014. Metrics for this plan included Timken corporate EBIT, working capital as a percentage of sales, customer service and new business sales ratio.

The second APA plan measured the post-spinoff performance of TimkenSteel as an independent company from July 1 – December 31, 2014. Metrics included TimkenSteel corporate EBIT, working capital as a percentage of sales and new business sales ratio.

•  Based on the performance of Timken’s combined businesses from January 1 – June 30, 2014, the first APA plan was paid at 118% of target for all NEOs except Mr. DiPiero, reflecting above-target EBIT performance. This plan was paid at 125% of target for Mr. DiPiero, whose payout was aligned with the performance of Timken’s pre-spinoff Steel Business Unit for this time period.

•  Based on TimkenSteel’s July 1 – December 31, 2014, performance, the second APA plan was paid at 104% of target for all NEOs, reflecting below-target EBIT and new business sales ratio and above-target working capital as a percentage of net sales for this time period.

Long-Term Incentives
Prior to 2014, the Company’s long-term incentive awards generally consisted of a combination of nonqualified stock options and strategic performance shares (performance-based restricted stock units). Given the uncertainty regarding whether and when the spinoff from Timken would occur, establishing credible long-term financial incentive targets prior to the spinoff was impossible. As a result, Timken suspended strategic performance share grants for 2014 and utilized service-based, cliff-vested restricted stock units for the February 2014 grant. The Committee believes that given the circumstances in 2014, service-based restricted stock units, in combination with stock options, provided the most effective alignment of interests between shareholders and executives.

•  2014 Grant – nonqualified stock options and cliff-vested restricted stock units: NEOs received target grants of long-term incentive awards in 2014, with values ranging from approximately $300,000 to $3.6 million. The process for determining these awards was consistent with Timken’s historic grant practices and policies.

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Key 2014 Compensation Decisions

•  Prior strategic performance share payouts: Strategic performance shares that were outstanding at the time of the spinoff were administered as described below. For additional details, see “Treatment of Long-term Incentives at Spinoff” on page 26 of this Proxy Statement.

-    Performance results for the 2012-2014 performance period typically would have been assessed after the end of 2014. Because of the spinoff, however, performance for this period was assessed, or “scored,” based on Timken results through the spinoff on June 30, 2014. Based on return on invested capital (ROIC) and earnings per share (EPS) performance for this time period, strategic performance share awards were earned at 71% of target for the 2012-2014 performance period. To provide market context, the value of the share price of the shares underlying these awards appreciated 30% between the start of the performance cycle and July 1, 2014, resulting in final award values equal to 92% of target (71% multiplied by 130%). The earned award for this performance period was paid out in cash in February 2015, consistent with the originally intended payment schedule.

-    For the 2013-2015 performance period, a shortened period (January 1, 2013 – June 30, 2014) was used to calculate a prorated award based on Timken results through June 30, 2014. The target number of strategic performance shares granted under the original 2013-2015 award was cut in half, reflecting the fact that the performance period was truncated due to the spinoff. Strategic performance share awards were earned at 78% of target for this shortened 2013-2015 performance period. To provide market context, the value of the share price of the shares underlying these awards appreciated 20% between the start of the performance cycle and July 1, 2014, resulting in final award values equal to 94% of target (78% multiplied by 120%).The earned award for this performance period will be paid out in cash in February 2016, consistent with the originally intended payment schedule.

-    A new award was granted in August 2014. The August 2014 strategic performance shares cover the performance period from July 1, 2014, through December 31, 2015. This grant is reflected in the Summary Compensation Table, in addition to the original full three-year grant made at the beginning of 2013, although only a portion of the original grant will be received by participants. For an explanation of how the value of the two grants is shown in the Summary Compensation Table, see “Enhanced Proxy Disclosure Showing the Impact of the Truncated 2013 Long-Term Incentive Grant on Summary Compensation Table” on page 27 of this Proxy Statement.

2015 Program Updates	Planned Shareholder Outreach

Prior to the spinoff, Timken, as the sole shareholder of the Company, and the interim TimkenSteel Board of Directors approved the TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan and the TimkenSteel Corporation Senior Executive Management Performance Plan. In August 2014, the Compensation Committee ratified the approval by the interim Board of the 2014 Equity and Incentive Compensation Plan and Senior Executive Management Performance Plan for 2014. As discussed in Proposals 5 and 6 of this Proxy Statement, we are now seeking shareholder approval of the TimkenSteel Corporation Amended and Restated Senior Executive Management Performance Plan and of the material terms for qualified performance-based compensation under the TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan for purposes of potentially qualifying compensation paid pursuant to these plans for deductibility under Section 162(m) of the Internal Revenue Code. We also expect to conduct regular “say-on-pay” votes beginning with our 2015 Annual Meeting of Shareholders.

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2015 Program Updates	Introducing a New Long-Term Incentive Program Design for 2015
	Beginning in 2015, TimkenSteel will issue a mix of performance shares, stock options and time-vested restricted stock units to reward executives for attainment of specified medium- and long-term corporate performance goals. As stated above, with the exception of the strategic performance shares issued in August 2014, strategic performance share grants were not issued in 2014 but were replaced with cliff-vested restricted stock units. In 2015, the Company is returning to a performance-vesting stock component as part of its long-term incentive plan.

	Performance shares are essentially performance-based restricted stock units, the vesting of which is contingent upon the achievement of specified performance objectives. Performance shares serve to both reward and retain executives, as both the number of shares awarded and receipt of the payout are linked to performance and the value of the payout is linked to the stock price when the shares vest.

	The metrics for performance shares granted in 2015 are average corporate ROIC and cumulative EPS for the three-year performance period. The Compensation Committee believes these metrics are key components of shareholder value creation and are highly correlated to achievement of the Company’s business strategy.

As shown in the table below, three-quarters of the 2015 long-term incentive value is delivered in performance-based awards for most TimkenSteel NEOs. The Chief Executive Officer’s long-term incentive is completely performance-based, reflecting the Compensation Committee’s belief that the CEO is in a unique role and thus his incentive compensation should be entirely linked to achieving specific performance criteria.

	2015 Long-Term Incentive Mix
		Performance-Based		Time-Based
				Time-Vested
		Performance	Stock	Restricted
		Shares	Options	Stock Units

	Chief Executive Officer	70%	30%	0%

	Other NEOs	45%	30%	25%

	In total, the Compensation Committee believes the long-term incentive plan grants in 2015 will provide a strong focus on shareholder value creation over the course of a full business cycle. These grants also serve to balance the short-term operating focus of the Company and align the long-term financial interests of executive management with those of our shareholders. The implementation of a performance-based long-term incentive plan demonstrates our commitment to aligning pay with performance.

	No Other Program Changes for 2015

The structure of our other 2015 executive compensation programs is expected to remain the same as those in place during the second half of 2014. We may revisit the design of our compensation programs going forward as we continue to develop our identity as an independent company.

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Treatment of Long-Term Incentives at Spinoff

Upon our spinoff into an independent company, Timken common shares, including outstanding long-term incentive awards, were bifurcated such that Timken equity was split into both Timken and TimkenSteel shares. As a result, named executive officers, like shareholders, kept existing Timken shares and received one common share of TimkenSteel for every two Timken common shares owned or subject to an unvested long-term incentive award (other than strategic performance shares) prior to the spinoff. For additional details on the long-term incentive bifurcation, see pages 40-41.

In addition to the bifurcation of then-currently held stock, stock options, restricted stock units and restricted stock as discussed above, Timken scored the 2012-2014 strategic performance share award upon spinoff on June 30, 2014, based on results at that time, six months sooner than the full three-year performance cycle. The award was paid out in cash on the normal schedule in February 2015.

The 2013-2015 strategic performance share measurement cycle also ended June 30, 2014, half-way through the originally intended performance cycle. Performance for the first 18 months of the 2013-2015 performance cycle was scored as of June 30, 2014, and the earned amount, which was based on one-half of the original target number of strategic performance shares, will be paid in early 2016 in cash.

In August 2014, TimkenSteel awarded a new grant of strategic performance shares, as follows:

•  NEOs received a grant of strategic performance shares tracking performance for the second half of the 2013-2015 cycle, with values ranging from approximately $58,000 to $682,000 reflecting approximately one-half of the value of the original 2013-2015 strategic performance share target award value, with performance tied to TimkenSteel’s results for the performance period from July 1, 2014, through December 31, 2015.

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Enhanced Proxy Disclosure Showing the Impact of the Truncated 2013 Long-Term Incentive Grant on Summary Compensation Table

As described on pages 41-43, the 2013 strategic performance share grant was truncated because of the spinoff of TimkenSteel into a separate business. The original target award value of the 2013 grant was cut in half, reflecting the truncated performance period, and a new strategic performance share grant was awarded in August 2014 reflecting the remainder of the full performance cycle.

The reduced, truncated 2013-2015 award was scored upon spinoff to determine the payout for the first half of the performance cycle. Due to the difference between the fair market value of the shares at grant in 2013 (which is based on the average price for five days leading up to the grant) and the fair market value of the new strategic performance share grant on the date of grant in August 2014, the combined total target value of the truncated 2013 award plus the new August 2014 award is slightly greater than the value of the original 2013-2015 award.

In accordance with SEC reporting requirements, we are required to show the following in the Summary Compensation Table on page 46:

•  In the 2013 row: The regular annual long-term incentive grant, which includes the full value of the strategic performance share grant awarded in February 2013 for the 2013-2015 performance cycle, though only the first half of this grant will actually be paid out due to the truncated performance cycle resulting from the spinoff of TimkenSteel; and

•  In the 2014 row: The regular 2014-2016 annual long-term incentive grant plus the value of the August 2014 strategic performance share grant to cover the second half of the 2013-2015 performance cycle.

The Company is reporting for 2013 the full value of the full-cycle 2013 grant even though one-half of this grant was subsequently cancelled, and for 2014 the regular annual long-term incentive grant plus the value of the half-cycle grant made in August 2014 (in essence, “double” reporting for the second half of the performance period). As a result of this “double” reporting, the Stock Awards in the Summary Compensation Table appear significantly higher in 2014 than in 2013. The table below illustrates this “double” reporting for our CEO’s total direct compensation:

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CEO PAY AT-A-GLANCE

Mr. Timken’s target total direct compensation (base salary, target annual incentives and target long-term incentive grants) for 2014 was determined by Timken’s Compensation Committee and its Board of Directors prior to the spinoff considering his role as Chairman of Timken, as discussed below under the heading “Determining Compensation for 2014.”

Elements of our executive total rewards consist of base salary, annual incentives and long-term incentives that included, for 2014, restricted stock units and stock options, as well as retirement income programs and other benefit programs.

ALIGNING PAY WITH PERFORMANCE

TimkenSteel’s success depends largely on the contributions of motivated, focused and energized people all working to achieve our strategic objectives. This understanding shapes our approach to providing a competitive total rewards package to our CEO and the other NEOs.

Pay-for-performance is one of the four principles that make up our executive compensation philosophy. To ensure we are adhering to this principle, we evaluate the degree of alignment of our total incentive compensation to our business results, including for 2014:

•	Earnings before interest and taxes (EBIT),

•	Working capital as a percentage of sales,

•	New business sales ratio,

•	ROIC, and

•	EPS (measured on an absolute basis, but targeted to achieve desired levels of growth) over the applicable period.

The Company’s Approach to Rewarding Performance

Annual Incentive

•	Reward achievement of short-term individual and corporate performance goals

Restricted Stock Units and Stock Options

•	Reward long-term financial results that drive value creation

•	Reinforce ownership in the Company

•	Support retention of executives

Strategic Performance Shares

•	Align executives’ long-term financial interests with those of our shareholders

•	Link compensation to building long-term shareholder value

•	Reinforce ownership in the Company

•	Support retention of executives

84% of the total direct compensation delivered to Mr. Timken, and between 62% and 71% delivered to the other NEOs, is comprised of incentive-based pay. Our Compensation Committee uses a comprehensive and well-defined process to assess Company performance. We believe our metrics focus management on the appropriate objectives for the creation of both short- and long-term shareholder value.

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The Company uses a balance of short-, medium- and long-term incentives as well as cash and non-cash compensation to meet its executive compensation program’s objectives. The Company’s incentive compensation programs for executives are designed to link compensation with the full spectrum of our business goals, some of which are short-term, while others take several years or more to achieve:

	Short-Term (Cash) Annual Incentive	Long-Term (Equity/Cash) Strategic Performance Shares*	Long-Term (Equity) Time-Based Restricted Stock Units	Long-Term (Equity) Nonqualified Stock Options
Objective	Short-term operational business priorities	Medium-term strategic financial goals	Long-term shareholder value creation	Long-term shareholder value creation
Time Horizon	1 Year	3 Years	3 Years	10 Years
Pre- and Post- Spinoff Metrics	70% corporate EBIT 15% working capital as a percentage of sales 15% new business sales ratio	ROIC and EPS Stock Price Time	Time	Stock Price Time

*	As detailed on pages 39-40, Timken suspended strategic performance share grants in 2014 and replaced them with service-based restricted stock units due to the impending spinoff of our Company into an independent organization. Because TimkenSteel intends to return to a performance-based long-term incentive grant in 2015, strategic performance shares are included in the table above.

Other key features of our executive compensation program include:

•	Stock ownership requirements: Our stock ownership guidelines require all senior executives to meet specific ownership targets based on position. This requirement aligns the financial interests of our executives and our shareholders with long-term stock price performance.

•	Clawback policy: If the Compensation Committee determines that an executive has engaged in detrimental activity, the Company may retract compensation awarded to that executive under our incentive plans. This “clawback” policy serves to increase transparency and discourages executives from engaging in behavior that could potentially harm the Company or its shareholders.

•	Anti-pledging and hedging policy: The Company has a formal policy that prohibits pledging Company stock or hedging the economic risk related to ownership of Company stock.

•	Other practices: The Company does not provide gross-ups on the limited number of perquisites it offers and has “double-trigger” vesting requirements in place for “change in control” provisions in severance agreements and equity grants. Double-trigger vesting requirements generally require a qualifying termination of employment within a specific period of time after a change in control before severance is paid or equity awards vest in connection with the change in control. This does not apply when there is no publicly traded equity post-transaction; in such situations, equity awards will vest upon the change in control.

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DETERMINING COMPENSATION FOR 2014

ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee determines the appropriate level of compensation for all executive officers, including the CEO and other NEOs. As part of this process, the Compensation Committee reviews all the components of compensation for the NEOs and determines whether each individual’s total compensation is reasonable and consistent with the Company’s compensation philosophy. In making this determination, the Compensation Committee may consider the recommendations of the CEO, market data provided by the Committee’s external compensation consultant and additional factors, such as the executive’s operating responsibilities, experience level, retention risk and tenure and performance in the position, and may make adjustments to a particular element of an executive’s compensation in light of these considerations.

In establishing and reviewing the Company’s compensation programs, the Compensation Committee considers whether the programs encourage unnecessary or excessive risk taking and has determined that they do not.

The Compensation Committee then approves, with any modifications it deems appropriate, base salary ranges, target annual performance award opportunities and long-term incentive opportunities and grants for the Company’s NEOs. The amount of past compensation realized or potentially realizable has not directly impacted the level at which current and long-term pay opportunities have been set, although the Compensation Committee does consider this information in its deliberations.

The Compensation Committee directly engages the independent external compensation consultant, Towers Watson, reviews the consultant’s annual work plan and related fees, and assesses the consultant’s performance. In the course of its analysis and development of proposed total compensation packages, Towers Watson reviews the relevant information and discusses their findings with the Compensation Committee.

As previously mentioned, 2014 compensation decisions prior to the spinoff of TimkenSteel were made by the Timken Compensation Committee and Timken’s Board of Directors. The TimkenSteel Compensation Committee was formed just prior to spinoff and has been responsible for overseeing executive pay decisions made since spinoff.

ROLE OF THE CEO AND MANAGEMENT

The CEO, in consultation with Human Resources and Organizational Advancement leadership and Towers Watson, prepares compensation recommendations for the NEOs (other than the CEO) and presents these recommendations to the Compensation Committee. These recommendations are based on the CEO’s personal review of the other NEOs’ performance, job responsibilities and importance to the Company’s overall business strategy, as well as the Company’s compensation philosophy. Although these recommendations are given significant weight, the Committee retains full discretion when determining compensation.

In preparing compensation recommendations for the NEOs, the CEO and Human Resources and Organizational Advancement leadership work together to compare each key element of compensation provided to the NEOs to market data and consider the total compensation package in relation to the target established for the position, taking into account the scope of responsibilities for the particular position. Total direct compensation (base salary, annual incentives and long-term incentive grants) is also evaluated in relation to the total compensation of comparable positions derived from the general market data as well as internal equity considerations.

The compensation package for the CEO is determined by the Compensation Committee and approved by the independent members of the Board of Directors during executive session.

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ROLE OF THE COMPENSATION CONSULTANT

The Compensation Committee retains the authority to approve and monitor all compensation and benefit programs (other than broad-based welfare benefit programs). To add rigor in the review process and to inform the Compensation Committee of market trends, the Compensation Committee engages the services of Towers Watson to analyze our executive compensation structure and plan designs, and to assess whether the compensation program is competitive and supports the Compensation Committee’s goal to align the interests of executive officers with those of shareholders. Towers Watson also provides market data directly to the Compensation Committee, which the Compensation Committee references when determining compensation for executive officers.

In 2014, Towers Watson’s primary areas of assistance were:

•	Gathering information related to current trends and practices in executive compensation in response to questions raised by the Compensation Committee and management;

•	Assisting with various executive compensation issues related to the spinoff of TimkenSteel from Timken;

•	Reviewing information developed by management for the Compensation Committee and providing its input to the Committee regarding such information;

•	Attending and participating in meetings with the Compensation Committee, as well as briefings with the Committee Chairperson and management prior to meetings; and

•	Reviewing with management and the Compensation Committee materials to be used in the Company’s Proxy Statement.

The Compensation Committee has authorized Towers Watson to interact with the Company’s management, as needed, on behalf of the Compensation Committee.

The Compensation Committee has the sole authority to approve the independent compensation consultant’s fees and terms of the engagement. Thus, the Compensation Committee annually reviews its relationship with, and assesses the independence of, Towers Watson to ensure executive compensation consulting independence. The process includes a review of the services Towers Watson provides, the quality of those services, and fees associated with the services during the fiscal year. From the date of the spinoff through December 31, 2014, Towers Watson received $152,000 for the executive compensation consulting services it provided to the Committee. Other professional consulting services provided by Towers Watson to the Company since the spinoff, including actuarial and other services to us and our benefit plans, totaled $305,000. The Compensation Committee also has considered and assessed all relevant factors that could give rise to a potential conflict of interest with respect to the work performed by Towers Watson. Based on this review, the Compensation Committee has determined that Towers Watson is independent of the Company and its management, and did not identify any conflict of interest raised by the work performed by Towers Watson.

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What We Do	What We Don’t Do

✓   Pay-for-performance

✓   Target pay based on market norms

✓   Deliver total direct compensation primarily through variable pay

✓   Set challenging short- and long-term incentive award goals

✓   Provide strong oversight that ensures adherence to incentive grant regulations and limits

✓   Maintain robust stock ownership requirements

✓   Adhere to an incentive compensation recoupment “clawback” policy

✓   Maintain anti-hedging and anti-pledging policies with respect to Company stock

✓   Offer market-competitive benefits

✓   Consult with an independent advisor on pay

Ó Provide tax gross-ups Ó Re-price stock options Ó Pay current dividends on performance-based restricted stock units Ó Provide excessive perquisites Ó Reward executives without a link to performance

ESTABLISHING SAY-ON-PAY VOTE

As we move forward as an independent company, TimkenSteel will consider shareholder input, including the advisory “say-on-pay” vote, as it evaluates the design of our executive compensation programs and the specific compensation decisions for each of our NEOs. While we will seek input from our shareholders at this Annual Meeting on the desired frequency of the Company’s “say-on-pay” votes, our current intention is to conduct this say-on-pay vote once a year at our Annual Meeting of Shareholders.

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ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

KEY ELEMENTS OF OUR 2014 TOTAL REWARDS PROGRAM

Our executive compensation programs are designed to align the interests of our executives and shareholders and to encourage the personal and collective growth of our executives through improved Company performance. The following chart highlights the key elements of our total rewards program and how each is linked to program objectives.

	Type of Compensation	Link to Program Objectives
Base Salary	Cash	Provides a stable source of income and is a standard compensation element in executive compensation packages.
Annual Incentive	Cash

Encourages executives to focus on specific corporate performance goals. Target incentive opportunity is set as a percentage of base salary and awards are earned after threshold performance levels are met.

Long-Term Incentive: Nonqualified Stock Options	Long-Term Equity

Helps ensure executive pay is directly linked to value created for shareholders. Four-year vesting promotes retention, and NEOs holding nonqualified stock options will receive greater value if the stock price rises.

Long-Term Incentive: Strategic Performance Shares*	Long-Term Equity

Links compensation of executives to the building of long-term shareholder value, balances short-term operating focus, and aligns the long-term financial interests of executive management with those of our shareholders.

Designed to reward executives for attainment of specified medium-term corporate performance goals; value is linked to the stock price.

Long-Term Incentive: Restricted Stock Units**	Long-Term Equity	Rewards long-term shareholder value creation. Three-year cliff vesting promotes retention and enhances executive stock ownership.
Retirement and Savings	Benefit

Helps attract and retain executive talent. NEOs receive retirement benefits through several plans:

•  Qualified and nonqualified defined contribution plans;

•  Qualified and nonqualified defined benefit plans; and

•  Deferred compensation plan.

Other Benefits	Benefit

Helps attract and retain executive talent. NEOs participate in the benefit plans available to salaried employees including medical and dental benefits, and life, accidental death and disability insurance. Perquisites are limited in amount and the Compensation Committee limits eligibility and use.

Severance and Change in Control Agreements	Benefit

Helps ensure NEOs remain focused on creating sustainable performance. Agreements protect the Company and the NEOs from risks by providing:

•  Economic stability;

•  Death or disability payments; and

•  Payments and benefits in the event of a change in control.

*	As detailed on pages 39-41, as a result of the impending spinoff of TimkenSteel, Timken suspended strategic performance share grants in February 2014 and replaced them with service-based restricted stock units. Because TimkenSteel intends to return to a performance-based long-term incentive grant in 2015, strategic performance shares are included in the table above.

**	For 2014, includes both time- and performance-vesting restricted stock units.

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Guidelines for base salaries, annual incentives and long-term incentive grants are initially based on the 50th percentile of the general industry data for comparable roles. While the Company also reviews compensation practices within the steel industry, this data does not have a direct impact on pay guidelines.

The Company may provide target compensation above or below the 50th percentile for a particular position, based on internal factors such as the executive’s operating responsibilities, experience level, retention risk, tenure and performance in the position.

The Company establishes compensation levels in this way for two main reasons:

•	First, this approach sets fair and reasonable pay levels needed to attract and retain qualified executives; and

•	Second, it requires excellent performance for pay that is higher than that indicated in the general industry data for comparable roles.

ANALYSIS OF 2014 COMPENSATION

Prior to spinoff, all compensation decisions including those made with respect to 2014 pay levels for TimkenSteel NEOs were made by The Timken Company Compensation Committee and its Board of Directors. The TimkenSteel Compensation Committee took on this responsibility as of July 1, 2014, and expects to follow a similar methodology as used by Timken prior to the spinoff.

BASE SALARY

Base salaries for the NEOs are intended to reflect the scope of their responsibilities, the length of their experience performing those responsibilities and their performance. The Compensation Committee initially determines base salary ranges for executive officers using external surveys of salary practices for positions with similar levels of responsibility. The Compensation Committee also reviews base salaries for the NEOs annually in light of each officer’s experience, leadership, current salary and position in the salary range, as well as the CEO’s recommendation.

Establishing Base Salaries When establishing base salaries for NEOs, the Compensation Committee considers the 50th percentile of the general industry data for comparable roles as an initial guideline.

2014 Base Salary Decisions

	Base Salary (Annualized)
NEO	2013 Timken Salary	2014 TimkenSteel Salary	Percent Change

Ward J. Timken, Jr.	$ 865,200	$ 865,200	0%

Christopher J. Holding*	$ 215,988	$ 350,000	62%

Donald L. Walker	$ 365,040	$ 365,040	0%

Frank A. DiPiero**	N/A	$ 350,004	N/A

*	Mr. Holding, as a first-time named executive officer in 2014, received a significant base salary increase commensurate with the level of responsibility required by his new position. His base salary began 2014 at $216,000 and was increased twice in connection with his new role – once in March to $260,000 and again in July to $350,000.

**	Mr. DiPiero was not employed by The Timken Company in 2013.

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ANNUAL INCENTIVE

The Company’s annual incentive provides the NEOs with the opportunity to earn rewards based on the achievement of corporate performance goals established by the Compensation Committee. It is intended to focus the NEOs on specific performance goals in the current year. For the NEOs, the annual incentive is delivered through the Senior Executive Management Performance Plan (SEMPP).

Our SEMPP generally permits us to grant awards that may comply with Section 162(m) of the Internal Revenue Code. In order for amounts earned under this plan to qualify as “performance-based,” the Compensation Committee can exercise discretion only to reduce a calculated award under the plan formula. As a result, performance at target levels results in the plan being initially funded above the level of the Company’s other annual incentive plans. This provides the Compensation Committee with the ability to set the payout consistent with payouts under the Company’s APA plan. Actual awards for the NEOs are comparable with the awards made to other annual incentive plan participants under the APA plan, while providing the Committee with the flexibility to pay up to the funded level if performance warrants. This is consistent with the historical practice prior to spinoff from Timken.

Linking Compensation to Performance

The Compensation Committee established corporate EBIT as the primary performance measure because it believes this measure is closely correlated with the creation of shareholder value.

As a result of the spinoff of TimkenSteel from Timken, for 2014 there were two SEMPPs and two APAs in effect. The first SEMPP and APA were put in place by Timken and measured the performance of Timken’s combined businesses for 2014. Following the spinoff, the Timken APA was scored based on results from January 1 – June 30, 2014. The second SEMPP and APA were then put in place by TimkenSteel following the spinoff and measured the performance of TimkenSteel as an independent company from July 1 – December 31, 2014. Target award opportunity levels were determined based on external surveys of practices for positions with similar levels of responsibility. The actual awards could be higher or lower than the target opportunity based on the results for each performance measure under the plan and the extent to which the Compensation Committee uses discretion to reduce the awards.

Aligning Executive Annual Incentives with Company-wide Annual Performance Award Incentive Plan

Like all salaried TimkenSteel employees, our NEOs have the opportunity to receive an annual incentive award for meeting and exceeding a series of individual and collective performance targets over the course of the year. While the SEMPP is the overarching plan in which the executives will participate, the payouts from this plan are calculated consistently with payouts associated with the Company-wide APA plan that covers all salaried employees. APA and SEMPP payouts are determined by the following factors:

•	Corporate performance (measured by EBIT);

•	Business unit or corporate center performance (measured by working capital as a percentage of sales);

•	Customer service/new business sales ratio; and

•	Individual performance.

The degree of achievement of these goals is used by the Compensation Committee to determine if and how to apply negative discretion to NEO bonuses as calculated under the SEMPP.

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2014 Annual Performance Award Decisions

The pre-spinoff SEMPP was tied to achieving EBIT targets for Timken during 2014, while the Company used corporate EBIT (calculated to exclude the incremental costs to operate as a stand-alone company, effects of acquisitions and divestitures above $50 million in size, changes in tax laws or accounting principles, non-cash impairments, changes in other comprehensive income and any amounts received under the Continued Dumping and Subsidy Offset Act) and working capital as a percentage of net sales as the performance measures for funding its post-spinoff SEMPP. Based on actual results for each performance period, the pre-spinoff SEMPP was funded at maximum (260% of target) while the post-spinoff SEMPP was funded at 190.6% of target.

The Compensation Committee determined that the actual annual incentive award for each NEO under the SEMPP should be based on the calculated award, as a percentage of target opportunity, under the applicable APA plans for other management-level employees (detailed in the charts below). As a result, the Timken Compensation Committee, and then the TimkenSteel Compensation Committee, exercised negative discretion to reduce named executive officers’ awards in line with payouts achieved under the broad-based APA plans.

Annual Incentive

	January 1 – June 30, 2014			July 1 – December 31, 2014
	Timken Performance			TimkenSteel Performance			Combined

	Target as a % of Base Salary	Target Award Opportunity	Actual Amount Awarded	Target as a % of Base Salary	Target Award Opportunity	Actual Amount Awarded	Actual Amount Awarded***

Ward J. Timken, Jr.	120%	$519,120	$612,562	120%	$519,120	$597,507	$ 1,210,069

Christopher J. Holding*	40%	$70,733	$89,219	65%	$113,750	$125,796	$ 215,015

Donald L. Walker	60%	$109,512	$129,224	60%	$109,512	$126,048	$ 255,272

Frank A. DiPiero**	55%	$76,199	$100,605	55%	$96,251	$105,818	$ 206,423

*	Mr. Holding’s target was increased from 40% to 65% in March 2014 to align with his new position.

**	For the annual incentive plan in place the first half of the year, Mr. DiPiero’s payout was based on the pre-spinoff performance of Timken’s Steel Business Unit over this time period; payouts for the other NEOs were based on the pre-spinoff performance of Timken’s combined businesses.

***	Each of the NEOs received above target award opportunity based on plan and individual performance.

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The following charts show performance targets, actual performance levels and actual payouts for the 2014 pre- and post-spinoff APA plans:

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LONG-TERM INCENTIVES

In 2014, two different types of long-term incentive grants were utilized for the NEOs:

•	Nonqualified stock options, which vest 25% per year over four years and are intended to provide value to the holder only if shareholders receive additional value (in the form of share price appreciation) after the date of grant; and

•	Restricted stock units, which vest at the end of a three-year period and have a value that changes based on changes in the Company’s stock price.

Strategic performance shares were not part of the regular annual grant cycle in 2014. Strategic performance shares are performance-based restricted stock units that align executives’ long-term financial interests with those of our shareholders and link compensation to building long-term shareholder value. As discussed in more detail below under the heading “Outstanding Strategic Performance Share Awards,” at the time of the spinoff the original target number of strategic performance shares awarded by The Timken Company for the 2013-2015 performance cycle were cut in half, reflecting the fact that the performance period was truncated due to the spinoff. Following the spinoff, in August 2014, new strategic performance shares were granted covering the period between July 1, 2014 and December 31, 2015 to track performance for the second half of the 2013-2015 cycle.

In total, we believe these grants provide a balanced focus on shareholder value creation and retention of key managers over the course of a full business cycle. These grants also serve to balance the short-term operating focus of the Company and align the long-term financial interests of executive management with those of our shareholders.

The value of the entire long-term incentive grant is linked directly to the price of our common stock. For nonqualified stock options, the recipient recognizes value only to the extent the stock price rises above the market price of the stock at the time the option is granted. For restricted stock units, value rises or falls depending on the stock price performance. For strategic performance shares granted in August 2014, the value is tied to both the Company’s stock price and the achievement of challenging financial objectives.

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The size of the long-term incentive grants and the allocation of grant value among the long-term incentive grant types are based on a combination of market practice, internal equity considerations and the relative importance of the objectives behind each of the grants (providing value tied to stock price appreciation and fostering stock ownership).

2014 Long-Term Incentive Decisions

	Long-Term Incentives

	Target Grant Opportunity*	Number of Stock Options	Value of Stock Options**	Number of Restricted Stock Unit Awards	Value of Restricted Stock Unit Awards***	Total Value of Award

Ward J. Timken, Jr.	400%	92,000	$2,469,233	24,900	$2,103,313	$4,234,953

Christopher J.
Holding	120%	11,200	$ 278,283	4,500	$ 315,011	$ 574,515

Donald L.
Walker	100%	9,800	$ 248,372	4,000	$ 324,707	$ 551,773

Frank A. DiPiero****	85%	8,700	$ 151,641	3,400	$ 156,672	$ 308,313

*	As a percentage of base salary midpoint.

**	The value of stock options includes the incremental fair value associated with the spinoff.

***	Reflects the value of the time-vesting restricted stock unit grant made in February 2014 and the target value of the performance-vesting restricted stock unit grant made in August 2014. See “Enhanced Proxy Disclosure Showing the Impact of the Truncated 2013 Long-Term Incentive Grant on Summary Compensation Table” on page 27.

****	Mr. DiPiero’s long-term incentive grant was made by TimkenSteel in August 2014. The other NEOs received their long-term incentive grants from Timken in February 2014 prior to the spinoff of TimkenSteel.

For the grants made in 2014, the target value to be delivered in stock options and restricted stock units was 400% of base salary midpoint for Mr. Timken and between 85% and 120% of base salary midpoint for the other NEOs. The allocation percentage between stock options and service-based restricted stock units was 60/40 for Mr. Timken and 50/50 for the other NEOs. Greater emphasis was placed on stock options for Mr. Timken, reflecting the Compensation Committee’s belief that his role, more than other officers, is directly accountable for long-term shareholder value creation.

The target value for each grant is converted to a number of shares or options based on a calculated average stock price over a defined period prior to the grant. The Compensation Committee used the average price over the five trading days immediately preceding the grant date in determining the number of shares granted in 2014.

In 2015, we will award both performance- and time-based restricted stock units to reward executives, with performance-based units tied to the attainment of specified medium-term corporate performance goals. The implementation of a performance-based long-term incentive demonstrates our commitment to paying for performance.

The Compensation Committee typically makes long-term incentive grants at the first regularly scheduled meeting of each year, when the Committee determines all elements of the NEOs’ compensation for the year. Board and Committee meetings are generally scheduled at least a year in advance. In 2014, additional grants of strategic performance shares were made in August due to the spinoff and the truncated 2013-2015 strategic performance share performance cycle.

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Stock Options

In 2014, our key employees (including the NEOs) received nonqualified stock options that:

•	Have an exercise price equal to the opening price of the stock on the date of grant;

•	Generally will vest over a four-year period in equal amounts each year; and

•	Generally will expire ten years after the date of grant.

The Compensation Committee believes that these awards help the Company retain executives and focus attention on longer-term performance. Stock options are an effective motivational tool because they have value only to the extent the stock price on the date of exercise exceeds the exercise price on the grant date. They are an effective element of compensation and retention, however, only if the stock price grows over the term of the award. For information about the specific number of stock options awarded in 2014 to each of the NEOs, see the 2014 Grants of Plan-Based Awards Table below.

Under accounting rules, the fair value of the stock options on the grant date is expensed in the year the options vest.

Service-Based Restricted Stock Units

Service-based restricted stock units represented the NEOs’ interest in Timken stock and are issued as shares upon completion of a three-year vesting schedule. In 2014, service-based restricted stock units were granted in lieu of the strategic performance share grants Timken offered in prior years. This was a temporary measure necessitated by the spinoff, as described above. For information about the specific number of service-based restricted stock units awarded in 2014 to each of the NEOs, see the 2014 Grants of Plan-Based Awards Table below.

Under accounting rules, the fair value of the time-vesting restricted stock units on the grant date is expensed over the vesting period in the year the shares vest.

Long-Term Incentive Award Bifurcation

Upon the spinoff of TimkenSteel, Timken common shares, as well as outstanding restricted stock unit, restricted share, deferred share and performance share awards (not including strategic performance shares, as described below), were bifurcated such that Timken equity was split into both Timken and TimkenSteel shares. As a result, named executive officers, like shareholders, retained existing Timken shares and received one common share of TimkenSteel for every two Timken common shares that they owned (a 1:2 distribution ratio). Any unvested or vested but unexercised equity-based incentives held by a named executive officer at spinoff were treated in the same manner. Pre- and post-spinoff equity awards were intended to provide comparable value.

The examples below show the methodology used to determine the number of shares and stock options the named executive officers held in each company post-spinoff and were calculated using a pre-spinoff Timken stock price of $67.44, a post-spinoff Timken stock price of $48.60, and a post-spinoff TimkenSteel stock price of $40.46. For stock options, exercise prices for Timken and TimkenSteel options were adjusted by applying the ratio of the pre-spinoff Timken exercise price ($49.91) to the pre-spinoff Timken stock price ($67.44) and applying that ratio to the post-spinoff Timken stock price ($48.60) and the post-spinoff TimkenSteel stock price ($40.46). In the example below, the pre-spinoff ratio of exercise price to stock price is 0.7401 ($49.91 divided by $67.44). Applying this ratio to the post-spinoff Timken stock price gives the adjusted exercise price of $35.97 ($48.60 multiplied by 0.7401). Similarly, applying the ratio to the post-spinoff TimkenSteel stock price gives the adjusted exercise price of $29.95.

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Outstanding Strategic Performance Share Awards

In an effort to further align the long-term interests of executive leadership with those of our shareholders, and to provide an incentive to achieve medium-term financial objectives, Timken in 2012 began granting strategic performance shares in lieu of the performance units and performance shares used in prior years. Strategic performance shares are performance-based restricted stock units that vest depending upon achievement of specified performance objectives, typically over a three-year performance period. These performance objectives are closely tied to the Company’s strategic plan, which is based on driving top quartile shareholder return. Strategic performance shares also serve to both reward and retain executives, as the number of shares awarded and the receipt of a payout are linked to performance and continued employment, and the value of the payout is linked to the stock price when the shares vest.

During 2014, there were two outstanding strategic performance share cycle awards:

•	2012-2014

•	2013-2015

As previously noted, no strategic performance shares were granted in February 2014 due to the impending spinoff.

Due to the challenges associated with tracking performance of metrics used with strategic performance shares post-spinoff, Timken’s Compensation Committee determined to close any outstanding strategic performance shares at the spinoff. As a result, strategic performance shares were not bifurcated. Instead, performance under the applicable metrics was determined by Timken’s Compensation Committee at spinoff and any earned awards would be settled in cash at the time the award would have otherwise been settled. The active 2012-2014 strategic performance share cycle was approximately 5/6 complete upon the spinoff of TimkenSteel, and earned awards were paid in cash in February 2015 with TimkenSteel responsible for payouts from the historical steel business and Timken responsible for payouts from its continuing operations.

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The original 2012-2014 strategic performance share performance targets were adjusted to reflect the impact of the TimkenSteel spinoff, as explained in the box at the bottom of this page. The table below shows these adjusted target levels of performance for the 2012-2014 strategic performance shares and the actual performance achieved. Based on this performance, 71% of the original number of target strategic performance shares were earned. To provide market context, the value of the stock price of these shares appreciated 30% between the start of the performance cycle and July 1, 2014, resulting in final award values equal to 92% of target (71% multiplied by 130%).

	Threshold	Target	Maximum	Actual

Average ROIC	10.2%	18.4%	19.4%	14.0%

Cumulative EPS	$7.37	$13.51	$15.64	$9.64

	é	é	é	é

Plan Funding	50%	100%	150%	71%

The 2013-2015 strategic performance share cycle was half complete upon spinoff. Performance targets were also adjusted for this cycle to reflect the impact of the spinoff on Timken’s financial results, as explained in the box at the bottom of this page. Adjusted targets and actual results for the first half of the cycle are summarized in the following table. The original target number of strategic performance shares granted under the 2013-2015 cycle were cut in half to reflect the fact that the award was scored halfway through the performance period. Based on performance for the first half of the cycle, 78% of the target number of strategic performance shares were earned. To provide market context, the value of the stock price of these shares appreciated 20% between the start of the performance cycle and July 1, 2014, resulting in final award values equal to 94% of target (78% multiplied by 120%).

	Threshold	Target	Maximum	Actual

Average ROIC	9.6%	14.4%	15.4%	12.3%

Cumulative EPS	$3.76	$6.17	$6.90	$5.15

	é	é	é	é

Plan Funding	50%	100%	150%	78%

Calculating Adjusted Strategic Performance Share Performance Targets

For the 2012-2014 performance cycle, target EPS was reduced to exclude half of the 2014 earnings included in the original calculation in recognition of the truncated performance period, and target ROIC was recalculated to reflect the average of the original years 2012, 2013 and an adjusted year 2014 ROIC. This adjusted 2014 ROIC was based on a half-year of earnings for the numerator and the impact of a half-year of earnings in the average capital value for the denominator. The adjusted EPS and ROIC metrics were set as the target payout and the threshold and maximum values were recalculated by maintaining the ratios to target from the original plan.

The same methodology was used to calculate adjusted targets for the 2013-2015 performance cycle, with 2015 earnings excluded entirely for both EPS and ROIC.

For NEOs who received a strategic performance share grant in February 2013 as part of the original full three-year 2013-2015 performance cycle, a new strategic performance share grant was made to account for the lost value associated with the truncated 2013-2015 award, with new strategic performance shares granted in August 2014, as illustrated below and shown in the 2014 Grants of Plan-Based Awards Table. Both halves of the cycle will pay out in March 2016.

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The chart below summarizes the performance targets for the August 2014 strategic performance share grant:

	Threshold	Target	Maximum

Average ROIC	6.0%	12.0%	17.0%

Cumulative EPS	$2.09	$4.18	$5.91

	é	é	é

Plan Funding	50%	100%	150%

RETIREMENT AND OTHER BENEFITS

Retirement Income Programs

The Company’s retirement income programs are an important retention tool. The Company maintains both qualified and nonqualified retirement income programs. The NEOs participate in qualified plans on the same terms and conditions as all other salaried employees and also participate in the Company’s nonqualified retirement income programs. The Company currently provides retirement income through several types of plans:

The Company’s retirement income programs support an important part of our executive compensation program objectives: retention.

•	Qualified and nonqualified defined contribution plans provide for savings based on each executive’s contributions, Company matching contributions and core defined contributions in excess of tax limits. The nonqualified defined contribution plan in which the NEOs participate is the Supplemental Income Plan (SIP). This plan is primarily intended to restore benefits that would be provided under the qualified retirement plans were it not for limits on benefits and compensation imposed by the Internal Revenue Code.

Higher Pension Value

While the pension plan has not changed, in 2014, a combination of a lower discount rate and updated mortality tables from the Society of Actuaries – both used to calculate the current value of a pension – resulted in increased pension values for eligible NEOs. Due to these external factors, the changes in pension values reported in the Summary Compensation Table on page 46 are significantly higher in 2014 than in 2013.

•	Qualified and nonqualified defined benefit plans provide for a targeted percentage of salary and annual incentive income that will continue through retirement. The nonqualified defined benefit plan in which the NEOs participate is the Supplemental Executive Retirement Program for Executive Officers (SERP). The SERP provides for a benefit based on final average earnings with offsets for benefits provided under the Company’s other retirement programs. The SERP promotes retention of executive officers because it requires ten years of service, including five years as an officer, for full benefits to be earned.

Although the policies and procedures underlying the Company’s retirement income programs are the same for all participants, the age and length of service (including service as an officer of the Company) of each participant can have a significant effect on an individual’s benefit calculation because the programs have changed over time. In addition, because benefits under the Company’s retirement income programs are based on base salary and cash annual incentive compensation for the five highest non-consecutive years (out of the final ten years), pension values can increase significantly as salary and cash annual incentive compensation increases. Pension values also are influenced by external factors such as the current environment of low interest rates, which have caused pension values to increase. For additional information, see “Pension Benefits” on pages 55-56 of this Proxy Statement.

The value of the nonqualified retirement income programs is quantified each year and these programs are periodically reviewed for their competitiveness. To date, the value of these programs has not had a significant impact on decisions regarding salary, annual incentive awards or long-term incentive grants.

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Deferred Compensation

The Company maintains a Deferred Compensation Plan that allows certain employees, including the NEOs, to defer receipt of all or a portion of their salary, employee contributions and Company matching contributions that would otherwise be paid out post-tax and incentive compensation payable in cash until a specified point in the future. Cash deferrals earn interest quarterly at a rate based on the prime rate plus one percent. None of the NEOs earned “above-market” interest, as defined by the Securities and Exchange Commission.

The Deferred Compensation Plan is not funded by the Company, and participants have an unsecured contractual commitment by the Company to pay the amounts due under the plan. When such payments are due, they will be distributed from the Company’s general assets. In the event of a change in control of the Company, as defined in the plan, participants are entitled to receive deferred amounts immediately. The Compensation Committee believes that providing employees with tax deferral opportunities aids in the attraction and retention of such employees.

The value of deferred compensation amounts is quantified each year and this program is periodically reviewed for its competitiveness. To date, the value of deferred compensation has not had a significant impact on decisions regarding salary, annual incentive awards or long-term incentive grants for our NEOs.

Other Benefits

The Company’s executive officers, including all of the NEOs, are eligible to participate in a number of broad-based benefit programs, including health, disability and life insurance programs.

The NEOs may also receive certain perquisites including term life insurance coverage (although this program is closed to new entrants), financial counseling and tax preparation assistance, access to corporate country club memberships (although personal expenses are not reimbursed), spousal travel benefits and home security systems. The value of these benefits is reflected in the All Other Compensation column in the 2014 Summary Compensation Table below.

The Company does not provide tax gross-ups for these benefits to executives. These benefits are intended to provide executives with a competitive perquisite program that is reasonable and consistent with the Company’s overall approach to executive compensation. The total cost of these benefits is a small percentage of each NEO’s total compensation.

SEVERANCE AGREEMENTS

In addition to retirement payments, the Company provides termination-related payments in the event of involuntary termination without cause and involuntary termination without cause following a change in control through severance agreements with individual executives. Severance agreements are provided based on competitive market practice and the Company’s desire to ensure some level of income continuity should an executive’s employment be terminated without cause. The Company believes that providing for such income continuity results in greater management stability and lower unwanted management turnover.

The Company believes that providing for income continuity results in greater management stability and lower unwanted management turnover.

The level of severance benefits reflects the Company’s perception of competitive market practice for the NEOs’ positions, based on an assessment by Towers Watson. Severance pay was established as a multiple of base salary and actual annual incentive compensation, based on competitive market practice. Specific dollar values were not targeted by the Compensation Committee. The amounts of potential payouts are indicated in the Termination Scenarios table on page 60.

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OTHER COMPENSATION PROGRAM FEATURES

Stock Ownership Guidelines

Stock ownership guidelines have been established for all senior executives and are intended to align the interests of executive management with those of our shareholders and long-term stock price performance.

These guidelines establish the following specific ownership target for each of the NEOs:

Linking Compensation to Stock Performance

Guidelines align the interests of the NEOs with those of our shareholders, given that the increase or decrease in our stock price impacts their personal holdings.

•	Mr. Timken – 80,000 shares

•	Mr. Holding – 24,000 shares

•	Mr. Walker – 17,000 shares

•	Mr. DiPiero – 21,000 shares

The Company considers all shares owned by the executive, including deferred shares, restricted shares and performance shares still subject to forfeiture, but not shares that are subject to unexercised options, in determining whether the executive has met the ownership targets. As of December 31, 2014, Mr. Timken and Mr. Walker had exceeded their ownership targets. Messrs. Holding and DiPiero must retain shares net of tax withholding earned under the Company’s long-term incentive plans until they reach their stock ownership guideline.

Anti-Pledging and Anti-Hedging Policy

The Company has a formal policy that prohibits pledging Company stock or hedging the economic risk related to such stock ownership.

Clawback Provisions

The Company maintains specific provisions regarding the recovery (“clawback”) of awards to deter certain types of conduct, including conduct that could affect the accuracy of the Company’s financial statements. These provisions apply to both short- and long-term incentive programs where, if personal misconduct or any fraudulent activity on the part of the executive leads to the restatement of Company financial results, the Company can clawback an award. In such cases, the Compensation Committee has discretion, based on applicable facts and circumstances, to cause the Company to recover all or any portion of the incentive paid or payable to the executive for some or all of the years covered by the restatement.

Tax Accounting Rules and Regulations

The Company analyzes the overall expense arising from aggregate executive compensation, as well as the accounting and tax treatment of such programs. Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to publicly-traded companies for compensation paid to certain executives to the extent such compensation exceeds $1 million per executive in any fiscal year. Compensation that satisfies the Internal Revenue Code’s requirements for qualified performance-based compensation may not be subject to that deduction limitation. In addition, the Company may structure certain incentives as performance-based compensation.

The Compensation Committee considers the deductibility of compensation and benefits for federal income tax purposes, along with other relevant factors, when determining executive compensation practices. While the Compensation Committee may take action from time to time to design certain elements of the NEOs’ compensation to meet the requirements for qualified performance-based compensation and limit the impact of Section 162(m) of the Code, the Compensation Committee also believes that tax deductibility is only one of several relevant considerations in setting compensation. The Compensation Committee believes that the tax deduction limitation should not compromise its ability to design and maintain executive compensation arrangements that will attract, motivate and help retain executive talent. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes.

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2014 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation for our NEOs for the fiscal years ending December 31, 2014 and 2013:

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total

Ward J. Timken, Jr.	2014	$865,200	$2,103,313	$2,469,233	$1,210,069	$2,586,000	$171,847	$9,405,662
Chairman, CEO & President	2013	$865,200	$1,316,718	$1,986,202	$1,896,472	$0	$198,393	$6,262,985

Christopher J. Holding	2014	$297,665	$315,011	$278,283	$215,015	$0	$41,747	$1,147,721
Executive Vice President & Chief Financial Officer	2013	$214,284	$112,540	$76,968	$126,647	$0	$31,883	$562,322

Donald L. Walker	2014	$365,040	$324,707	$248,372	$255,272	$997,000	$36,159	$2,226,550
Executive Vice President, HR & Organizational Advancement	2013	$362,700	$635,851	$186,006	$388,873	$0	$36,604	$1,610,034

Frank A. DiPiero
Executive Vice President and General Counsel	2014	$313,545	$156,672	$151,641	$206,423	$0	$20,769	$849,050

(1)	The amounts shown in this column represent, for 2014, the grant date fair value (calculated in accordance with FASB ASC Topic 718) of (a) restricted stock units granted to Mr. Timken, Mr. Holding and Mr. Walker on February 13, 2014, and to Mr. DiPiero on August 5, 2014 (disregarding in each case estimates for forfeitures) and (b) strategic performance shares (subject to being earned based upon achievement of the established performance objectives) granted to Mr. Timken, Mr. Holding and Mr. Walker on August 5, 2014 based on probable outcome for the performance metrics. The restricted stock units will vest in full on February 13, 2017, provided that the named executive officer remains continuously employed by the Company through that date. The strategic performance shares granted in 2014 were awarded to track performance for the second half of the 2013-2015 cycle of the strategic performance shares originally granted in 2013 but cancelled at the time of the spinoff of TimkenSteel from The Timken Company, as discussed below. With respect to the strategic performance shares, should performance equal or exceed the maximum goals for these 2014 strategic performance shares, the grant date fair value for such awards would be as follows: Mr. Timken – $1,022,285; Mr. Holding – $87,091; and Mr. Walker – $144,461. Mr. DiPiero was not awarded strategic performance shares in 2014.

The amounts shown in this column for 2013 represent the grant date fair value of strategic performance shares granted in 2013 based on probable outcome for the performance metrics. Should performance equal or exceed the maximum goals for these 2013 strategic performance shares, the 2013 grant date fair value for such awards would be as follows: Mr. Timken – $1,975,077; Mr. Holding – $168,810; and Mr. Walker – $278,537. At the time of the spinoff of TimkenSteel from The Timken Company, the 2013-2015 performance period was closed out and a shortened performance period was used to calculate a prorated award based on results of The Timken Company through June 30, 2014. The original target number of strategic performance shares granted in 2013 was cut in half, reflecting the fact that the performance period was truncated due to the spinoff. The remaining strategic performance shares awarded in 2013 were cancelled. The amounts shown in this column for 2013 represent the grant date value of the original target number of strategic performance shares granted in 2013, rather than the value of the reduced number of strategic performance shares for which the named executive officer may actually receive cash settlement. For additional information regarding the strategic performance shares and their treatment at spinoff, see “Treatment of Long Term Incentives at Spinoff” and “Enhanced Proxy Disclosure Showing the Impact of the Truncated 2013 Long-Term Incentive Grant on Summary Compensation Table” on pages 26 and 27, respectively, of this Proxy Statement.

The assumptions made in valuing the restricted stock units reported in this column are described in Note 10 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. No restricted stock units were forfeited by the named executive officers during the 2013 or 2014 fiscal years.

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(2)	The amounts shown in this column represent, for each year, the grant date fair value of nonqualified stock options granted (calculated in accordance with FASB ASC Topic 718) using the Black-Scholes model. The amounts shown for 2014 also include the incremental fair value for the bifurcation of Timken option awards held by the named executive officers at the spinoff on June 30, 2014 under FASB ASC Topic 718. All stock options vest at a rate of 25% per year. Assumptions used to determine the value of these nonqualified stock options are described in Note 10 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(3)	The amounts shown in this column for 2014 represent cash payouts earned under The Timken Company Senior Executive Management Performance Plan or Annual Performance Award incentive plan, as applicable, for the first half of the 2014 fiscal year and under the TimkenSteel Senior Executive Management Performance Plan for the second half of the 2014 fiscal year. For additional information, see “2014 Annual Performance Award Decisions” on pages 36-38 of this Proxy Statement.

The amounts shown in this column for 2013 include (a) cash payouts earned as Annual Performance Awards under The Timken Company’s Senior Executive Management Performance Plan (the annual incentive plan applicable to Messrs. Timken and Walker) or the Management Performance Plan (the annual incentive plan applicable to Mr. Holding) for the 2013 fiscal year and (b) the value of performance units earned for the 2011-2013 performance cycle. Amounts earned as Annual Performance Awards for 2013 and under the 2011-2013 performance units, respectively, for each of our participating NEOs were as follows: Mr. Timken – $934,192 and $962,280; Mr. Holding – $83,551 and $43,096; and Mr. Walker – $195,811 and $193,062.

(4)	The amounts shown in this column for 2014 represent the difference between the amounts shown in the 2014 Pension Benefits Table on page 56 as of December 31, 2014 and those amounts calculated as of December 31, 2013. The amounts were calculated using the same assumptions, except that the calculations as of December 31, 2014 utilize (a) a discount rate of 4.24% compared to 5.02% for the calculations as of December 31, 2013; and (b) updated mortality statistics consistent with the 2014 Society of Actuaries revised mortality tables. The impact of the lower discount rate for Mr. Timken was $1,331,000 and for Mr. Walker was $393,000. The use of updated mortality tables resulted in an increase in pension value of $946,000 for Mr. Timken and $344,000 for Mr. Walker.

For 2013, the amounts shown in this column represent the difference between the accumulated pension benefit amounts as of December 31, 2013 and those amounts calculated as of December 31, 2012. The amounts were calculated using the same assumptions, except that a discount rate of 5.02% was used for the calculation as of December 31, 2013 while a discount rate of 4% was used for the calculation as of December 31, 2012. As a result of this change in the discount rate, the change in pension value was negative for 2013 and therefore, the entries are shown as $0. The negative change in pension value for each of the NEOs for 2013 were as follows: Mr. Timken – $(898,000) and Mr. Walker – $(69,000). Mr. Holding and Mr. DiPiero are not eligible for Company-paid pension benefits.

For both 2013 and 2014, liabilities were determined assuming no probability of termination, retirement, death or disability before age 62 (the earliest age unreduced pension benefits are payable from the plans). None of the NEOs earned above-market earnings in a deferred compensation plan. For additional information, see “Pension Benefits” beginning on page 55 of this Proxy Statement.

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(5)	The amounts shown in this column for 2014 are broken down in detail in the following table:

Name	Annual Company Contribution to SIP Plan and Core DC Program(a)	Annual Company Contrib- ution to Post-Tax Savings Benefit(b)	Annual Life Insurance Premium (Company Paid)	Executive Physicals (Company Required)	Financial Planning Reimburse- ment	Home Security (Company Required)	Personal Use of Company’s Country Club Member- ships(c)	Spousal Travel(d)	Tax Gross- Ups for Life Insurance, Financial Planning, Home Security and Spousal Travel(e)	Other(f)

Ward J. Timken, Jr.	$22,100	$134,093	$2,937	$2,683	$5,105	$216	$219	$3,025	$0	$1,469

Christopher J. Holding	$20,800	$8,881	$0	$1,654	$263	$0	$9,292	$0	$0	$857

Donald L. Walker	$11,700	$13,538	$0	$1,599	$7,500	$191	$0	$0	$0	$1,631

Frank A. DiPiero	$13,563	$0	$0	$5,782	$0	$0	$0	$0	$0	$1,424

(a)	The “SIP Plan” refers to the Savings and Investment Pension Plan, which is the Company’s qualified defined contribution plan for salaried employees. “Core DC Program” refers to the core defined contribution program for all new salaried employees hired on or after January 1, 2004, as well as for salaried employees whose age plus years of service with The Timken Company equaled less than 50 as of December 31, 2003. Messrs. Timken, Holding and DiPiero participate in the Core DC Program.

(b)	The “Post Tax Savings Benefit” is the Company’s non-tax qualified restoration benefit for salaried employees whose contributions and benefits in qualified retirement plans are limited by Section 415 of the Internal Revenue Code.

(c)	The amounts shown for personal use of country club memberships reflect pro-rated amounts of Company-paid annual membership dues in 2014 that were used for personal use by the named executive officers. There are no incremental costs to the Company for personal use, as all costs are borne by the officer.

(d)	The amounts shown for spousal travel include actual incremental travel expenses, as well as estimated incremental costs of traveling on the Company’s aircraft (if used) when accompanying the NEO on business travel.

(e)	The Company does not provide tax gross-ups for executive benefits.

(f)	The amounts shown represent imputed income for the cost of pre-tax term life insurance (which is provided by the Company for all employees equal to one times their annual salary) for the portion that exceeds the IRS pre-tax limit of $50,000.

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2014 GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards(7)

		Threshold	Target	Maximum	Threshold	Target	Maximum
	2/13/2014 RSUs(1)							24,900			$1,421,790
	2/13/2014 SEMPP(2)			$2,699,424
	2/13/2014 NQSOs(5)								92,000	$57.10	$2,131,640
Ward J. Timken, Jr.	6/30/2014 Incremental Fair Value										$337,593
	8/05/2014 SEMPP(4)	$415,296	$882,504	$1,349,712
	8/05/2014 Perf RSUs(6)				7,395	14,790	22,185				$681,523
	2/13/2014 RSUs(1)							4,500			$256,950
	2/13/2014 APA(3)	$11,069	$184,483	$368,965
	2/13/2014 NQSOs(5)								11,200	$57.10	$259,504
Christopher J. Holding	6/30/2014 Incremental Fair Value										$18,779
	8/05/2014 SEMPP(4)	$91,000	$193,375	$295,750
	8/05/2014 Perf RSUs(6)				630	1,260	1,890				$58,061
	2/13/2014 RSUs(1)							4,000			$228,400
	2/13/2014 SEMPP(2)			$569,462
	2/13/2014 NQSOs(5)								9,800	$57.10	$227,066
Donald L. Walker	6/30/2014 Incremental Fair Value										$21,306
	8/05/2014 SEMPP(4)	$87,610	$186,170	$284,731
	8/05/2014 Perf RSUs(6)				1,045	2,090	3,135				$96,307
	2/13/2014 APA(3)	$10,347	$172,450	$344,900
	8/05/2014 RSUs(1)							3,400			$156,672
Frank A. DiPiero	8/05/2014 SEMPP(4)	$77,001	$163,627	$250,253
	8/05/2014 NQSOs(5)								8,700	$46.08	$151,641

(1)	“RSUs” refers to restricted stock units granted to each of the named executive officers on the grant date indicated. Each grant of restricted stock units reported in this table will vest in full on February 13, 2017, provided that the executive maintains continuous employment by the Company through that date. For Mr. Timken, Mr. Holding and Mr. Walker, the RSUs shown above represent grants made by The Timken Company prior to spinoff. These RSUs were then bifurcated at spinoff as described on pages 40-41 of this Proxy Statement. As a result of the bifurcation of the February 2014 RSU awards, Mr. Timken, Mr. Holding and Mr. Walker received the following TimkenSteel RSUs on substantially similar terms: Mr. Timken, 12,450 RSUs; Mr. Holding, 2,250 RSUs; and Mr. Walker, 2,000 RSUs. For Mr. DiPiero, the RSUs shown above represent a grant of RSUs made by TimkenSteel following the spinoff.

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(2)	“2/13/2014 SEMPP” reflects the maximum annual incentive opportunity which Messrs. Timken and Walker were each initially eligible to receive under The Timken Company Senior Executive Management Performance Plan (the “Timken SEMPP”) at maximum performance levels (subject to negative discretion) for the 2014 performance period, as threshold and target funding levels were not established under the Timken SEMPP for 2014. Messrs. Holding and DiPiero were not participants in the Timken SEMPP for 2014. The incentive payout for Messrs. Timken and Walker under the Timken SEMPP was subsequently prorated to reflect their actual employment with Timken during 2014.

(3)	“2/13/2014 APA” reflects the annual incentive opportunity available to Messrs. Holding and DiPiero under The Timken Company Annual Performance Award incentive plan (the “Timken APA”) at threshold, target and maximum performance levels for the first half of the 2014 performance period. The Timken APA was scored at spinoff on June 30, 2014, resulting in a prorated payout for that portion of the performance period completed at the time of spinoff.

(4)	“8/05/2014 SEMPP” reflects the payouts which each of the named executive officers is eligible to receive under the TimkenSteel Corporation Senior Executive Management Performance Plan at threshold, target and maximum performance levels for the performance period beginning July 1, 2014 and ending December 31, 2014.

Taking into account the proration of the incentive opportunities awarded by The Timken Company in February 2014 to each of the named executive officers, and the incentive opportunities awarded to the named executive officers for the second half of 2014 following the spinoff, full year 2014 target and actual awards for each of the named executive officers were as follows: Mr. Timken – $1,038,240 / $1,210,069; Mr. Holding – $184,483 / $215,015; Mr. Walker – $219,024 / $255,272; and Mr. DiPiero – $172,450 / $206,423. For additional information, see “2014 Annual Performance Award Decisions” on pages 36-38 of this Proxy Statement.

(5)	“NQSOs” refer to the nonqualified stock options granted to each of the named executive officers on the grant date indicated. Each grant of NQSOs reported in the table has an exercise price equal to the fair market value (as defined in the plan) on the date of grant, has a ten-year term and will become exercisable over four years in 25% increments on the anniversary of the grant date. For Mr. Timken, Mr. Holding, and Mr. Walker, the NQSOs shown above represent grants made by The Timken Company prior to spinoff. These NQSOs were then bifurcated at spinoff as described on pages 40-41 of the Proxy Statement. As a result of the bifurcation of the February 2014 NQSO award, Mr. Timken, Mr. Holding and Mr. Walker received the following NQSOs at the strike price indicated: Mr. Timken, 46,000 NQSOs at a strike price of $34.26; Mr. Holding, 5,600 shares at a strike price of $34.26; and Mr. Walker, 4,900 shares at a strike price of $34.26. With respect to Mr. DiPiero, the NQSOs shown represent a grant of NQSOs made by TimkenSteel Corporation following the spinoff. The agreements pursuant to which these option grants were awarded provide that such options will become exercisable in full and will vest in the event of death or disability of the option holder or a change in control of the Company, in each case as defined in such agreements. For additional information regarding the vesting provisions under a change in control, see “Aligning Pay with Performance” on pages 28-29 of this Proxy Statement. In the cases of normal retirement and retirement with the Company’s consent (prior to the age of 62), such options will become exercisable with the same terms and conditions as normal vesting, as if the option holder had remained in the continuous employ of TimkenSteel Corporation.

(6)	The “Perf RSUs” amounts reported in this table indicate threshold, target and maximum award opportunities for the strategic performance shares granted to the named executive officers on August 5, 2014. The strategic performance shares granted in August 2014 were awarded to track performance for the second half of the 2013-2015 performance cycle and to account for the value lost when the 2013-2015 performance cycle truncated at the time of the spinoff of TimkenSteel from The Timken Company. These new strategic performance shares have a performance period spanning from July 1, 2014 through December 31, 2015. For additional information regarding these strategic performance shares, see “Treatment of Long-Term Incentives at Spinoff” and “Long Term Incentives – Outstanding Strategic Performance Share Awards” on pages 26 and 41-43, respectively, of this Proxy Statement.

(7)	The amounts shown reflect the fair value on the date of grant of RSUs, stock options and strategic performance shares granted in 2014, computed in accordance with FASB ASC Topic 718. The fair value of RSUs and strategic performance shares is the opening price of TimkenSteel common shares on the date of grant multiplied by the number of full shares granted. The fair value of options is determined using the Black-Scholes model. Also included in this column is the incremental fair value associated with the bifurcation of outstanding Timken equity awards held by the named executive officers at the spinoff of TimkenSteel from The Timken Company on June 30, 2014. This additional expense was recognized on June 30, 2014 as an adjustment under FASB ASC Topic 718.

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As discussed above in the CD&A, in connection with the spinoff of TimkenSteel, outstanding Timken stock options, restricted stock units, restricted shares, deferred shares and performance shares (not including outstanding strategic performance shares) were bifurcated into both Timken and TimkenSteel awards. Each of our named executive officers (except Mr. DiPiero) was granted the TimkenSteel awards described above on June 30, 2014, and their February 2014 Timken stock options were adjusted to receive a new strike price of $41.15.

Our independent auditor has determined that there is incremental fair value only for certain of the TimkenSteel awards received by our named executive officers in connection with the spinoff, as reflected in the table above. Consistent with SEC disclosure and reporting rules and guidance, the 2014 Grants of Plan-Based Awards Table above discloses in a separate row for each named executive officer the incremental fair value for the TimkenSteel awards received by him in connection with the spinoff. This incremental fair value also is reported for each of the named executive officers for 2014 under the “Stock Awards” and “Option Awards” columns, as applicable, in the 2014 Summary Compensation Table above. For additional information about the treatment of option awards and shares upon the spinoff of TimkenSteel, see “Long-Term Incentive Award Bifurcation” on pages 40-41 of this Proxy Statement.

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OUTSTANDING EQUITY AWARDS AT 2014 YEAR-END TABLE

The following table sets forth information concerning unexercised stock options and stock awards that have not yet vested for each of our NEOs as of December 31, 2014:

	Option Awards(1)					Stock Awards(2)
Name	Grant Date	Number of	Number of	Option	Option	Grant	Number	Market	Equity	Equity
		Securities	Securities	Exercise	Expiration	Date	of Shares or	Value of	Incentive	Incentive
		Underlying	Underlying	Price	Date		Units	Shares or	Plan	Plan
		Unexercised	Unexercised	($/share)			of Stock	Units of	Awards:	Awards:
		Options	Options				That Have Not	Stock That	Number of	Market or
							Vested	Have Not	Unearned	Payout Value
								Vested	Shares,	of Unearned
									Units or	Shares,
									Other Rights	Units or
									That Have	Other Rights
			Unexer-						Not Vested	That Have
		Exercisable	cisable							Not Vested
Ward J. Timken, Jr.	2/06/2006	57,000	0	$18.56	2/06/2016	2/08/2011	2,225	$82,392
	2/05/2007	57,000	0	$17.54	2/05/2017	2/07/2013	9,184	$619,277
	2/04/2008	63,500	0	$18.42	2/04/2018	2/13/2014	12,450	$461,024
	2/08/2010	52,300	0	$13.61	2/08/2020	8/05/2014			14,790	$547,674
	2/08/2011	39,750	13,250	$29.95	2/08/2021
	2/09/2012	22,550	22,550	$31.06	2/09/2022
	2/07/2013	11,612	34,838	$33.76	2/07/2023
	2/13/2014	0	46,000	$34.26	2/13/2024
Christopher J. Holding	2/08/2010	2,250	0	$13.61	2/08/2020	2/08/2011	112	$4,147
	2/08/2011	2,100	700	$29.95	2/08/2021	2/07/2013	785	$52,933
	2/09/2012	1,000	1,000	$31.06	2/09/2022	2/13/2014	2,250	$83,318
	2/07/2013	450	1,350	$33.76	2/07/2023	8/05/2014			1,260	$46,658
	2/13/2014	0	5,600	$34.26	2/13/2024
Donald L. Walker	2/08/2011	0	1,039	$29.95	2/08/2021	2/08/2011	250	$9,258
	2/09/2012	1,824	1,826	$31.06	2/09/2022	2/07/2013	1,295	$87,322
	2/07/2013	1,087	3,263	$33.76	2/07/2023	2/07/2013	4,000	$148,120
	2/13/2014	0	4,900	$34.26	2/13/2024	2/13/2014	2,000	$74,060
						8/05/2014			2,090	$77,393
Frank A. DiPiero	8/05/2014	0	8,700	$46.08	8/05/2024	8/05/2014	3,400	$125,902

(1)	All option awards reported in this table are nonqualified stock options that vest ratably 25% per year over the four-year period from the date of grant.

(2)	Stock awards reported in this table for Messrs. Timken, Holding and Walker include performance shares, restricted shares, as well as strategic performance shares and cliff-vested restricted stock units. The performance shares (subject to time-vesting, as performance criteria was met in 2011) and restricted shares were granted on February 8, 2011, and vest 25% per year over the four-year period from the date of grant, unless cancelled. Strategic performance shares were granted on February 7, 2013, and August 5, 2014, and vest at the end of a designated performance period typically spanning three years, contingent upon the achievement of performance requirements. As a result of the spinoff, the number of shares reflected for the strategic performance shares granted on February 7, 2013, include the amounts to be paid to the respective NEO, assuming the NEO remains continuously employed. The number of shares reflected for the strategic performance shares granted on August 5, 2014, reflect the number of shares assuming target performance achievement under the respective performance cycle with an end date of December 31, 2015. The settlement for the strategic performance shares granted on February 7, 2013, will be in cash. The settlement for the strategic performance shares granted on August 5, 2014, will be in cash for Messrs. Timken and Walker and in stock for Mr. Holding. Cliff-vested restricted stock units were granted on February 13, 2014, and vest on the third anniversary of grant date. In addition, the stock awards reported in this table for Mr. Walker also include time-vested deferred shares granted on February 7, 2013, all of which will vest on December 31, 2015. For Mr. DiPiero, the stock awards reported in this table include restricted stock units, all of which will vest on February 13, 2017. The market value of all shares shown in these columns was determined based upon the closing price of our common shares on December 31, 2014, which was $37.03.

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In connection with the spinoff of TimkenSteel, for each of the outstanding option awards set forth in the table above, the named executive officers retained a corresponding Timken option award subject to the same vesting and expiration timing as the TimkenSteel option award, but covering twice as many Timken shares as reflected in the table above and subject to a different exercise price. The exercise prices for the Timken option awards retained by the named executive officers are: $22.29 (2006 grant), $21.07 (2007 grant), $22.13 (2008 grant), $16.34 (2010 grant), $35.97 (2011 grant), $37.31 (2012 grant), $40.56 (2013 grant) and $41.15 (2014 grant). For example, regarding Mr. Timken’s TimkenSteel stock options reported above with an original grant date of February 9, 2012, and covering 45,100 shares (of which 50% were exercisable as of December 31, 2014), in connection with the spinoff Mr. Timken retained a Timken stock option covering 90,200 Timken shares at an adjusted exercise price of $37.31 per share (again, of which 50% were exercisable as of December 31, 2014), with vesting and other terms substantially similar to those of the corresponding TimkenSteel stock option.

Our named executive officers (with the exception of Mr. DiPiero) also each retained Timken stock awards (including performance shares, restricted shares, restricted stock units and deferred shares) as a result of the spinoff. For each of the outstanding stock awards set forth in the table above (other than the strategic performance shares reflected with the grant dates of February 7, 2013, and all August 5, 2014, grants), the named executive officers (with the exception of Mr. DiPiero) retained a corresponding Timken stock award subject to the same vesting timing as the TimkenSteel stock award, but covering twice as many Timken shares as reflected in the table above. The market value of those Timken stock awards as of December 31, 2014, was $42.68 per share. For example, regarding Mr. Holding’s February 8, 2011, stock award covering 112 TimkenSteel shares with a December 31, 2014, market value of $4,147, in connection with the separation Mr. Holding retained a Timken stock award covering 225 Timken shares, which award has a December 31, 2014, market value of $9,603.

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2014 OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth information with respect to the exercise of stock options by and vesting of stock-based awards for our NEOs during 2014(1).

	Option Awards		Stock Awards
	Number of	Value Realized	Number of
	Shares Acquired	on Exercise(2)	Shares Acquired	Value Realized
Name	on Exercise		on Vesting(3)	on Vesting(4)

Ward J. Timken, Jr.	0	$ 0	28,466	$1,790,936

Christopher J. Holding	0	$ 0	2,034	$131,821

Donald L. Walker	4,911	$ 113,697	4,494	$287,596

Frank A. DiPiero	0	$ 0	0	$0

(1)	All stock awards reflected in the table above which vested in 2014 for our named executive officers were originally awarded by The Timken Company. The option award exercised by Mr. Walker was awarded by TimkenSteel Corporation as a result of the bifurcation of awards in connection with the spinoff.

(2)	The value realized on the exercise of options is the difference between the exercise price and the fair market value of our common shares on the date of exercise. For this purpose, fair market value is determined by a real-time trading quote from the New York Stock Exchange at the time of exercise.

(3)	The number of shares acquired on vesting is the sum of the strategic performance shares earned for the 2012-2014 performance cycle, which vested on December 31, 2014, and performance shares or restricted shares which vested on February 8, 2014. Shares acquired on vesting by each of the NEOs include the following: Mr. Timken – 17,016 strategic performance shares and 11,450 performance shares; Mr. Holding – 1,559 strategic performance shares and 475 restricted shares; Mr. Walker – 3,119 strategic performance shares and 1,375 restricted shares; and Mr. DiPiero – 0 shares.

(4)	The value realized on vesting for stock awards is calculated by multiplying the number of shares acquired on vesting by the fair market value of our common shares on the vesting date. For purposes of this calculation, fair market value for performance shares and restricted shares which vested is equal to the closing price of our common shares on the vesting date. The value shown in the table for strategic performance shares reflects the cash payment for the 2012-2014 cycle, paid in February 2015.

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PENSION BENEFITS

QUALIFIED PLAN

In connection with the spinoff of TimkenSteel from The Timken Company, TimkenSteel adopted a tax-qualified defined benefit retirement plan (the “Qualified Plan”) which is substantially similar to the defined benefit retirement plan maintained by The Timken Company prior to spinoff. Years of service with The Timken Company prior to spinoff constitute years of service under the Qualified Plan.

Pursuant to the Qualified Plan, salaried employees whose age plus years of service equaled or exceeded 50 as of December 31, 2003 participate in a defined benefit plan with a formula of 0.75% per year of service times average earnings, including base salary and cash annual incentive compensation, for the highest five non-consecutive years of the ten years preceding retirement (“Final Average Earnings”). For all employees in a defined benefit plan as of December 31, 2003, the formula in effect at the time of service, using Final Average Earnings at retirement, would be applied to such service.

The benefit is generally payable beginning at age 65 for the lifetime of the employee, with alternative forms of payment available with actuarial adjustments. Participants may retire early for purposes of the Qualified Plan if they meet any of the following eligibility requirements:

•	Age 62 and 15 years of service;

•	Age 60 and 25 years of service; or

•	Any age and 30 years of service.

In addition, participants age 55 with at least 15 years of service may retire and receive the portion of their Qualified Plan benefit attributable to service earned after 2003.

Benefits for service after December 31, 1991 are reduced for early commencement at a rate of 3% per year before the age of 60 for the portion of the benefit attributable to service earned between 1992 and 2003, and 4% per year before age 62 for the portion of the benefit attributable to service earned after 2003.

Benefits for a NEO who dies while actively employed are payable to the surviving spouse from the defined benefit pension plans at the NEO’s normal retirement date (or on a reduced basis at an early retirement date) if the NEO had at least five years of service. The benefit is equal to 50% of the benefit payable if the NEO had terminated employment on the date of his death, survived to the payment date (as elected by his spouse), elected the 50% joint and survivor form of payment and died the next day. If the NEO has at least 15 years of service at the time of his death, the benefit is equal to 50% of the accrued benefit at time of death payable immediately, but with any applicable early commencement reduction.

SUPPLEMENTAL PENSION PLAN

In connection with the spinoff, the Company also adopted the Supplemental Pension Plan of TimkenSteel Corporation (effective June 30, 2014), or the TimkenSteel SERP, which is substantially similar to the supplemental pension plan maintained by The Timken Company prior to the spinoff. Supplemental retirement income benefits under the TimkenSteel SERP will be calculated using a target benefit of 60% of Final Average Earnings, offset by any defined benefit plan payments provided by the Company and the aggregate earnings opportunity provided by any Company contributions under the core defined contribution program, the TimkenSteel Corporation Savings & Investment Pension Plan and the Post-Tax Savings Benefit. The supplemental benefit will vest after 5 years of service as an officer of the Company, with normal retirement being considered as of age 62. Early retirement at age 55 with at least 15 years of Company service is available, but if benefits are commenced early, they will be reduced by 4% per year for each year of early commencement prior to age 62.

For both the Qualified Plan and the TimkenSteel SERP, only actual years of service (with TimkenSteel and, prior to the spinoff, The Timken Company) are counted in calculating pension benefits, except in the case of involuntary termination without cause, in which case up to two additional years of service will be credited.

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2014 PENSION BENEFITS TABLE

The following table sets forth the number of years of credited service and actuarial value of the defined benefit pension plans for our NEOs as of December 31, 2014:

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit(1)
Ward J. Timken, Jr.(2)	Supplemental Plan	22.6	$ 7,493,000
	Qualified Plan	11.6	$ 248,000
Christopher J. Holding(3)	Supplemental Plan	N/A	$ 0
	Qualified Plan	N/A	$ 0
Donald L. Walker	Supplemental Plan	35.8	$ 2,848,000
	Qualified Plan	35.8	$ 1,055,000
Frank A. DiPiero(3)	Supplemental Plan	N/A	$ 0
	Qualified Plan	N/A	$ 0

(1)	The “Present Value of Accumulated Benefit” is the present value as of December 31, 2014 of the pension benefits earned as of such date that would be payable under that plan for the life of the executive, beginning at age 62. Age 62 is the earliest age an unreduced benefit is payable from the plans. The assumptions used to determine the present value include a 4.24% discount rate and updated mortality statistics consistent with the 2014 Society of Actuaries revised mortality tables. Benefits were determined assuming no probability of termination, retirement, death or disability before age 62. For 2014, the Internal Revenue Code pay limit was $260,000 and the maximum benefit was $210,000.

(2)	Because Mr. Timken did not have a combination of age and service that equaled or exceeded 50 as of December 31, 2003, he does not accumulate any service under the Qualified Plan after December 31, 2003.

(3)	Because Messrs. Holding and DiPiero were hired after January 1, 2004, they do not accumulate any service under either the supplemental or qualified plan.

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2014 NONQUALIFIED DEFERRED COMPENSATION TABLE

The table below sets forth information regarding contributions, earnings and withdrawals during 2014 and the account balances as of December 31, 2014, for the named executive officers under the TimkenSteel Corporation Deferred Compensation Plan:

Name	Executive Contributions in 2014(1)	Company Contributions in 2014(1)	Aggregate Earnings in 2014(2)	Aggregate Withdrawals/ Distributions in 2014	Aggregate Balance at December 31, 2014(3)

Ward J. Timken, Jr.	$90,463	$108,137	$55,136	$0	$1,492,328

Christopher J. Holding	$35,337	$5,811	$3,635	$0	$127,178

Donald L. Walker	$84,157	$13,538	$33,021	$0	$896,472

Frank A. DiPiero	$0	$0	$0	$0	$0

(1)	Amounts shown as executive contributions or Company contributions in 2014 were reported in the 2014 Summary Compensation Table.

(2)	This amount includes interest earned from cash deferrals. The earnings during this year and previous years were not above market or preferential; therefore, these amounts were not included in the 2014 Summary Compensation Table.

(3)	Amounts included in the aggregate balances that previously were reported as compensation in the Summary Compensation Table for previous years (or would have been had the recipient been identified as a NEO for such years) are as follows: Mr. Timken – $1,140,899; Mr. Holding – $78,629 and Mr. Walker – $557,203.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have entered into severance agreements with each of our NEOs that provide for compensation in the event of termination of employment under certain circumstances (the “Severance Agreements”). In addition, our NEOs are entitled to post-termination payments or benefits under award agreements entered into under the TimkenSteel 2014 Equity and Incentive Compensation Plan and, under certain circumstances, under our retirement and benefit plans. The following circumstances would trigger post-termination payments to our named executive officers: change in control followed by certain events described below; involuntary termination without cause; retirement; permanent disability; and death. For purposes of calculating the payments that would be due to each of our NEOs, the termination scenarios described below assume a December 31, 2014, termination date.

CHANGE IN CONTROL

Under the Severance Agreements with our NEOs, when certain events occur, such as a reduction in responsibilities or termination of employment without cause, following a change in control of the Company (as defined in the Severance Agreements), the NEO will be entitled to receive a cash severance payment in an amount equal to a multiple of three times the sum of his annual base salary and the greater of: (1) his target annual amount of incentive compensation for the year in which he terminates employment; or (2) his target annual amount of incentive compensation for the year in which the change in control occurs. The form of Severance Agreement does not contain an excise tax gross-up provision. Rather, the agreements provide that the NEO can choose the “best net” benefit of either: (1) paying all excise taxes incurred with respect to the change in control benefits, without a gross-up by the Company; or (2) accepting aggregate change in control benefits that do not exceed the excise tax threshold. In the event of a change in control, the amounts payable under the Severance Agreements would become secured by a trust arrangement.

In addition, the NEO would receive a lump sum amount representing the SERP benefit. The lump sum amount is determined by calculating the benefit under the Qualified Plan and the SERP assuming the NEO continued to earn service for three additional years with annual earnings during those three years equal to the compensation described above. The lump sum amount is reduced by the lump sum equivalent of the benefit payable from the Qualified Plan. This lump sum is determined based on mortality table and interest rates promulgated by the IRS under Section 417(e)(3) of the Internal Revenue Code.

Any unvested equity-based grants would vest and become nonforfeitable and the NEO would have three years to exercise all stock options.

Finally, the NEO would be entitled to continuation of health and welfare benefits for three years and career outplacement services.

VOLUNTARY TERMINATION

In the case of a voluntary termination of employment by one of our NEOs, the NEO is not entitled to receive, and the Company will not make any cash severance, retirement benefits or other perquisite payments and unvested equity-based grants will not vest.

INVOLUNTARY TERMINATION WITH CAUSE

The Company provides no cash severance, retirement benefits, other perquisite payments or vesting of any equity-based grants when one of our NEOs is terminated by the Company with cause. As provided in the Severance Agreements, termination with cause can occur only if the NEO commits an intentional act of fraud, embezzlement or theft in connection with his duties with the Company; an intentional wrongful disclosure of secret processes or confidential information of the Company or a Company subsidiary; or an intentional wrongful engagement in any Competitive Activity (as defined in the Severance Agreements) which would constitute a material breach of the officer’s duty of loyalty to the Company.

If the Company terminates the NEO’s employment for cause, any benefit payable from a qualified plan will be forfeited.

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INVOLUNTARY TERMINATION WITHOUT CAUSE

In the case of an involuntary termination without cause, each NEO is entitled to severance equal to 1.5 times the sum of his base salary and highest annual incentive compensation during the preceding five years (not to exceed target), except that the Chairman, CEO and President is instead entitled to severance of 2 times the sum of his base salary and highest annual incentive compensation during the preceding five years (not to exceed target). Each NEO is also entitled to continuation of health and welfare benefits through the severance period and career outplacement services. In consideration for providing severance benefits, the Company receives confidentiality and non-compete covenants from the NEOs, as well as a release of liability for all claims against the Company.

RETIREMENT

“Retirement” means either: (1) retirement of the NEO prior to age 62, if the Compensation Committee of the Board of Directors determines that such retirement is for the convenience of the Company; or (2) retirement of the NEO on or after age 62.

In addition to retirement benefits shown in the 2014 Pension Benefits Table (which are not shown in the following table of termination scenarios), NEOs who retire under the circumstances described above will be entitled to receive prorated payouts of strategic performance shares and continued normal vesting of other unvested equity awards as if the officer had remained in the continuous employ of the Company for the remainder of the vesting period.

DEATH OR PERMANENT DISABILITY

“Permanent Disability” occurs if the NEO qualifies for permanent disability benefits under a disability plan or program of the Company or, in the absence of a disability plan or program of the Company, under a government-sponsored disability program.

All equity-based awards immediately vest in the event of death or permanent disability other than strategic performance shares which are prorated and then vest at the end of the performance period. In the case of disability, the employee has up to five years to exercise stock options. In the case of the NEO’s death, his beneficiary will have one year following his death to exercise stock options.

As a result of the spinoff, the Company assumed the obligations of The Timken Company under the Death Benefit Agreement with Mr. Timken. In the event of the death of Mr. Timken while continuously employed, a cash payment of $600,000 will be designated to his beneficiary.

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TERMINATION SCENARIOS

Mr. Timken
	Voluntary Resignation	Termination With Cause	Retirement(6)	Death & Disability	Termination Without Cause	Change in Control
Cash Severance(1)	$0	$0		$0	$4,150,537	$6,225,806
Equity(2)	$0	$0		$1,900,946	$1,773,646	$1,869,091
Retirement Benefits(3)	$0	$0		$0	$0	$485,000
Other Benefits(4)	$0	$0		$600,000	$50,000	$65,000
Excise Tax Gross-Up(5)						$0
Total	$0	$0	$0	$2,500,946	$5,974,183	$8,644,897
Mr. Holding
	Voluntary Resignation	Termination With Cause	Retirement(6)	Death & Disability	Termination Without Cause	Change in Control
Cash Severance(1)	$0	$0		$0	$930,469	$1,860,937
Equity(2)	$0	$0		$194,044	$167,773	$190,166
Retirement Benefits(3)	$0	$0		$0	$0	$147,000
Other Benefits(4)	$0	$0		$0	$42,500	$65,000
Excise Tax Gross-Up(5)						$0
Total	$0	$0	$0	$194,044	$1,140,742	$2,263,103
Mr. Walker
	Voluntary Resignation	Termination With Cause	Retirement(6)	Death & Disability	Termination Without Cause	Change in Control
Cash Severance(1)	$0	$0	$0	$0	$769,019	$1,538,039
Equity(2)	$0	$0	$347,689	$399,284	$224,359	$395,891
Retirement Benefits(3)	$0	$0	$345,000	$0	$0	$216,000
Other Benefits(4)	$0	$0	$0	$0	$42,500	$65,000
Excise Tax Gross-Up(5)						$0
Total	$0	$0	$692,689	$399,284	$1,035,878	$2,214,930
Mr. DiPiero
	Voluntary Resignation	Termination With Cause	Retirement(6)	Death & Disability	Termination Without Cause	Change in Control
Cash Severance(1)	$0	$0		$0	$779,952	$1,559,904
Equity(2)	$0	$0		$125,902	$76,940	$125,902
Retirement Benefits(3)	$0	$0		$0	$0	$130,000
Other Benefits(4)	$0	$0		$0	$42,500	$65,000
Excise Tax Gross-Up(5)						$0
Total	$0	$0	$0	$125,902	$899,392	$1,880,806

(1)	“Cash Severance” refers to amounts payable to each NEO under the Severance Agreements.

(2)	“Equity” includes the value of restricted shares, deferred shares, performance shares, strategic performance shares and stock option grants which the NEO will be entitled to receive under the termination scenarios described in the table. As discussed above, equity-based grants immediately vest in the event of a change in control (as defined in the Severance Agreements) followed by certain events, or at the time of death or permanent disability. In the case of an involuntary termination without cause, equity-based grants will continue to vest through the period of time represented by the cash severance multiple. For purposes of calculating the value of equity reflected in this table, all full-share awards are valued at the closing price of our common shares on December 31, 2014, which was $37.03. All stock options are valued based on the difference between such closing price and the exercise price times the number of unvested shares that would accelerate, as defined in the Severance Agreements. Our equity grant agreements include a double-trigger vesting for awards in the event of a change in control.

(3)	“Retirement Benefits” represent the value of additional benefits earned under the qualified and supplemental plans as a result of a change in control. Additionally, for Mr. Walker, who was the only NEO eligible for early retirement as of December 31, 2014, “Retirement Benefits” includes the value of early commencement of retirement benefits under the qualified and supplemental plans.

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(4)	“Other Benefits” includes the value of health and welfare benefits through the applicable severance period, with an estimated value of $15,000 per year, plus outplacement services with an estimated value of $20,000.
Additionally, for Mr. Timken, the amount shown under “Death and Disability” represents the value of the death benefit payable pursuant to the terms of a Death Benefit Agreement originally entered into between Mr. Timken and The Timken Company and assumed by the Company at the time of the spinoff.

(5)	“Excise Tax Gross-Up” will not be triggered for any of the NEOs, as each of them has entered into an agreement that excludes the payment of tax gross-up amounts.

(6)	Values are shown under the retirement scenario for only those NEOs who were eligible for normal retirement or early retirement as of December 31, 2014. Mr. Walker is the only NEO who was eligible for early retirement as of December 31, 2014. The amount reflected under “equity” assumes early retirement with Company consent. Had Mr. Walker retired, his equity would have continued to time vest with the exception of the 2013-2015 strategic performance award, which would have been pro-rated based upon time employed during the 2013-2015 performance period.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

APPOINTMENT OF INDEPENDENT AUDITOR FOR 2015

The Audit Committee of the Board of Directors has selected Ernst & Young LLP, an independent registered public accounting firm, to perform the audit of our financial statements and our internal control over financial reporting for the 2015 fiscal year. Ernst & Young has acted as our independent accounting firm since the spinoff of TimkenSteel on June 30, 2014, and prior to that, had served as the independent accounting firm for The Timken Company.

The selection of Ernst & Young as our independent auditor is not required to be submitted to a vote of our shareholders for ratification. However, the Board of Directors believes that obtaining shareholder ratification is a sound governance practice. If our shareholders fail to vote in favor of the selection of Ernst & Young, the Audit Committee will reconsider whether to retain Ernst & Young and may retain that firm or another firm without re-submitting the matter to our shareholders. Even if the shareholders ratify this appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interest.

Representatives of Ernst & Young are expected to be present at the 2015 Annual Meeting of Shareholders. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Ratification of the appointment of Ernst & Young as the Company’s independent auditor for the 2015 fiscal year requires the affirmative vote of a majority of the votes cast on the proposal. Shares represented by proxy will be voted FOR this proposal unless you specify otherwise in your voting instructions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITOR FOR THE 2015 FISCAL YEAR.

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SERVICES OF INDEPENDENT AUDITOR FOR 2014

Set forth below are the aggregate fees billed by Ernst & Young for professional services rendered to us for the fiscal years ended December 31, 2014 and December 31, 2013:

	2014	2013(a)

Audit Fees(b)	$1,452,012	$1,269,240

Audit-Related Fees(c)	--	$74,194

Tax Fees	--	$53,165

All Other Fees	--	--

Total Fees	$1,452,012	$1,396,599

(a)	Fees for the fiscal year ended December 31, 2013, reflect an allocation of fees paid to Ernst & Young by The Timken Company.

(b)	Audit Fees consists of fees for professional services rendered for the audits of our annual consolidated financial statements, including, for 2014, statutory audits of $16,000.

(c)	Audit-Related Fees consists of fees for employee benefit plan audits.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee annually approves the scope and fees payable for the year-end audit and statutory audits to be performed by the independent auditor for the next fiscal year. Other than services pre-approved in connection with the annual engagement of the independent auditor, all services to be provided by the independent auditor must be pre-approved by the Audit Committee. Requests for pre-approval must contain sufficient detail to ensure the Audit Committee knows precisely what services it is being asked to pre-approve so that it can make a well-reasoned assessment of the impact of the service on the auditor’s independence. The Audit Committee charter contains a provision permitting the Committee to delegate its pre-approval authority to its Chairperson, who must report any pre-approval decisions to the full Audit Committee at its next scheduled meeting. All of the services described above for services following the spinoff were approved by the Audit Committee in accordance with the foregoing policies and procedures.

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PROPOSAL 3

APPROVAL, ON AN ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION

We believe our compensation programs for our named executive officers:

•	align the interests of our executives with those of our shareholders;

•	reward executives for sustained, strong business and financial results; and

•	enable us to attract, retain and motivate the best talent.

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are asking you to approve, on an advisory (non-binding) basis, the following resolution at our 2015 Annual Meeting of Shareholders:

RESOLVED, that the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement, is hereby APPROVED.

We encourage you to carefully review the Compensation Discussion and Analysis, the compensation tables and related disclosures beginning on page 21 of this Proxy Statement. The Board recommends that shareholders indicate their support for the compensation of the Company’s named executive officers as described in this Proxy Statement by voting “FOR” approval of this proposal at the Annual Meeting.

As an advisory vote, this resolution is not binding. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our shareholders in their vote on this proposal. The Compensation Committee will consider the affirmative vote of a majority of the votes cast on this proposal as approval of the compensation paid to the Company’s executive officers. If there are a significant number of negative votes, the Compensation Committee will seek to understand and consider the concerns that influenced such votes in making future decisions about executive compensation programs.

Shares represented by proxy will be voted FOR this proposal unless you specify otherwise in your voting instructions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADVISORY APPROVAL

OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL 4

FREQUENCY OF SHAREHOLDER ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

In addition to the non-binding advisory vote to approve 2014 named executive officer compensation, as described in Proposal 3 above, SEC rules require that shareholders have an opportunity at least once every six years to vote on the frequency with which the Company will conduct advisory votes on named executive officer compensation. Proposal 4 is submitted to you as required pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act. By voting on this proposal, you may indicate whether you prefer an advisory vote on named executive officer compensation every “1 YEAR,” “2 YEARS” or “3 YEARS,” or you may abstain from voting on this matter.

After careful consideration, the Board of Directors recommends that the advisory shareholder vote on named executive officer compensation occur every year (1 YEAR) as a corporate governance best practice. Although the Company has designed its executive compensation program to align the economic interests of our executives with the long-term interests of TimkenSteel and our shareholders, the Board recognizes that executive compensation is disclosed annually and it values regular shareholder feedback on the Company’s compensation programs. Therefore, our Board recommends that you vote for an annual advisory vote on named executive officer compensation, for the reasons stated below:

•	An annual advisory vote (1 YEAR) will give shareholders a formal mechanism for providing their direct input on our compensation philosophy, policy and practices as disclosed in our Proxy Statement every year; and

•	An annual advisory vote (1 YEAR) is consistent with our policy of seeking input from and engaging in discussions with our shareholders regarding executive compensation and may encourage additional dialogue.

Although this vote is advisory in nature and therefore not binding on the Company, the Board of Directors will carefully consider the results of the vote in determining the frequency with which advisory votes on named executive officer compensation will be conducted. The Board will consider the frequency choice receiving the plurality of the votes cast as the shareholders’ advisory selection of the frequency of advisory votes on named executive officer compensation. Please indicate on your proxy card your preference regarding the frequency of holding shareholder advisory votes on named executive officer compensation as every “1 YEAR,” “2 YEARS” or “3 YEARS,” or you may mark “abstain” on this proposal.

Shares represented by proxy will be voted for an advisory vote on named executive officer compensation to be held EVERY YEAR (1 YEAR), unless you specify otherwise in your voting instructions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO HOLD

THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

EVERY YEAR (1 YEAR).

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PROPOSAL 5

APPROVAL OF THE TIMKENSTEEL CORPORATION

AMENDED & RESTATED SENIOR EXECUTIVE MANAGEMENT PERFORMANCE PLAN

INTRODUCTION

The TimkenSteel Corporation Senior Executive Management Performance Plan, which became effective as of June 30, 2014 (the “Original SEMPP”), was approved by TimkenSteel’s interim Board of Directors in anticipation of the spinoff and was subsequently ratified by the Compensation Committee following separation. On January 30, 2015, our Board of Directors approved and adopted the TimkenSteel Corporation Amended and Restated Senior Executive Management Performance Plan (the “Amended SEMPP”) with the effective date of January 1, 2015. The Amended SEMPP continues to help the Company to attract and retain key executives and to provide such persons with incentives and rewards for performance.

Our principal reason for amending and restating the Original SEMPP in the form of the Amended SEMPP and submitting it to shareholders at the Annual Meeting is to obtain shareholder approval of the material terms for “qualified performance-based compensation” under the Amended SEMPP to satisfy the shareholder approval requirements under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Approval of this Proposal 5 is intended to provide us with the ability potentially to offer short-term cash-based incentive awards under the Amended SEMPP that may be able to satisfy the requirements for “qualified performance-based compensation” and may permit us to benefit from certain tax deductions, under Section 162(m) of the Code. In addition, the Amended SEMPP makes certain other substantive and non-substantive changes as further described below. Outstanding awards under the Original SEMPP will continue in effect in accordance with their terms.

SUMMARY OF MATERIAL CHANGES FROM CURRENT PLAN

Clarification Regarding Compensation Committee Selection of Amended SEMPP Participants: The Amended Plan clarifies that the Compensation Committee of the Board of Directors (the “Compensation Committee”) will designate the participants in the Amended SEMPP from time to time, including those participants who may be covered employees (as defined below).

Amendment of Clawback Provisions: The Amended SEMPP revises the clawback provisions of the Original SEMPP to provide that, consistent with the Dodd-Frank Wall Street Reform and Consumer Protection Act, unless otherwise required by applicable law or regulation, the Company may seek recovery of any incentive awards under the Amended SEMPP only if the applicable restatement occurs within 36 months of the publication of the financial statements that are required to be restated.

SECTION 162(m)

Section 162(m) of the Code generally disallows deductions for certain compensation paid in a taxable year to our Chief Executive Officer and to each of our other three most highly compensated executive officers, other than our Chief Financial Officer (collectively referred to as our “covered employees”), to the extent that compensation to a covered employee exceeds $1 million for such year (the “Deduction Limit”). While we believe it is in the best interests of the Company and our shareholders to have the ability potentially to grant “qualified performance-based compensation” under the Amended SEMPP, we may decide to grant compensation that will not qualify as “qualified performance-based compensation” under Section 162(m) of the Code. Moreover, even if we intend to grant compensation that qualifies as “qualified performance-based compensation” for purposes of Section 162(m) of the Code under the Amended SEMPP, we cannot guarantee that such compensation will so qualify or ultimately will be deductible by us.

With respect to incentive awards under the Amended SEMPP, in order to satisfy the “qualified performance-based compensation” exception to the Deduction Limit, the payout of the award must be contingent solely on the attainment of one or more performance goals determined by a committee of two or more “outside directors” for purposes of Section 162(m) of the Code. The incentive award must also be granted pursuant to a shareholder approved plan containing (1) the material terms of the performance criteria pursuant to which the performance goals may be established, (2) identification of the individuals eligible to receive incentive awards under the Amended SEMPP, and (3) a specified limit

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on the maximum awards that a participant may receive within a certain time period or periods under the Amended SEMPP. Shareholder approval of this Proposal 5 is intended to satisfy the shareholder approval requirements of Section 162(m) of the Code.

We are seeking shareholder approval of the Amended SEMPP and its material terms, including the performance measures and individual grant limit under the Amended SEMPP, as well as the individuals eligible to receive awards under the Amended SEMPP, to have the flexibility to potentially grant performance-based awards under the Amended SEMPP that may be fully deductible for federal income tax purposes. If our shareholders approve the Amended SEMPP and the material terms for qualified performance-based compensation under the Amended SEMPP, assuming that all other Section 162(m) requirements are met, we may be able to obtain tax deductions with respect to awards issued under the Amended SEMPP to our Section 162(m) executive officers without regard to the limitations of Section 162(m) through the 2020 Annual Meeting of Shareholders (in other words, for five years). If our shareholders do not approve this Proposal 5, the Amended SEMPP will not be used for awards, and we generally will be limited in our ability to make certain performance-based awards.

The actual text of the Amended SEMPP is attached to this Proxy Statement as Appendix A. The following summary of the material terms of the Amended SEMPP does not purport to be a complete description of the Amended SEMPP and is qualified in its entirety by reference to the complete text of the plan. All defined terms used herein but not otherwise defined shall have the meanings given such terms in the Amended SEMPP.

SUMMARY OF THE MATERIAL TERMS OF THE AMENDED SEMPP

Plan Administration: The Amended SEMPP will be administered by the Compensation Committee, or another committee appointed by the Board, provided that such committee consists of not less than two directors of the Company, each of whom satisfies the requirements of an “outside director” under Section 162(m) of the Code. The Compensation Committee has full power and authority to construe, interpret and administer the Amended SEMPP and has the exclusive right to establish performance objectives and the amount of incentive awards payable to each participating executive upon the achievement of the specified performance objectives, which are referred to in the Amended SEMPP as the management objectives.

Eligibility: Eligibility under the Amended SEMPP is limited to the Company’s Chief Executive Officer and any other Compensation Committee-designated executive officer of the Company, including those that in the Compensation Committee’s judgment could be paid compensation the deductibility of which, to the Company, could be limited by Section 162(m) of the Code. Participating executives are designated to participate in the Amended SEMPP by the Compensation Committee in its sole and absolute discretion.

It is not possible to determine the number of eligible participants under the Amended SEMPP, as the selection of participating executives is determined by the Compensation Committee in its sole and absolute discretion. There were four participants in the Original SEMPP in 2014. We expect approximately the same number of participating executives will be eligible to participate in the Amended SEMPP.

Establishment of Performance Objectives and Incentive Award Opportunity: Not later than the 90th day of each fiscal year of the Company (or, in the case of the fiscal year in which the Amended SEMPP becomes effective, no later than the earlier of the 90th day after the initial effective date of the Amended SEMPP or the expiration of the first quarter of the performance period for the incentive award), the Compensation Committee will establish management objectives for each participating executive and the amount of incentive award payable (or formula for determining such amount) upon full achievement of the specified performance objectives for that fiscal year. The management objectives will be an objective performance measure based on specified levels of, growth in, or performance relative to certain peer companies, in one or more of the following criteria: (1) cash flow, (2) cost of capital, (3) debt reduction, (4) earnings, (5) earnings before interest and taxes, (6) earnings per share, (7) economic value added, (8) free cash flow, (9) working capital, (10) inventory management, (11) net income, (12) productivity improvement, (13) profit after tax, (14) reduction of fixed costs, (15) return on assets, (16) return on equity, (17) return on invested capital, (18) sales,

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(19) customer service, (20) shareholder return, (21) gross profits and/or (22) comparisons with various stock market indices, or any combination of these measures. The management objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participating executive or of the subsidiary, division, department or function within the Company in which the participating executive is employed. Different performance objectives may be established for each participant.

The Compensation Committee may further specify, with respect to the specified management objectives, a minimum acceptable level of achievement below which no incentive award payment will be made, and the Committee will set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified management objectives. The Compensation Committee generally may not modify any terms of awards established pursuant to this provision, except to the extent that after such modification the incentive award would continue to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code.

Negative Discretion: The Compensation Committee retains the discretion to reduce the amount of any incentive award that would otherwise be payable to a participating executive (including a reduction in such amount to zero).

Payment of Incentive Award and Maximum Incentive Award Permitted: As soon as reasonably practicable after the end of the Company’s fiscal year, the Compensation Committee will determine whether the management objectives have been achieved and the amount of the incentive award to be paid to each participating executive for such fiscal year and will certify such determinations in writing. Subject to a valid election made by a participating executive with respect to the deferral of all or a portion of his or her incentive award, incentive awards will then be paid within 30 days after such written certification by the Compensation Committee, but in no event later than two and one-half months after the close of the Company’s fiscal year.

Withholding: The Company has the right to withhold, or require a participating executive to remit to the Company, an amount sufficient to satisfy applicable federal, state, local or foreign withholding tax requirements with respect to the payment of any incentive award.

Award Limitations: The maximum incentive award paid to a participating executive under the Amended SEMPP for any fiscal year is $4,000,000.

Recovery of Incentive Awards: If a restatement of any part of the Company’s financial statements for any fiscal year or years due to material noncompliance with any financial reporting requirement under the U.S. securities laws applicable to such fiscal year or years occurs and the Compensation Committee determines that a participating executive is personally responsible for causing the restatement as a result of the participating executive’s personal misconduct or any fraudulent activity on the part of the participating executive, then the Compensation Committee has discretion, based on applicable facts and circumstances and subject to applicable law, to cause the Company to recover all or any portion (but no more than 100%) of the incentive award paid or payable to the participating executive for some or all of the years covered by the restatement. Unless otherwise required by applicable law, the Company may seek recovery of an incentive award only if the restatement occurs within 36 months of the publication of the financial statements that are required to be restated. The amount of any incentive award recovered by the Company shall be limited to the amount by which such incentive award exceeded the amount that would have been paid to or received by the participating executive had the Company’s financial statements for the applicable restated fiscal year or years been initially filed as restated, as reasonably determined by the Compensation Committee.

No Right to Incentive Award or Continued Employment: Neither the establishment of the Amended SEMPP nor the payment of any amounts under the Amended SEMPP confers upon any person any legal right to receive, or any interest in, an incentive award or any other benefit under the Amended SEMPP or right to continued employment with the Company or any subsidiary.

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Effective Date: The Amended SEMPP was adopted by the Board on January 30, 2015, subject to shareholder approval at this Annual Meeting, and will remain effective until the first shareholders’ meeting in 2020, subject to any further shareholder approvals (or reapprovals) mandated for “performance-based compensation” under Section 162(m) of the Code, and subject to the right of the Board to terminate the Amended SEMPP, on a prospective basis only, at any time.

NEW PLAN BENEFITS

It is not possible to determine the specific awards that may be awarded in the future under the Amended SEMPP because the grant and actual payout of incentive awards under the Amended SEMPP will be subject to the discretion of the plan administrator.

VOTE REQUIRED

Approval of the TimkenSteel Corporation Amended and Restated Senior Executive Management Performance Plan requires the affirmative vote of a majority of the votes cast on the proposal. The Board of Directors recommends that shareholders vote FOR the approval of the TimkenSteel Corporation Amended and Restated Senior Executive Management Performance Plan. Shares represented by proxy will be voted FOR this proposal unless you specify otherwise in your voting instructions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE TIMKENSTEEL CORPORATION AMENDED AND RESTATED SENIOR EXECUTIVE MANAGEMENT PERFORMANCE PLAN.

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PROPOSAL 6

APPROVAL OF THE MATERIAL TERMS FOR QUALIFIED PERFORMANCE-BASED COMPENSATION UNDER THE TIMKENSTEEL CORPORATION 2014 EQUITY AND INCENTIVE COMPENSATION PLAN

INTRODUCTION

On June 11, 2014, The Timken Company, as our sole shareholder at the time, approved the TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan (the “2014 Equity Plan”) in anticipation of the spinoff of TimkenSteel as an independent, publicly traded company. Following the separation on June 30, 2014, our Board of Directors ratified and approved the 2014 Equity Plan. The 2014 Equity Plan continues to afford the Board and its Compensation Committee the flexibility to design equity-based compensatory awards that are responsive to the Company’s business needs and authorizes a variety of awards designed to advance the interests and long-term success of the Company.

Our principal reason for seeking shareholder approval of this Proposal 6 is to secure shareholder approval of the material terms for “qualified performance-based compensation” under the 2014 Equity Plan for purposes of Section 162(m) of the Code. Shareholders are not being asked to otherwise approve the 2014 Equity Plan and no new shares are being requested in this proposal. There have been no changes to the 2014 Equity Plan since it was approved by The Timken Company on June 11, 2014, and subsequently ratified and adopted by our Board of Directors following the separation on June 30, 2014. However, because the 2014 Equity Plan was approved and put into place by The Timken Company prior to the separation, we are seeking shareholder approval of this Proposal 6 in order to enable us potentially to design certain types of awards under the 2014 Equity Plan that may satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code, and thus may permit us potentially to benefit from certain tax deductions under Section 162(m) of the Code.

Outstanding awards under the 2014 Equity Plan will continue in effect in accordance with their terms. If our shareholders do not approve this Proposal 6, the 2014 Equity Plan will continue in its current form; however, our ability to make certain performance awards to certain recipients may be limited.

WHY WE BELIEVE YOU SHOULD VOTE FOR PROPOSAL 6

The 2014 Equity Plan authorizes our Compensation Committee to provide equity-based compensation in the form of option rights, appreciation rights, restricted shares, restricted stock units, deferred shares, performance shares, performance units, common shares, and dividend equivalents for the purpose of providing our non-employee directors, officers and other key executives and employees (and those of our subsidiaries), and certain non-employees who perform employee functions, incentives and rewards for performance. The use of common shares as part of our compensation program is important because it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. We believe equity compensation provides additional motivation for directors and employees to create shareholder value because the value such individuals realize from their equity compensation is based on our stock price performance. Equity compensation also aligns the compensation interests of our directors and employees with the investment interests of our shareholders and promotes a focus on long-term value creation, because our equity compensation awards are subject to vesting and/or performance criteria.

The 2014 Equity Plan includes the following features designed to support the effective use and management of the Company’s equity incentive compensation program:

✓	Administered by a committee of independent directors	×	Prohibition on repricing

✓	Fungible share counting mechanics	×	No liberal share counting provisions

✓	“Double-trigger” vesting requirements on a change-in-control	×	No reloads on awards
		×	No evergreen provisions
✓	Right to “clawback” awards

✓	Limitations on awards to non-employee directors

✓	Allows for broad-based grants of equity

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The following includes aggregated information regarding the overhang and dilution associated with the 2014 Equity Plan. This information is as of December 31, 2014. As of that date, there were approximately 44,810,088 common shares outstanding:

•	Outstanding full-value awards (restricted stock units, deferred shares and performance shares), assuming that the outstanding awards achieve maximum performance: 288,305 shares (0.6% of our outstanding common shares);

•	Outstanding option rights: 1,521,052 shares (3.4% of our outstanding common shares) (outstanding option rights have an average exercise price of $28.15 and an average remaining term of 6 years);

•	Total common shares subject to outstanding awards, as described above (full-value awards and option rights): 1,809,357 shares (4.0% of our outstanding common shares);

•	Total common shares available for future awards under the 2014 Equity Plan: 4,114,943 shares (9.2% of our outstanding common shares); and

•	The total number of common shares subject to outstanding awards (1,809,357 shares), plus the total number of shares available for future awards, under the 2014 Equity Plan (4,114,943 shares), represents a current overhang percentage of 13.2% (in other words, the potential dilution of our shareholders represented by the 2014 Equity Plan).

The closing price on the New York Stock Exchange for our common shares on December 31, 2014, was $37.03 per share.

In 2014, we granted awards under the 2014 Equity Plan covering 2,177,206 common shares. Approximately 98% of the awards granted in 2014 were “replacement awards,” granted as a result of the bifurcation of awards outstanding under Timken’s long-term incentive plan at the time of the spinoff. As a new public company, we currently estimate an annualized burn rate of approximately 0.9%.

We recognize that equity compensation awards dilute shareholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, as well as responsible and mindful of shareholder interests, as described above.

We intend to utilize the shares authorized under the 2014 Equity Plan to continue our practice of incentivizing key individuals through annual equity grants. As noted below, our Compensation Committee retains full discretion under the 2014 Equity Plan to determine the number and amount of awards to be granted under the 2014 Equity Plan, subject to the terms of the 2014 Equity Plan, and future benefits that may be received by recipients under the 2014 Equity Plan are not determinable at this time.

SECTION 162(m)

As discussed above, our principal reason for submitting this Proposal 6 to shareholders is to obtain shareholder approval of the material terms for “qualified performance-based compensation” under the 2014 Equity Plan for purposes of Section 162(m) of the Code. Such shareholder approval is expected to enable us to structure certain awards so that they may constitute “qualified performance-based compensation” under Section 162(m) of the Code.

As discussed previously in Proposal 5, Section 162(m) of the Code disallows deductions for certain compensation paid to our covered employees in a taxable year to the extent that compensation to a covered employee exceeds the Deduction Limit for such year. However, some types of compensation, including “qualified performance-based compensation” under Section 162(m) of the Code, are not subject to the Deduction Limit if the compensation satisfies the requirements of Section 162(m) of the Code. The Deduction Limit does not apply to compensation paid under a shareholder-approved plan that meets certain requirements for “qualified performance-based compensation” under Section 162(m) of the Code. While we believe it is in the best interests of the Company and our shareholders to have the ability potentially to grant “qualified performance-based compensation” under the 2014 Equity

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Plan, we may decide to grant compensation to covered employees that will not qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if we intend to grant compensation that qualifies as “qualified performance-based compensation” for purposes of Section 162(m) of the Code under the 2014 Equity Plan, we cannot guarantee that such compensation will so qualify or ultimately will be deductible by us.

Generally, compensation attributable to stock options, stock appreciation rights and other performance-based awards may be deemed to qualify as “qualified performance-based compensation” under Section 162(m) of the Code if: (1) the grant is made by a committee of outside directors for purposes of Section 162(m) of the Code; (2) the plan under which the award is granted states the maximum number of shares with respect to which share-based awards and the maximum amount of cash awards that may be granted to any individual during a specified period of time; and (3) the amount of compensation an individual may receive under the awards is based solely on the achievement of one or more pre-established performance goals which incorporate business criteria approved by shareholders (or, in the case of options or stock appreciation rights, the increase in the value of the shares after the date of grant). Shareholder approval of this Proposal 6 is intended to satisfy the shareholder approval requirements of Section 162(m) of the Code.

The 2014 Equity Plan includes a list of performance measures upon which the Compensation Committee must condition a grant or vesting of a “qualified performance-based award,” which measures are as follows:

•	cash flow;
•	comparisons with various stock market indices;
•	cost of capital;
•	customer service;
•	debt reduction;
•	earnings;
•	earnings before interest and taxes;
•	earnings per share;
•	economic profit;
•	free cash flow;
•	gross profits;
•	inventory management;
•	net income;
•	productivity improvement;
•	profit after tax;
•	reduction of fixed costs;
•	return on assets;
•	return on equity;
•	return on invested capital;
•	sales;
•	shareholder return; and/or
•	working capital.

In addition to these performance measures, the 2014 Equity Plan also includes individual grant limits for equity or incentive awards that can be granted pursuant to the 2014 Equity Plan, as further described below.

We are seeking shareholder approval of the material terms for “qualified performance-based compensation” under the 2014 Equity Plan, including the performance measures and individual grant limit under the 2014 Equity Plan, as well as the individuals eligible to receive awards under the 2014 Equity Plan, to have the flexibility potentially to grant awards under the 2014 Equity Plan that may be fully deductible for federal income tax purposes. If our shareholders approve the material terms for “qualified performance-based compensation” under the 2014 Equity Plan, assuming that all other Section 162(m) requirements are met, we may be able to obtain tax deductions through the 2020 Annual Meeting of Shareholders (in other words, for five years) with respect to awards issued under the 2014 Equity Plan to our covered employees, without regard to the limitations of Section 162(m).

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SUMMARY OF MATERIAL TERMS OF THE 2014 EQUITY PLAN

The actual text of the 2014 Equity Plan is attached to this Proxy Statement as Appendix B. The following summary of the material terms of the 2014 Equity Plan is qualified in its entirety by reference to the complete text of the 2014 Equity Plan. Any terms used in the following summary that are not otherwise defined herein shall have the meanings given to such terms in the 2014 Equity Plan.

Administration: The 2014 Equity Plan will be administered by the Compensation Committee of our Board of Directors, provided that such committee consists of not less than three members of the Board, each of whom shall (1) meet all applicable independence requirements of the New York Stock Exchange, (2) be a “non-employee director” within the meaning of Rule 16b-3, and (3) be an “outside director” within the meaning of Section 162(m) of the Code. The Compensation Committee may from time to time delegate all or any part of its authority under the 2014 Equity Plan to any subcommittee thereof. Any interpretation, construction and determination by the Compensation Committee of any provision of the 2014 Equity Plan, or of any agreement, notification or document evidencing the grant of awards under the 2014 Equity Plan, will be final and conclusive. To the maximum extent permitted by applicable law, the Compensation Committee may delegate to one or more of its members or to one or more other directors or any officer, agent or advisor of the Company, such administrative duties or powers as it deems advisable. In addition, the Compensation Committee may, by resolution, authorize one or more officers of the Company to (1) designate employees to be recipients of awards under the 2014 Equity Plan and (2) determine the size and type of any awards granted under the 2014 Equity Plan; provided, that the Compensation Committee may not delegate such responsibilities to officers for awards granted to certain employees who are subject to the reporting requirements of Section 16 of the Exchange Act or subject to Section 162(m) of the Code.

Eligibility: Any person who is selected by the Compensation Committee to receive benefits under the 2014 Equity Plan and who is at that time an officer (including, without limitation, an officer who may also be a member of the Board) or other key employee of the Company or any of its subsidiaries (including a person who has agreed to commence serving in any such capacity within 90 days of the date of grant) is eligible to participate in the 2014 Equity Plan. Additionally, each non-employee member of the Board of Directors of the Company is eligible to participate in the 2014 Equity Plan.

Finally, in accordance with the terms of the Employee Matters Agreement entered into between the Company and The Timken Company on June 30, 2014, any current or former employee, officer or member of the Board of Directors of The Timken Company, or any other person who held a stock option, restricted share, restricted stock unit, deferred share, or performance share under a plan sponsored by The Timken Company as of the date immediately prior to the spinoff of the Company from The Timken Company was eligible to receive replacement awards, as defined in and pursuant to the 2014 Equity Plan; provided, that any such participant who is not otherwise eligible to be a participant pursuant to the preceding paragraph was eligible to receive only replacement awards (a “Timken Company Participant”).

On August 5, 2014, 2,132,216 replacement awards were granted under the 2014 Equity Plan, including 1,476,301 replacement awards granted to 330 Timken Company Participants. We do not anticipate that any further replacement awards will be made under the 2014 Equity Plan.

As of February 13, 2015, there were approximately 110 employees and 8 non-employee directors of the Company eligible for awards under the 2014 Equity Plan.

Shares Available for Awards under the 2014 Equity Plan: Subject to adjustment as described in the 2014 Equity Plan, the maximum number of common shares that may be issued or transferred pursuant to awards granted under the 2014 Equity Plan may not in the aggregate exceed 6,750,000 common shares (the “Available Shares”). Of the Available Shares, no more than 3,000,000 common shares were authorized for grant as replacement awards, as defined in the 2014 Equity Plan. The Available Shares may be common shares of original issuance or treasury shares, or a combination thereof.

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Share Limits Under the 2014 Equity Plan: The 2014 Equity Plan also provides that, subject to adjustment as described in the 2014 Equity Plan:

•	the aggregate number of common shares actually issued or transferred upon the exercise of incentive stock options will not exceed 6,750,000 common shares;

•	no participant will be granted option rights or appreciation rights, in the aggregate, for more than 500,000 common shares during any calendar year;

•	no participant will be granted awards of restricted shares, restricted stock units, performance shares or other stock-based awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, in the aggregate, for more than 500,000 common shares during any calendar year;

•	no participant in any calendar year will receive an award of performance units or other awards payable in cash that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, other than cash incentive awards, having an aggregate maximum value in excess of $3,000,000;

•	no participant in any calendar year will receive a cash incentive award that is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code having an aggregate maximum value in excess of $3,000,000; and

•	no non-employee director of the Company will be granted in any calendar year awards in excess of (i) 14,000 restricted shares, (ii) 14,000 restricted stock units, (iii) 18,000 common shares, or (iv) 18,000 option rights and/or appreciation rights.

Share Counting: The 2014 Equity Plan contains fungible share counting mechanics, which generally means that each common share issued or transferred pursuant to awards (other than option rights and appreciation rights) will reduce the Available Shares by 2.46 common shares (instead of one common share) for each such issued or transferred common share. This means, for example, that assuming no awards have previously been granted under the 2014 Equity Plan, only 2,743,902 common shares could be issued in settlement of restricted stock unit awards from the 6,750,000 common shares initially authorized for issuance.

Common shares covered by an award granted under the 2014 Equity Plan will not reduce the Available Shares unless and until they are actually issued and delivered to a participant and, therefore, the total number of common shares available under the 2014 Equity Plan as of a given date will not be reduced by any common shares relating to prior awards that have expired or have been forfeited or cancelled. Upon payment in cash of the benefit provided by any award granted under the 2014 Equity Plan, any common shares that were covered by that award will again be available for issuance under the 2014 Equity Plan. Notwithstanding the foregoing, the 2014 Equity Plan further provides that: (i) if common shares are tendered or otherwise used in payment of the exercise price of an option right, the total number of common shares covered by the option right being exercised will count against the Available Shares; (ii) common shares withheld by the Company or otherwise tendered to satisfy tax withholding obligations will count against the Available Shares; (iii) common shares that are repurchased by the Company with option right proceeds will not be added to the Available Shares; and (iv) the gross number of common shares covered by an appreciation right, to the extent that it is exercised and settled in common shares, whether or not common shares are actually issued to the participant upon exercise of the appreciation right, will be considered issued or transferred pursuant to the plan.

Common shares issued or transferred pursuant to awards granted under the 2014 Equity Plan in substitution for or in conversion of, or in connection with the assumption of, awards held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries will not count against the share limits under the 2014 Equity Plan. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2014 Equity Plan, but will not count against the share limits under the 2014 Equity Plan.

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Types of Awards Under the 2014 Equity Plan: Pursuant to the 2014 Equity Plan, the Company may grant option rights (including “incentive stock options” as defined in Section 422 of the Code), appreciation rights, restricted shares, restricted stock units, deferred shares, performance shares, performance units, cash incentive awards, and certain other awards based on or related to our common shares. The 2014 Equity Plan also authorized the grant of replacement awards to certain individuals who at the time of the spinoff held equity awards granted under The Timken Company’s equity compensation plans, in accordance with the terms of the Employee Matters Agreement entered into between the Company and The Timken Company.

Each grant of an award under the 2014 Equity Plan will be evidenced by an award agreement or agreements (an “Evidence of Award”) which will contain such terms and provisions as the Compensation Committee may determine, consistent with the 2014 Equity Plan. A brief description of the types of awards that may be granted under the 2014 Equity Plan is set forth below.

Option Rights. An option right is a right to purchase common shares upon exercise of a stock option. Stock options granted to an employee under the 2014 Equity Plan may consist of either an incentive stock option intended to satisfy the requirements of Section 422 of the Code, a nonqualified stock option that does not comply with those requirements, or a combination of both. Incentive stock options may only be granted to employees of the Company or certain of our related corporations. Except with respect to replacement awards or awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, incentive stock options and nonqualified stock options must have an exercise price per share that is not less than the fair market value of a common share on the date of grant. The term of an option may not extend more than ten years after the date of grant.

Each grant of an option right will specify the applicable terms of the option right, including the number of common shares subject to the option right and the applicable vesting and forfeiture provisions. In addition, each grant will specify the form of consideration to be paid in satisfaction of the exercise price, which may include: (i) cash, check or other cash equivalent acceptable to the Company; (ii) nonforfeitable, unrestricted common shares already owned by the participant with a value at the time of exercise that is equal to the total exercise price; (iii) subject to any conditions or limitations established by the Compensation Committee, by a net exercise arrangement pursuant to which the Company will withhold common shares otherwise issuable upon exercise of an option right; (iv) any other legal consideration that the Compensation Committee may deem appropriate, including, to the extent permitted by law, pursuant to a broker-assisted cashless exercise procedure; and (v) any combination of the foregoing methods.

Appreciation Rights. The 2014 Equity Plan provides for the grant of appreciation rights, which may be granted as either tandem appreciation rights or free-standing appreciation rights. A tandem appreciation right is an appreciation right that is granted in tandem with an option right or similar right. A free-standing appreciation right is an appreciation right that is not granted in tandem with an option right or similar right. Each grant of an appreciation right will be evidenced by an Evidence of Award which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions. An appreciation right may be paid in cash, common shares or any combination thereof. The exercise price of an appreciation right may not be less than the fair market value of a common share on the date of grant and its term may not extend more than ten years from the date of grant.

Restricted Shares. Restricted shares awarded under the 2014 Equity Plan will consist of an award of common shares in consideration for the performance of services, which shares are subject to a substantial risk of forfeiture for a period of time determined by the Compensation Committee or until certain management objectives specified by the Compensation Committee are achieved. Such awards constitute an immediate transfer of the ownership of common shares to the participant, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Compensation Committee. Any grant of restricted shares may require that any or all dividends or distributions paid on restricted shares that remain subject to a substantial risk of forfeiture be automatically sequestered; provided that dividends or other distributions on restricted shares with restrictions that lapse as a result of the achievement of management objectives will be deferred until and paid contingent upon the achievement of the

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applicable management objectives. Sequestered dividends or other distributions may be reinvested on an immediate or deferred basis in additional common shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Compensation Committee may determine. Each grant of restricted shares will be evidenced by an Evidence of Award which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions.

Restricted Stock Units. Restricted stock units awarded under the 2014 Equity Plan constitute an agreement by the Company to deliver common shares, cash, or a combination thereof, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of management objectives) during the restriction period as the Compensation Committee may specify. Rights to dividend equivalents may be extended to and made part of any restricted stock unit award at the discretion of and on the terms determined by the Compensation Committee. Each grant of a restricted stock unit award will be evidenced by an Evidence of Award which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions.

Deferred Shares. Deferred shares awarded to participants under the 2014 Equity Plan constitute the agreement by the Company to issue or transfer common shares to the participant in the future in consideration of the performance of services, subject to the fulfillment during the applicable deferral period of such conditions as the Compensation Committee may specify. Rights to dividend equivalents may be extended to and made part of any deferred share award at the discretion of and on the terms determined by the Compensation Committee. Each grant of deferred shares will be evidenced by an Evidence of Award which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions.

Performance Shares, Performance Units and Cash Incentive Awards. Performance shares, performance units and cash incentive awards may also be granted to participants under the 2014 Equity Plan. These awards, when granted under the 2014 Equity Plan, become payable to participants upon of the achievement of specified management objectives and upon such terms and conditions as the Compensation Committee determines at the time of grant. Each grant will specify the time and manner of payment of cash incentive awards, performance shares or performance units that have been earned, and any grant of performance shares or performance units may further specify that any such amount may be paid or settled by the Company in cash, common shares or any combination thereof. Any grant of performance shares may provide for the payment of dividend equivalents in cash or in additional common shares, subject to deferral and payment on a contingent basis, based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid. The grant of performance shares or performance units will specify that, before the performance shares or performance units will be earned and paid, the Board of Directors must certify in writing that the management objectives have been satisfied. Rights to dividend equivalents may be extended to and made part of any performance share award at the discretion of and on the terms determined by the Compensation Committee. Each grant of performance shares, performance units and cash incentive awards will be evidenced by an Evidence of Award which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions.

Other Awards. The Compensation Committee may grant such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, common shares or factors that may influence the value of such common shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into common shares, purchase rights for common shares, awards with value and payment contingent upon performance of the Company, its subsidiaries, affiliates or other business units or any other factors designated by the Compensation Committee, and awards valued by reference to the book value of the common shares or the value of securities of, or the performance of the subsidiaries, affiliates or other business units of the Company. The terms and conditions of any such awards will be determined by the Compensation Committee. In addition, the Compensation Committee may grant cash awards, as an element of or supplement to any other awards granted under the 2014 Equity Plan. Grants of Other Awards will be evidenced by an Evidence of Award which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions.

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Common Shares. The Board of Directors may, from time to time and upon such terms and conditions as it may determine, authorize the granting of common shares to non-employee members of the Company’s Board of Directors. Pursuant to the 2014 Equity Plan, any such awards will be subject only to a restriction on transfer for a period of six months immediately following the date of grant.

Management Objectives; Qualified Performance Based Awards: The 2014 Equity Plan permits the Company to grant both awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code and awards that are not intended to so qualify, and provides that any of the awards set forth below may be granted subject to the achievement of specified management objectives.

Management objectives are defined as the measurable performance objective or objectives established pursuant to the 2014 Equity Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Compensation Committee, option rights, appreciation rights, restricted shares, restricted stock units, deferred shares, dividend equivalents or other awards. Management objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company. The management objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves.

The Compensation Committee may grant awards subject to management objectives that are either qualified performance-based awards or are not qualified performance-based awards. A qualified performance-based award is any cash incentive award or award of performance shares, performance units, restricted shares, restricted stock units, or Other Awards, granted to certain “covered employees” (as defined in Section 162(m) of the Code) that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code. Under the 2014 Equity Plan, the management objectives applicable to any qualified performance-based award to a covered employee must be based on one or more, or a combination, of the metrics set forth above under the caption “Section 162(m).”

Additionally, each such management objective must be objectively determinable to the extent required under Section 162(m) of the Code, and, unless otherwise determined by the Compensation Committee and to the extent consistent with Section 162(m) of the Code, must exclude the effects of certain designated items identified at the time of grant. If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Compensation Committee may in its discretion modify such management objectives or the related minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable, except in the case of a qualified performance-based award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Compensation Committee will not make any modification of the management objectives or minimum acceptable level of achievement with respect to such covered employee.

Transferability of Awards: No option right, appreciation right or other derivative security (as that term is used in Rule 16b-3 under the Exchange Act) awarded under the 2014 Equity Plan may be transferred by a participant other than by will or the laws of descent and distribution. Option rights and appreciation rights will be exercisable during a participant’s lifetime only by the participant or, in the event of the participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the participant under state law and/or court supervision. Notwithstanding the foregoing, the Compensation Committee, in its sole discretion, may provide for the transferability of option rights or appreciation rights under the 2014 Equity Plan, provided that no awards granted under the plan may be transferred in exchange for value or consideration.

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Adjustments; Corporate Transactions: The Compensation Committee will make or provide for such adjustments in the: (i) number of common shares or number of common shares covered by outstanding option rights, appreciation rights, restricted shares, restricted stock units, deferred shares, performance shares and performance units granted under the 2014 Equity Plan; (ii) prices per share applicable to such option rights and appreciation rights; (iii) if applicable, number of common shares covered by Other Awards granted pursuant to the 2014 Equity Plan; (iv) kind of shares (including shares of another issuer) covered thereby; and (v) cash incentive awards, as the Compensation Committee in its sole discretion in good faith determines to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spinoff, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing.

In the event of any such transaction or event, or in the event of a change in control of the Company, the Compensation Committee may provide in substitution for any or all outstanding awards under the 2014 Equity Plan such alternative consideration (including cash) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. Moreover, the Compensation Committee may, on or after the date of grant, provide in the Evidence of Award that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Compensation Committee may provide that the holder will automatically be entitled to receive such an equivalent award. In addition, for each option right or appreciation right with an exercise price greater than the consideration offered in connection with any such transaction or event or change in control, the Compensation Committee may in its sole discretion elect to cancel such option right or appreciation right without any payment to the person holding such option right or appreciation right. The Compensation Committee will make or provide for such adjustments to the numbers and kind of shares available for issuance under the 2014 Equity Plan, the share counting and recycling provisions, and the share limits of the 2014 Equity Plan as the Compensation Committee in its sole discretion may in good faith determine to be appropriate; provided, that any adjustment to the limit on the number of common shares that may be issued upon exercise of incentive stock option will be made only if and to the extent such adjustment would not cause any option intended to qualify as an incentive stock option to fail to so qualify.

Prohibition on Repricing: Except in connection with certain corporate transactions or changes in the capital structure of the Company, the terms of outstanding awards may not be amended to (1) reduce the exercise price of outstanding option rights or appreciation rights, or (2) cancel outstanding option rights or appreciation rights in exchange for cash, Other Awards or option rights or appreciation rights with an exercise price, as applicable, that is less than the exercise price of the original option rights or appreciation rights, as applicable, without shareholder approval. The 2014 Equity Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” option rights and appreciation rights and that they may not be amended without approval by the Company’s shareholders.

Detrimental Activity and Recapture: Any Evidence of Award may provide for the cancellation or forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Compensation Committee from time to time, if any participant, either during employment or within a specified period after termination of such employment engages in any detrimental activity, or upon such terms and conditions as may be required under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the common shares may be traded.

Grants to Non-U.S. Based Participants: In order to facilitate the making of any grant or combination of grants under the 2014 Equity Plan, the Compensation Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by the Company or any of its

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subsidiaries outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Compensation Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2014 Equity Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements may include any provisions that are inconsistent with the terms of the 2014 Equity Plan as then in effect unless the 2014 Equity Plan could have been amended to eliminate such inconsistency without further approval by the Company’s shareholders.

Withholding: To the extent the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the 2014 Equity Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements, in the discretion of the Compensation Committee, may include the tender by the participant or such other person or the withholding by the Company of common shares to provide for such withholding taxes. In no event will the value of the common shares to be tendered or withheld to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld.

No Right to Continued Employment: The 2014 Equity Plan does not confer upon any participant any right with respect to continuance of employment or service with the Company or any of its subsidiaries or affiliates.

Effective Date of the 2014 Equity Plan: The 2014 Equity Plan became effective on June 15, 2014.

Amendment and Termination of the 2014 Equity Plan: The Compensation Committee generally may amend the 2014 Equity Plan from time to time; provided, however, that if any amendment (i) would materially increase the benefits accruing to participants under the 2014 Equity Plan, (ii) would materially increase the number of shares that may be issued under the 2014 Equity Plan, (iii) would materially modify the requirements for participation in the 2014 Equity Plan, or (iv) must otherwise be approved by the Company’s shareholders in order to comply with applicable law or the rules of the New York Stock Exchange, then such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

Further, subject to the 2014 Equity Plan’s prohibition on repricing, the Compensation Committee generally may amend the terms of any award prospectively or retroactively, provided that no such amendment may be taken that would impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code and Section 162(m) of the Code, and subject to certain other limitations set forth in the 2014 Equity Plan, the Compensation Committee may take any action that it deems to be equitable under the circumstances or in the best interests of the Company to, among other things, accelerate the vesting of certain awards granted under the 2014 Equity Plan (except that with respect to qualified performance-based awards, no such action may be taken if it would result in the loss of the otherwise available exemption of such award under Section 162(m) of the Code).

The Compensation Committee may, in its discretion, terminate the 2014 Equity Plan at any time. Termination of the 2014 Equity Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant shall be made under the 2014 Equity Plan more than ten years after the effective date of the 2014 Equity Plan, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the 2014 Equity Plan.

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NEW PLAN BENEFITS

Given the discretion of the Compensation Committee in administering the 2014 Equity Plan, it is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2014 Equity Plan because the grant and actual pay-out of awards under the 2014 Equity Plan are subject to the discretion of the Compensation Committee. For information regarding awards issued to the Company’s named executive officers during 2014, see the Grants of Plan Based Awards Table on page 49 of this Proxy Statement.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2014 Equity Plan based on federal income tax laws in effect. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for 2014 Equity Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Tax Consequences to Participants

Nonqualified Option Rights. In general, (1) no income will be recognized by an optionee at the time a nonqualified option right is granted, (2) at the time of exercise of a nonqualified option right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and (3) at the time of sale of shares acquired pursuant to the exercise of a nonqualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Option Rights. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If common shares are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If common shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Appreciation Rights. No income will be recognized by a recipient in connection with the grant of a tandem appreciation right or a freestanding appreciation right. When the appreciation right is exercised, the recipient normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received on the exercise.

Restricted Shares. The recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient for such restricted shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

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Restricted Stock Units. No income generally will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted common shares on the date that such shares are transferred to the recipient under the award (reduced by any amount paid by the participant for such restricted stock units), and the capital gains/loss holding period for such shares will also commence on such date.

Deferred Shares. No income generally will be recognized upon the award of deferred shares. The recipient of a deferred share award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted common shares on the date that such shares are transferred to the recipient under the award (reduced by any amount paid by the recipient for such deferred shares), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted common shares received.

Tax Consequences to the Company or Subsidiary

To the extent a recipient recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the recipient performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code. In this regard, certain types of awards under the 2014 Equity Plan, such as time-vested restricted shares, deferred shares and time-vested restricted stock units, cannot qualify as performance-based awards under Section 162(m) of the Code, and in other cases awards may fail to qualify if all requirements for qualification are not met in connection with such awards.

VOTE REQUIRED

Approval of the material terms for qualified performance-based compensation under the TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan requires the affirmative vote of a majority of the votes cast on the proposal. Your Board of Directors recommends that shareholders vote FOR the approval of the material terms for qualified performance-based compensation under the TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan. Shares represented by proxy will be voted FOR this proposal unless you specify a different choice on the accompanying proxy card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE MATERIAL TERMS FOR QUALIFIED PERFORMANCE-BASED COMPENSATION UNDER

THE TIMKENSTEEL CORPORATION 2014 EQUITY AND INCENTIVE COMPENSATION PLAN.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of December 31, 2014, regarding the only equity compensation plan maintained by the Company on that date, the 2014 Equity and Incentive Compensation Plan. This plan was approved by The Timken Company as the sole shareholder of the Company prior to the spinoff.

	Number of	(1)	Weighted average	(2)	Number of	(3)
	securities to		exercise price		securities
	be issued upon		of outstanding		remaining available
	exercise of		options, warrants		for issuance
	outstanding		and rights		under equity
	options, warrant				compensation plans
	and rights

Plan Category	(a)		(b)		(c)

Equity compensation plans approved by security holders	1,809,357		$28.15		4,114,943

Equity compensation plans not approved by security holders(4)	0		0		0

Total	1,809,357		$28.15		4,114,943

(1)	The amount shown in column (a) includes the following: nonqualified stock options – 1,521,052; deferred shares – 51,399; performance-based restricted stock units – 29,397; and time-based restricted stock units – 207,509 (which includes 127,931 cliff-vested restricted stock units).

(2)	The weighted average exercise price in column (b) includes nonqualified stock options only.

(3)	The amount shown in column (c) represents common shares remaining available under the 2014 Equity Plan, under which the Compensation Committee is authorized to make awards of option rights, appreciation rights, restricted shares, performance units and restricted stock units, deferred shares, performance shares and cash incentive awards. Awards may be credited with dividend equivalents payable in the form of common shares. In addition, under the 2014 Equity Plan, non-employee Directors are entitled to awards of restricted shares, common shares and option rights. Under this Plan, for any award that is not an option right or a stock appreciation right, 2.46 common shares are subtracted from the maximum number of common shares available under the plan for every common share issued under the award. For awards of option rights and stock appreciation rights, however, only one common share is subtracted from the maximum number of common shares available under the plan for every common share granted.

(4)	The Company also maintains the Director Deferred Compensation Plan pursuant to which Directors may defer receipt of common shares authorized for issuance under the 2014 Equity Plan. The table does not include separate information about this plan because it merely provides for the deferral, rather than the issuance, of common shares.

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BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table shows, as of February 13, 2015, the beneficial ownership of our common shares by each Director, nominee for Director and executive officer named in the Summary Compensation Table on page 46 of this Proxy Statement, and by all Directors, nominees for Director and executive officers as a group. Beneficial ownership of our common shares has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and is based on the sole or shared power to vote or direct the voting or to dispose or direct the disposition of our common shares. Beneficial ownership as determined in this manner does not necessarily bear on the economic incidents of ownership of our common shares.

Name	Number of Shares of Common Stock Beneficially Owned(1)(2)	Percent of Class(3)

Joseph A. Carrabba	2,698	*

Phillip R. Cox	15,500	*

Diane C. Creel	6,211	*

Randall H. Edwards	0	*

Donald T. Misheff	3,298	*

John P. Reilly	20,183	*

Ronald A. Rice	1,200	*

Randall A. Wotring	7,680	*

Ward J. Timken, Jr.(4)	3,138,890	7.0%

Frank A. DiPiero	2,675	*

Christopher J. Holding	13,787	*

Donald L. Walker	21,018	*

All Directors, nominees for Director and executive officers as a group(2)(4) (12 Individuals)	3,233,140	7.2%

*	Percent of class is less than 1%.

(1)	Except as otherwise indicated below, beneficial ownership means the sole power to vote and dispose of shares. None of the shares owned by Directors, nominees or the named executive officers has been pledged as security.

(2)	The following table provides additional details regarding beneficial ownership of our common shares:

Name	Outstanding Options(a)	Deferred Common Shares(b)

Joseph A. Carrabba	0	2,698

Phillip R. Cox	0	3,405

Diane C. Creel	0	0

Randall H. Edwards	0	0

Donald T. Misheff	0	2,698

John P. Reilly	0	3,341

Ronald A. Rice	0	0

Randall A. Wotring	0	0

Ward J. Timken, Jr.	351,349	0

Frank A. DiPiero	2,175	0

Christopher J. Holding	8,850	0

Donald L. Walker	7,173	0

(a)	Includes shares that the individual named in the table has the right to acquire on or before April 14, 2015, through the exercise of stock options pursuant to the TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan. Including those listed, all Directors, nominees for Director, and executive officers as a group have the right to acquire 369,547 shares on or before April 14, 2015, through the exercise of stock options pursuant to the TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan. These shares have been treated as outstanding for the purpose of calculating the percentage of the class beneficially owned by such individual or group, but not for the purpose of calculating the percentage of the class owned by any other person.

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(b)	Awarded as annual grants under the TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan, which will not be issued until a later date under the TimkenSteel Corporation Director Deferred Compensation Plan.

(3)	Calculated using 44,725,411 shares as the number of common shares outstanding.

(4)	Includes 193,860 shares over which Mr. Timken exercises sole voting and investment authority, 2,593,681 shares with respect to which Mr. Timken shares voting and investment discretion, and 351,349 shares which Mr. Timken has the right to acquire as discussed above. Of the shares reported, Mr. Timken disclaims beneficial ownership of 2,553,377 shares, including 1,405 shares held by his spouse, 3,000 shares held by the Ward J. Timken Trust FBO Grandchildren, and 2,548,972 shares held by The Timken Foundation of Canton.

The following table gives information known to us about each beneficial owner of more than 5% of our common shares as of February 13, 2015, unless otherwise indicated below.

Beneficial Owner	Amount	Percent of Class

Timken family(1)	5,111,410	11.4%

BlackRock Inc.(2)	3,508,038	7.8%
55 East 52nd Street
New York, NY 10022

Ellwood Group, Inc.(3)	2,951,401	6.6%
1105 N. Market Street
P.O. Box 8985, Suite 1300
Wilmington, DE 19810

Shapiro Capital Management LLC(4)	2,810,969	6.3%
3060 Peachtree Road
Suite 1555 N.W.
Atlanta, GA 30305

Participants in the TimkenSteel Savings and	2,716,855	6.1%
Investment Pension Plan(5)
1835 Dueber Ave. S.W.
Canton, OH 44706

The Vanguard Group Inc.(6)	2,615,180	5.9%
100 Vanguard Blvd.
Malvern, PA 19355

(1)	Members of the Timken family, including Ward J. Timken, Jr., have in the aggregate sole or shared voting and dispositive power with respect to 5,111,410 of our common shares, which includes 351,349 shares that Ward J. Timken, Jr. has the right to acquire on or before April 14, 2015. The Timken Foundation of Canton (the “Foundation”), 200 Market Avenue North, Suite 210, Canton, Ohio 44702, holds 2,548,972 of these shares, representing 5.7% of our outstanding common shares. Ward J. Timken, Joy A. Timken, Ward J. Timken, Jr., William R. Timken, Jr. and Jeffrey A. Halm are trustees of the Foundation and share the voting and investment power with respect to such shares.

There are no voting agreements or other arrangements among the members of the Timken family or the Foundation and its Trustees, regarding the 5,111,410 common shares and, accordingly, the members of the Timken family are not a “group” for purposes of Rule 13d-3 under the Exchange Act with respect to such shares. Accordingly, each member of the Timken family disclaims beneficial ownership of any of our common shares as to which such member does not have sole or shared voting or investment power.

(2)	Pursuant to a Schedule 13G filed with the SEC on February 6, 2015, BlackRock Inc. reported that it is the beneficial owner of, and has sole dispositive power over, 3,508,038 of our common shares, with respect to which it has sole voting power over 3,266,371 shares and shared voting power over no shares.

(3)	Pursuant to a Schedule 13D/A filed with the SEC on February 4, 2015, the Ellwood Group, Inc. and its wholly-owned subsidiary, Ellwood Group Investment Corp., reported that it is the beneficial owner of, and has sole voting and dispositive power with respect to, 2,951,401 of our common shares.

(4)	Pursuant to a Schedule 13G filed with the SEC on February 13, 2015, Shapiro Capital Management LLC reported, on behalf of itself and Samuel R. Shapiro, the chairman, a director and majority shareholder of Shapiro Capital Management LLC, that it is the beneficial owner of, and has sole dispositive power over, 2,810,969 of our common shares, with respect to which it has sole voting power over 2,500,626 shares and shared voting power over 310,343 shares.

(5)	The Trustee of the plan is Great-West Financial Retirement Plan Services, 11500 Outlook Street, Overland Park, KS 66211.

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(6)	Pursuant to a Schedule 13G filed with the SEC on February 10, 2015, The Vanguard Group Inc. reported that it is the beneficial owner of 2,615,180 of our common shares, with respect to which it has sole voting power over 25,273 shares, shared voting power over no shares, sole dispositive power over 2,592,657 shares and shared dispositive power over 22,523 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and Directors, and persons who own more than 10% of our common shares, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange, and to provide us with copies of such reports. We are required to disclose any failure by any of the above-mentioned persons to file timely Section 16 reports.

Based solely upon our review of the copies of such reports furnished to us, or written representations that no forms were required to be filed, we are not aware of any instances of noncompliance, or late compliance, with such filings during the year ended December 31, 2014, by our executive officers, Directors or 10% shareholders.

GENERAL

The SEC permits companies to send a single set of annual disclosure documents to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, such shareholders continue to receive a separate notice of the meeting and proxy card. This “householding” process reduces the volume of duplicate information and reduces printing and mailing expenses. We have not instituted householding for shareholders of record; however, a number of brokerage firms may have instituted householding for beneficial owners of our common shares held through such brokerage firms. If your family has multiple accounts holding common shares, you already may have received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the annual disclosure documents. The broker will arrange for delivery of a separate copy of this Proxy Statement or our Annual Report on Form 10-K for the year ended December 31, 2014, promptly upon your written or oral request. You may decide at any time to revoke your decision to household and thereby receive multiple copies.

UNLESS YOU SPECIFY OTHERWISE IN YOUR VOTING INSTRUCTIONS,

THE PROXY HOLDERS WILL VOTE

FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSALS 2, 3, 5 AND 6, AND FOR “1 YEAR” ON PROPOSAL 4.

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APPENDIX A

TIMKENSTEEL CORPORATION

SENIOR EXECUTIVE MANAGEMENT PERFORMANCE PLAN

(As Amended and Restated as of January 1, 2015)

1. Purpose. The purpose of the Senior Executive Management Performance Plan (the “Plan”) is to attract and retain key executives of TimkenSteel Corporation, an Ohio corporation (the “Corporation”), and its Subsidiaries and to provide such persons with incentives and rewards for performance. Incentive bonus payments made under the Plan may constitute qualified “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and Section 1.162-27 of the Regulations promulgated there under, and the Plan shall be construed consistently with such intention.

2. Definitions. As used in this Plan,

“Board” means the Board of Directors of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan; provided, however, that in any event the Committee shall be comprised of not less than two directors of the Corporation, each of whom shall qualify as an “outside director” for purposes of Section 162(m) of the Code and Section 1.162-27(e)(3) of the Regulations.

“Eligible Executive” means the Corporation’s Chief Executive Officer and any other Committee-designated executive officer of the Corporation, including those that in the Committee’s judgment could, in the absence of the Plan, be paid compensation the deductibility of which, to the Corporation, could be limited by Section 162(m) of the Code.

“Incentive Bonus” shall mean, for each Eligible Executive, a bonus opportunity amount determined by the Committee pursuant to Section 5 below.

“Management Objectives” means the achievement of a performance objective or objectives established pursuant to this Plan for Eligible Executives. Management Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Eligible Executive or of the Subsidiary, division, department or function within the Corporation or Subsidiary in which the Eligible Executive is employed. The Management Objectives shall be limited to specified levels of, growth in or relative peer company performance in – cash flow, cost of capital, debt reduction, earnings, earnings before interest and taxes, earnings per share, economic value added, free cash flow, working capital, inventory management, net income, productivity improvement, profit after tax, reduction of fixed costs, return on assets, return on equity, return on invested capital, sales, customer service, shareholder return, gross profits and/ or comparisons with various stock market indices. Management objectives may be stated as a combination of the preceding factors.

“Regulations” mean the Treasury Regulations promulgated under the Code, as amended from time to time.

“Restatement” means a restatement of any part of the Corporation’s financial statements for any fiscal year or years due to material noncompliance with any financial reporting requirement under the U.S. securities laws applicable to such fiscal year or years.

“Subsidiary” means a corporation, partnership, joint venture, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest.

3. Administration of the Plan. The Plan shall be administered by the Committee, which shall have full power and authority to construe, interpret and administer the Plan and shall have the exclusive right to establish Management Objectives and the amount of Incentive Bonus payable to each Eligible Executive upon the achievement of the specified Management Objectives.

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4. Eligibility. Eligibility under this Plan is limited to Eligible Executives designated by the Committee in its sole and absolute discretion.

5. Awards.

(a) Not later than the 90th day of each fiscal year of the Corporation (or, in the case of the Corporation’s fiscal year in which this Plan becomes effective, no later than the earlier of the 90th day after the initial effective date of the Plan or the expiration of the first quarter of the performance period for the Incentive Bonus), the Committee shall establish the Management Objectives for each Eligible Executive and the amount of Incentive Bonus payable (or formula for determining such amount) upon full achievement of the specified Management Objectives. The Committee may further specify in respect of the specified Management Objectives a minimum acceptable level of achievement below which no Incentive Bonus payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Management Objectives. The Committee may not modify any terms of awards established pursuant to this section, except (other than in connection with a change in control of the Corporation) to the extent that after such modification the Incentive Bonus would continue to constitute qualified “performance-based compensation” for purposes of Section 162(m) of the Code.

(b) The Committee retains the discretion to reduce the amount of any Incentive Bonus that would be otherwise payable to an Eligible Executive (including a reduction in such amount to zero).

(c) Notwithstanding any other provision of the Plan to the contrary, in no event shall the Incentive Bonus paid to an Eligible Executive under the Plan for a year exceed $4,000,000.

6. Committee Certification. As soon as reasonably practicable after the end of each fiscal year of the Corporation, the Committee shall determine whether the Management Objective has been achieved and the amount of the Incentive Bonus to be paid to each Eligible Executive for such fiscal year and shall certify such determinations in writing.

7. Payment of Incentive Bonuses. Subject to a valid election made by an Eligible Executive with respect to the deferral of all or a portion of his or her Incentive Bonus, Incentive Bonuses shall be paid within 30 days after written certification pursuant to Section 6, but in no event later than two and one-half months after the close of the Company’s fiscal year.

8. Recovery of Incentive Bonuses. If a Restatement occurs and the Committee determines that an Eligible Executive is personally responsible for causing the Restatement as a result of the Eligible Executive’s personal misconduct or any fraudulent activity on the part of the Eligible Executive, then the Committee has discretion to, based on applicable facts and circumstances and subject to applicable law, cause the Corporation to recover all or any portion (but no more than 100%) of the Incentive Bonus paid or payable to the Eligible Executive for some or all of the years covered by the Restatement.

The amount of any Incentive Bonus recovered by the Corporation shall be limited to the amount by which such Incentive Bonus exceeded the amount that would have been paid to or received by the Eligible Executive had the Corporation’s financial statements for the applicable restated fiscal year or years been initially filed as restated, as reasonably determined by the Committee.

Unless otherwise required by applicable law or regulation, the Corporation may seek recovery of any Incentive Bonus under this Section 8 of this Plan only if the Restatement occurs within thirty-six (36) months of the publication of the financial statements that are required to be restated.

The Committee shall also determine whether the Corporation shall effect any recovery under this Section 8 by: (a) seeking repayment from the Eligible Executive; (b) reducing, except with respect to any nonqualified deferred compensation under Section 409A of the Code, the amount that would otherwise be payable to the Eligible Executive under any compensatory plan, program or arrangement maintained by the Corporation (subject to applicable law and the terms and conditions of such plan, program or arrangement); (c) by withholding, except with respect to any nonqualified deferred compensation under Section 409A of the Code, payment of future increases in compensation (including

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the payment of any discretionary bonus amount) that would otherwise have been made to the Eligible Executive in accordance with the Corporation’s compensation practices; or (d) by any combination of these alternatives.

9. No Right to Bonus or Continued Employment. Neither the establishment of the Plan, the provision for or payment of any amounts hereunder nor any action of the Corporation, the Board or the Committee with respect to the Plan shall be held or construed to confer upon any person (a) any legal right to receive, or any interest in, an Incentive Bonus or any other benefit under the Plan or (b) any legal right to continue to serve as an officer or employee of the Corporation or any Subsidiary.

10. Withholding. The Corporation shall have the right to withhold, or require an Eligible Executive to remit to the Corporation, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the payment of any Incentive Bonus.

11. Nontransferability. Except as expressly provided by the Committee, the rights and benefits under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution.

12. Effective Date. This Plan is effective as of January 1, 2015 and shall remain effective until the first shareholders’ meeting in 2020, subject to any further shareholder approvals (or reapprovals) mandated for performance-based compensation under Section 162(m) of the Code, and subject to the right of the Board to amend, modify or terminate the Plan, on a prospective basis only, at any time.

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APPENDIX B

TIMKENSTEEL CORPORATION

2014 EQUITY AND INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of this TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan (the “Plan”) is to enable TimkenSteel Corporation, an Ohio corporation (the “Corporation”), and its Subsidiaries, to attract, retain and motivate directors, officers, and other key employees by providing such persons incentives and rewards for performance and to promote equity participation by key employees and directors of the Corporation, thereby reinforcing a mutuality of interest with other shareholders, and permitting key employees and directors to share in the Corporation’s growth. In addition, this Plan permits the issuance of awards in partial substitution for awards relating to common shares of Timken immediately prior to the spinoff of the Corporation by Timken (the “Spinoff”), in accordance with the terms of an Employee Matters Agreement into which Timken and the Corporation intend to enter in connection with the Spinoff (the “Employee Matters Agreement”).

2. Definitions. As used in this Plan,

“Appreciation Right” means a right granted pursuant to Section 5 of this Plan, including both a Free-Standing Appreciation Right and a Tandem Appreciation Right.

“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right.

“Board” means the Board of Directors of the Corporation.

“Cash Incentive Award” means a cash award granted pursuant to Section 9 of this Plan.

“Change in Control” means, except as may be otherwise prescribed in an Evidence of Award, the occurrence of any of the following events:

(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either: (A) the then-outstanding Common Shares; or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (“Voting Shares”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Corporation; (2) any acquisition by the Corporation; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its Subsidiaries; or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii); or

(ii)	Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote or the approval of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or written action or by approval of the Proxy Statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Shares and Voting Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more

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than 66-2/3% of, respectively, the then-outstanding common shares and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Common Shares and Voting Shares of the Corporation, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding common shares of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board described in Section 18(a) of this Plan; provided, however, that prior to the initial formation of the Compensation Committee of the Board, references in this Plan to the Committee will be deemed to be references to the Board.

“Common Shares” means (i) the common shares, without par value, of the Corporation and (ii) any security into which such common shares may be converted by reason of any transaction or event of the type referred to in Section 13 of this Plan.

“Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

“Date of Grant” means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, or Cash Incentive Awards, or a grant or sale of Restricted Shares, Restricted Stock Units, Deferred Shares, Common Shares, or other awards contemplated by Section 10 of this Plan, shall become effective, which date shall not be earlier than the date on which the Committee takes action with respect thereto, including the date on which a grant of Common Shares to a Nonemployee Director becomes effective pursuant to Section 11 of this Plan.

“Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 8 of this Plan.

“Deferred Shares” means an award pursuant to Section 8 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

“Distribution Date” means the effective date of the distribution, in connection with the Spinoff, of Common Shares to the holders of common shares of Timken.

“Effective Date” means June 15, 2014.

“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of one or more awards granted under this Plan. An Evidence of Award may be in any electronic medium, may be limited to notation on the books and records of the Corporation and, unless otherwise determined by the Committee, need not be signed by a representative of the Corporation or a Participant. With

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respect to Replacement Awards, the term also includes any memorandum or summary of terms that may be specified by the Committee, together with any evidence of award under any Timken Plan that may be referred to therein.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right or similar right.

“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares, Restricted Stock Units, Deferred Shares, dividend equivalents or other awards pursuant to this Plan. Management Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Subsidiaries, divisions, departments, regions, functions or other organizational units within the Corporation and its Subsidiaries. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The Committee may grant awards subject to Management Objectives that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. The Management Objectives applicable to any Qualified Performance-Based Award to a Covered Employee will be based on one or more, or a combination, of the following criteria: cash flow; comparisons with various stock market indices; cost of capital; customer service; debt reduction; earnings; earnings before interest and taxes; earnings per share; economic profit; free cash flow; gross profits; inventory management; net income; productivity improvement; profit after tax; reduction of fixed costs; return on assets; return on equity; return on invested capital; sales; shareholder return and/or working capital.

In the case of a Qualified Performance-Based Award, each Management Objective will be objectively determinable to the extent required under Section 162(m) of the Code, and, unless otherwise determined by the Committee and to the extent consistent with Section 162(m) of the Code, will exclude the effects of certain designated items identified at the time of grant. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in connection with a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.

Notwithstanding the foregoing, with respect to a Replacement Award, “Management Objectives” shall mean any performance objectives defined in the applicable Evidence of Award.

“Market Value per Share” means as of any particular date the closing sale price of the Common Shares as reported on the New York Stock Exchange or, if not listed on such exchange, on any other national securities exchange on which the Common Shares are listed. If the Common Shares are not traded as of any given date, the Market Value per Share means the closing price for the Common Shares on the principal exchange on which the Common Shares are traded for the immediately preceding date on which the Common Shares were traded. If there is no regular public trading market for the Common Shares, the Market Value per Share of the Common Shares shall be the fair

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market value of the Common Shares as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method, provided such method is stated in the Evidence of Award, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

“Nonemployee Director” means a member of the Board who is not an employee of the Corporation or any of its Subsidiaries.

“Optionee” means the person named in an Evidence of Award evidencing an outstanding Option Right.

“Option Price” means the purchase price payable upon the exercise of an Option Right.

“Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

“Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at that time an officer, including, without limitation, an officer who may also be a member of the Board, or other key employee of the Corporation or any of its Subsidiaries or who has agreed to commence serving in any such capacity within 90 days of the Date of Grant, and shall also include each Nonemployee Director who receives an award pursuant to this Plan. The term “Participant” shall also include any person who provides services to the Corporation or any of its Subsidiaries that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of “employee”). Notwithstanding any provision of this Plan to the contrary, the term “Participant” shall include a Timken Participant; provided that, pursuant to Section 26, a Timken Participant who is not otherwise eligible to be a Participant pursuant to the previous sentences of this definition may receive only Replacement Awards.

“Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 9 of this Plan within which the Management Objectives relating thereto are to be achieved.

“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 9 of this Plan.

“Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 or such other value as is determined by the Committee awarded pursuant to Section 9 of this Plan.

“Qualified Performance-Based Award” means any Cash Incentive Award or award of Performance Shares, Performance Units, Restricted Shares, Restricted Stock Units, or other awards contemplated under Section 10 of this Plan, or portion of such award, to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

“Replacement Award” means an award that is issued under this Plan in accordance with the terms of the Employee Matters Agreement in substitution of, or in accordance with, a stock option, restricted share, restricted stock unit, performance share or deferred share that was granted under a Timken Plan.

“Restricted Shares” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 6 hereof has expired.

“Restricted Stock Unit” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares, cash, or a combination thereof, at the end of a specified period.

“Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

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“Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act (or any successor rule to the same effect), as in effect from time to time.

“Spread” means, in the case of a Free-Standing Appreciation Right, the amount by which the Market Value per Share on the date when any such right is exercised exceeds the Base Price specified for such right or, in the case of a Tandem Appreciation Right, the amount by which the Market Value per Share on the date when any such right is exercised exceeds the Option Price specified for the related Option Right.

“Subsidiary” means a corporation, partnership, joint venture, unincorporated association or other entity in which the applicable parent entity has a direct or indirect ownership or other equity interest; provided, however, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the applicable parent entity owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such entity at the time of such grant.

“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right or any similar right granted under any other plan of the Corporation.

“Timken” means The Timken Company, an Ohio corporation.

“Timken Participant” means a current or former employee, officer or member of the board of directors of Timken or any of its Subsidiaries or any other person who holds a stock option, restricted share, restricted stock unit, deferred share, or performance share under a Timken Plan as of the date immediately prior to the Distribution Date.

“Timken Plan” means The Timken Company 2011 Long-Term Incentive Plan or any similar or predecessor plan sponsored by Timken or any of its Subsidiaries under which any awards remain outstanding as of the date immediately prior to the Distribution Date, including, but not limited to, The Timken Company Long-Term Incentive Plan (as amended and restated as of February 5, 2008).

3. Maximum Shares Available Under the Plan; Life of Plan Limits; Individual Participant Limits.

(a)	Subject to adjustment as provided in Section 13 of this Plan, the maximum number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from all substantial risks of forfeiture, (iii) in payment of Restricted Stock Units, (iv) as Deferred Shares, (v) in payment of Performance Shares or Performance Units that have been earned, (vi) as Common Share awards to Nonemployee Directors, (vii) as awards contemplated by Section 10 of this Plan, or (viii) in payment of dividend equivalents paid with respect to awards made under this Plan, shall not in the aggregate exceed 6,750,000 Common Shares (the “Available Common Shares”); provided, however, that no more than 3,000,000 Common Shares may be subject to Replacement Awards. The Available Common Shares may be Common Shares of original issuance or Common Shares held in treasury, or a combination thereof.

(b)	Each Common Share issued or transferred (and, in the case of Restricted Shares, released from all substantial risks of forfeiture) pursuant to any award (other than an Option Right or Appreciation Right) granted under this Plan shall, for purposes of Section 3(a) of this Plan, reduce the number of Available Common Shares by two and forty-six one hundredths (2.46) Common Shares for each such issued or transferred Common Share (instead of one Common Share). Each Common Share issued or transferred pursuant to any Option Right or Appreciation Right granted under this Plan shall, for purposes of Section 3(a) of this Plan, reduce the number of Available Common Shares by one Common Share.

(c)	Common Shares covered by an award granted under this Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant, as described above, and, therefore, the total number of Available Common Shares under this Plan as of a given date shall not be reduced by any Common Shares relating to prior awards that have expired or have been

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forfeited or cancelled. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under this Plan, any Common Shares that were covered by that award will again be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (i) if Common Shares are tendered or otherwise used in payment of the Option Price of an Option Right, the total number of shares covered by the Option Right being exercised shall count against the Available Common Shares; (ii) Common Shares withheld by the Corporation or otherwise tendered to satisfy tax withholding obligations shall count against the Available Common Shares; (iii) Common Shares that are repurchased by the Corporation with Option Right proceeds shall not be added to the Available Common Shares; and (iv) the gross number of Common Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Common Shares, and whether or not Common Shares are actually issued to the Participant upon exercise of the Appreciation Right, shall be considered issued or transferred pursuant to this Plan.

(d)	Notwithstanding anything in this Plan to the contrary, and subject to adjustment as provided in Section 13 of this Plan:

(i)	The aggregate number of Common Shares actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options shall not exceed 6,750,000 Common Shares;

(ii)	No Participant shall be granted Option Rights or Appreciation Rights, in the aggregate, for more than 500,000 Common Shares during any calendar year;

(iii)	No Participant will be granted Qualified Performance-Based Awards of Restricted Shares, Restricted Stock Units, Performance Shares or other awards under Section 10 of this Plan, in the aggregate, for more than 500,000 Common Shares during any calendar year;

(iv)	In no event will any Participant in any calendar year receive a Qualified Performance-Based Award of Performance Units or other awards payable in cash under Section 10 of this Plan having an aggregate maximum value as of their respective Dates of Grant in excess of $3,000,000;

(v)	No Nonemployee Director will be granted, in any period of one calendar year, awards in excess of: (A) 14,000 Restricted Shares; (B) 14,000 Restricted Stock Units; (C) 18,000 Common Shares; or (D) 18,000 Option Rights and/or Appreciation Rights.

(vi)	In no event will any Participant in any calendar year receive a Qualified Performance-Based Award that is a Cash Incentive Award having an aggregate maximum value in excess of $3,000,000.

4. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize grants to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations and shall be subject to all of the requirements contained in the following provisions:

(a)	Each grant shall specify the number of Common Shares to which it pertains, subject to the limitations set forth in Section 3 of this Plan.

(b)	Each grant shall specify an Option Price per Common Share, which (except with respect to Replacement Awards or awards under Section 22 of this Plan) shall be equal to or greater than the Market Value per Share on the Date of Grant.

(c)	Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Corporation, (ii) nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, the Corporation’s withholding Common Shares

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otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Corporation, the Common Shares so withheld shall not be treated as issued and acquired by the Corporation upon such exercise), (iv) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 4(d) below, on such basis as the Committee may determine in accordance with this Plan and (v) any combination of the foregoing.

(d)	To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Common Shares to which the exercise relates.

(e)	Successive grants may be made to the same Participant regardless of whether any Option Rights previously granted to such Participant remain unexercised.

(f)	Each grant shall specify the period or periods of continuous service by the Optionee with the Corporation or any of its Subsidiaries (or with Timken or any of its Subsidiaries) that is necessary before the Option Rights or installments thereof shall become exercisable, and any such grant may provide for the earlier exercisability of such rights, including in the event of the retirement, death or disability of the Participant or a Change in Control.

(g)	Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h)	Option Rights granted under this Plan may be (i) options that are intended to qualify under particular provisions of the Code, including, without limitation, Incentive Stock Options, (ii) options that are not intended to so qualify or (iii) combinations of the foregoing. Incentive Stock Options may be granted only to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i)	Option Rights granted under this Plan shall not provide for any dividends or dividend equivalents thereon.

(j)	The exercise of an Option Right will result in the cancellation on a Common Share-for-Common Share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(k)	No Option Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

(l)	Each grant shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan.

5. Appreciation Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize grants to Participants of Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Corporation an amount determined by the Committee, which will be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Corporation an amount determined by the Committee, which will be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of exercise. Each such grant may utilize any or all of the authorizations and shall be subject to all of the requirements contained in the following provisions:

(a)	Any grant may specify that the amount payable upon the exercise of an Appreciation Right may be paid by the Corporation in cash, Common Shares or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Corporation to issue

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Common Shares or other equity securities in lieu of cash; provided, however, that no form of consideration or manner of payment that would cause Rule 16b-3 to cease to apply to this Plan shall be permitted.

(b)	Any grant may specify that the amount payable upon the exercise of an Appreciation Right shall not exceed a maximum specified by the Committee on the Date of Grant.

(c)	Any grant may specify (i) a waiting period or periods before Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Appreciation Rights shall be exercisable.

(d)	Any grant may specify that an Appreciation Right may be exercised on an accelerated basis, including in the event of the retirement, death or disability of the Participant or a Change in Control.

(e)	Appreciation Rights granted under this Plan shall not provide for any dividends or dividend equivalents thereon.

(f)	Each grant shall be evidenced by an Evidence of Award, which shall describe the subject Appreciation Rights, identify any related Option Rights, state that the Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

(g)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such rights.

(h)	Regarding Tandem Appreciation Rights only: each grant shall provide that a Tandem Appreciation Right may be exercised only (i) at a time when the related Option Right (or any similar right granted under any other plan of the Corporation) is also exercisable and the Spread is positive and (ii) by surrender of the related Option Right (or such other right) for cancellation.

(i)	Regarding Free-Standing Appreciation Rights only:

(i)	Each grant shall specify in respect of each Free-Standing Appreciation Right a Base Price per Common Share, which (except with respect to Replacement Awards or awards under Section 22 of this Plan) shall be equal to or greater than the Market Value per Share on the Date of Grant;

(ii)	Successive grants may be made to the same Participant regardless of whether any Free- Standing Appreciation Rights previously granted to such Participant remain unexercised;

(iii)	Each grant shall specify the period or periods of continuous employment of the Participant by the Corporation or any of its Subsidiaries that are necessary before the Free-Standing Appreciation Rights or installments thereof shall become exercisable; and

(iv)	No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6. Restricted Shares. The Committee may also authorize grants or sales to Participants of Restricted Shares upon such terms and conditions as the Committee may determine. Each such grant or sale may utilize any or all of the authorizations and shall be subject to all of the requirements contained in the following provisions:

(a)	Each grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)	Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

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(c)	Each grant or sale shall provide that the Restricted Shares covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until Management Objectives referred to in subparagraph (e) below are achieved.

(d)	Each grant or sale shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

(e)	Any grant of Restricted Shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Shares. Each such grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(f)	Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Shares may provide for the earlier termination of restrictions on such Restricted Shares, including in the event of the retirement, death or disability of the Participant or a Change in Control; provided, however, that no award of Restricted Shares intended to be a Qualified Performance-Based Award will provide for such early termination of restrictions (other than in connection with the death or disability of the Participant or a Change in Control) to the extent such provisions would cause such award to fail to be a Qualified Performance-Based Award.

(g)	Any grant or sale may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered; provided, however, that dividends or other distributions on Restricted Shares with restrictions that lapse as a result of the achievement of Management Objectives shall be deferred until and paid contingent upon the achievement of the applicable Management Objectives. Sequestered dividends or other distributions may be reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine.

(h)	Each grant or sale shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Shares will be held in custody by the Corporation until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Restricted Shares, or (ii) all Restricted Shares will be held at the Corporation’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Shares.

7. Restricted Stock Units. The Committee may also authorize the granting or sale of Restricted Stock Units to Participants upon such terms and conditions as the Committee may determine. Each such grant or sale may utilize any or all of the authorizations and shall be subject to all of the requirements contained in the following provisions:

(a)	Each grant or sale will constitute the agreement by the Corporation to deliver Common Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify. A grant of Restricted Stock Units may specify that the Restriction Period will terminate only upon the achievement of Management Objectives. Each grant may specify in respect of

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such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(b)	Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)	Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock Units may provide for the earlier lapse or modification of the Restriction Period, including in the event of the retirement, death or disability of the Participant or a Change in Control; provided, however, that no award of Restricted Stock Units intended to be a Qualified Performance-Based Award will provide for such early lapse or modification of the Restriction Period (other than in connection with the death or disability of the Participant or a Change in Control) to the extent such provisions would cause such award to fail to be a Qualified Performance-Based Award.

(d)	During the Restriction Period, the Participant will have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Stock Units and shall have no right to vote them, but the Committee may at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current, deferred or contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents or other distributions on Common Shares underlying Restricted Stock Units with restrictions that lapse as a result of the achievement of Management Objectives shall be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(e)	Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned.

(f)	Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8. Deferred Shares. The Committee may also authorize grants or sales of Deferred Shares to Participants upon such terms and conditions as the Committee may determine. Each such grant may utilize any or all of the authorizations and shall be subject to all of the requirements contained in the following provisions:

(a)	Each grant or sale shall constitute the agreement by the Corporation to issue or transfer Common Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

(b)	Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

(c)	Each grant or sale shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period to be determined by the Committee on the Date of Grant or until Management Objectives referred to in subparagraph (e) below are achieved.

(d)	During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such Deferred Shares, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on such shares in cash or additional Common Shares on a current, deferred or contingent basis; provided, however, that dividend equivalents on Deferred Shares with restrictions that lapse as a result of the achievement of Management Objectives shall be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

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(e)	Any grant of Deferred Shares may specify Management Objectives which, if achieved, will result in termination or early termination of the Deferral Period applicable to such Deferred Shares. Each such grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Deferred Shares for which the Deferral Period will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(f)	Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Deferred Shares may provide for the earlier termination of the Deferral Period relating to such Deferred Shares, including in the event of the retirement, death or disability of the Participant or a Change in Control; provided, however, that no award of Deferred Shares intended to be a Qualified Performance-Based Award will provide for such early termination of the Deferral Period (other than in connection with the death or disability of the Participant or a Change in Control) to the extent such provisions would cause such award to fail to be a Qualified Performance-Based Award.

(g)	Each grant or sale shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan.

9. Performance Shares, Performance Units and Cash Incentive Awards. The Committee may also authorize grants to Participants of Performance Shares, Performance Units and Cash Incentive Awards, which shall become payable to the Participant upon the achievement of specified Management Objectives, upon such terms and conditions as the Committee may determine. Each such grant may utilize any or all of the authorizations and shall be subject to all of the requirements contained in the following provisions:

(a)	Each grant shall specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, to which it pertains, subject to the limitations in Section 3, which may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b)	The Performance Period with respect to each Cash Incentive Award, Performance Share or Performance Unit will be such period of time as shall be determined by the Committee on the Date of Grant and may be subject to earlier termination, including in the event of the retirement, death or disability of the Participant or a Change in Control; provided, however, that no such award intended to be a Qualified Performance-Based Award will provide for such early termination (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(c)	Each grant shall specify the Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of the specified Management Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d)	Each grant shall specify the time and manner of payment of Cash Incentive Awards, Performance Shares or Performance Units that shall have been earned, and any grant of Performance Shares or Performance Units may specify that any such amount may be paid by the Corporation in cash, Common Shares or any combination thereof.

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(e)	Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant. Any grant of Performance Units or Cash Incentive Awards may specify that the amount payable, or the number of Common Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Date of Grant.

(f)	Any grant of Performance Shares may provide for the payment to the Participant of dividend equivalents thereon in cash or in additional Common Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid.

(g)	Each grant of Cash Incentive Awards, Performance Shares or Performance Units shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan.

10. Other Awards.

(a)	Subject to applicable law and the limits set forth in Section 3 of this Plan, the Committee may grant to any Participant (other than a Timken Participant) such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Corporation or its Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of its Subsidiaries or affiliates or other business units of the Corporation. The Committee will determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.

(b)	Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10.

(c)	The Committee may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Corporation or any of its Subsidiaries to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d)	Notwithstanding anything to the contrary contained in this Plan, any grant of an award under this Section 10 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death or disability of the Participant or a Change in Control; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

11. Common Share Awards to Nonemployee Directors. To clarify, the Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Nonemployee Directors of Common Shares. Awards of Common Shares to Nonemployee Directors shall be subject only to a restriction on transfer for a period of six months immediately following the Date of Grant thereof and shall bear a legend to that effect.

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12. Transferability.

(a)	No Option Right, Appreciation Right or other derivative security (as that term is used in Rule 16b-3) awarded under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Option Rights and Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and/or court supervision. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for transferability of Option Rights or Appreciation Rights under this Plan; provided, however, that no awards granted under this Plan may be transferred in exchange for value or consideration.

(b)	Any award made under this Plan may provide that all or any part of the Common Shares that are (i) to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights, or upon the termination of the Deferral Period applicable to Deferred Shares, or upon the termination of the Restriction Period applicable to Restricted Stock Units, or in payment of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, shall be subject to further restrictions upon transfer.

13. Adjustments. The Committee shall make or provide for such adjustments in the (a) number of Common Shares or number of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Shares, Restricted Stock Units, Deferred Shares, Performance Shares and Performance Units granted hereunder, (b) prices per share applicable to such Option Rights and Appreciation Rights, (c) if applicable, number of Common Shares covered by other awards granted pursuant to Section 10 hereof, (d) kind of shares (including shares of another issuer) covered thereby, and (e) Cash Incentive Awards, as the Committee in its sole discretion in good faith determines to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, (y) any merger, consolidation, spinoff, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. Moreover, the Committee may on or after the Date of Grant provide in the agreement evidencing any award under this Plan that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the numbers and kind of shares specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 13; provided, however, that any such adjustment to the number specified in Section 3(d)(i) will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail to so qualify.

14. Fractional Shares. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

15. Withholding Taxes. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for such withholding are insufficient, it

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shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include the tender by the Participant or such other person or the withholding by the Corporation of Common Shares to provide for such withholding taxes. Any Evidence of Award may provide for such arrangements, subject to such conditions and limitations as the Committee may approve. In no event shall the value of the Common Shares to be tendered or withheld pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld.

16. Certain Terminations of Employment. If permitted by Section 409A of the Code and Section 162(m), but subject to the paragraph that follows, including in the case of termination of employment by reason of death, disability or normal retirement or early retirement with the consent of the Corporation of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Shares as to which the Deferral Period is not complete, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 12(b) of this Plan, the Committee may, in its sole discretion, take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including, without limitation, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

Subject to Section 19(b) hereof, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award (other than in connection with the Participant’s death or disability, or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Qualified Performance-Based Award. Subject to Section 13 above, no such amendment shall impair the rights of any Participant without his or her consent. The Committee may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

17. Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals, who are employed by the Corporation or any of its Subsidiaries outside of the United States of America or who provide services to the Corporation under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

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18. Administration of the Plan.

(a)	This Plan shall be administered by the Compensation Committee of the Board or, prior to the initial formation of such Compensation Committee, the Board, each as constituted from time to time. The Compensation Committee of the Board shall be composed of not less than three members of the Board, each of whom shall (i) meet all applicable independence requirements of the New York Stock Exchange, or if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange on which the Common Shares are traded, (ii) be a “non-employee director” within the meaning of Rule 16b-3 and (iii) be an “outside director” within the meaning of Section 162(m) of the Code. The Committee may from time to time delegate all or any part of its authority under this Plan to any subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b)	The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of awards under this Plan and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

(c)	The Committee, to the full extent permitted by law, may delegate to one or more of its members or to one or more other directors or any officer or officers of the Corporation, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and any person to whom duties or powers have been delegated as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Without limiting the generality of the foregoing, the Committee may, by resolution, authorize one or more officers of the Corporation to do one or more of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; (ii) to select Timken Participants to whom Replacement Awards are to be granted hereunder and the applicable terms and number of Common Shares subject to such Replacement Awards; and (iii) determine the size and type of any such awards; provided, however, that (x) the Committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, director or more than 10% beneficial owner of any class of the Corporation’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act, or any person subject to Section 162(m) of the Code, (y) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant and the terms of any award that such officer(s) may grant, and (z) the officer(s) shall report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

19. Amendments and Other Matters.

(a)	This Plan may be amended from time to time by the Committee; provided, however, that if an amendment to the Plan (i) would materially increase the benefits accruing to Participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the shareholders of the Corporation in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, then such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained. Without limiting the generality of the foregoing, the Committee may amend this Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

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(b)	Except in connection with a corporate transaction or event described in Section 13 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without shareholder approval. This Section 19(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 13 of the Plan. Notwithstanding any provision of the Plan to the contrary, this Section 19(b) may not be amended without approval by the Corporation’s shareholders.

(c)	Except with respect to Options Rights, Appreciation Rights and Restricted Shares, the Committee also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with Section 409A of the Code. The Committee also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Common Shares.

(d)	The Committee may condition the grant of any award or combination of awards under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or any of its Subsidiaries to the Participant.

(e)	To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option Right; provided, however, that such provision shall remain in effect with respect to other Option Rights, and there shall be no further effect on any provision of this Plan.

20. Detrimental Activity and Recapture Provisions. Any Evidence of Award may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Corporation of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either during employment by the Corporation or Timken or either of their Subsidiaries, or within a specified period after termination of such employment, shall engage in any detrimental activity (as defined in the applicable Evidence of Award). In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Corporation of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.

21.	Compliance with Section 409A of the Code.

(a)	To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Corporation without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

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(b)	If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) such Participant is a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Corporation from time to time) and (ii) the Corporation makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Corporation shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after the Participant’s separation from service.

(c)	Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Corporation or any of its affiliates.

22. Stock-Based Awards in Substitution for Option Rights or Awards Granted by Other Company. Notwithstanding anything in this Plan to the contrary:

(a)	Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Corporation or any of its Subsidiaries. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)	In the event that a company acquired by the Corporation or any of its Subsidiaries or with which the Corporation or any of its Subsidiaries merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Corporation or any of its Subsidiaries prior to such acquisition or merger.

(c)	Any Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Corporation under Sections 22(a) or 22(b) above will not reduce the Common Shares available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Corporation under Sections 22(a) or 22(b) above will be added to the aggregate plan limit contained in Section 3 of this Plan.

23. Effective Date/Termination. This Plan shall be effective as of the Effective Date. No grant shall be made under this Plan more than ten years after the Effective Date, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

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24. No Right to Employment. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or Timken or either of their Subsidiaries, and shall not interfere in any way with any right that the Corporation or any of its Subsidiaries would otherwise have to terminate any Participant’s employment or other service at any time.

25. Governing Law. This Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio.

26. Timken Awards. The Corporation is authorized to issue Replacement Awards to Timken Participants in connection with the adjustment and replacement by Timken of certain stock options, restricted shares, restricted stock units, deferred shares, and performance shares previously granted by Timken. Notwithstanding any other provision of this Plan to the contrary, the number of Common Shares to be subject to a Replacement Award and the other terms and conditions of each Replacement Award, including option exercise price, as applicable, shall be determined by the Committee, all in accordance with the terms of the Employee Matters Agreement.

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c/o Corporate Election Services P. O. Box 3200 Pittsburgh, PA 15230	V O T E B Y T E L E P H O N E

Have your proxy card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone phone, and follow the simple instructions to record your vote.

V O T E B Y I N T E R N E T

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

V O T E B Y M A I L

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 3200, Pittsburgh, PA 15230.

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-888-693-8683	Vote by Internet Access the Website and Cast your vote: www.cesvote.com	Vote by Mail Return your proxy card in the Postage-Paid envelope provided

Vote 24 hours a day, 7 days a week!

If you vote by telephone or Internet, please do not send your proxy by mail.

In order to be counted in the final tabulation, if you are a participant in one of the employee savings plans sponsored by TimkenSteel Corporation, your vote must be received by 6:00 a.m. EDT on May 4, 2015 and, if you are a registered shareholder, your telephone or internet vote must be received by 6:00 a.m. EDT on May 6, 2015.

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Proxy must be signed and dated below.

ê Please fold and detach card at perforation before mailing. ê

TIMKENSTEEL CORPORATION	PROXY / VOTING INSTRUCTION CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints Frank A. DiPiero, Christopher J. Holding and Kristine C. Syrvalin, and each of them, as true and lawful proxies, with full power of substitution, to vote and act for the undersigned as specified on the reverse hereof at the Annual Meeting of Shareholders of TimkenSteel Corporation to be held at 1835 Dueber Avenue, S.W., Canton, Ohio, on May 6, 2015, at 10:00 a.m., and at any adjournment thereof, as fully as the undersigned could vote and act if personally present on the matters set forth on the reverse hereof, and, in their discretion on such other matters as may properly come before the meeting.

This card also serves as voting instructions to the trustee of each employee savings plan sponsored by TimkenSteel Corporation, its subsidiaries or affiliates, with respect to TimkenSteel common shares held by the undersigned under any such plan. Your voting instructions must be received by 6:00 a.m. on May 4, 2015, or the trustee will vote your plan shares in the same proportion as those plan shares for which instructions have been timely received.

If properly signed, dated and returned, this proxy will be voted as specified on the reverse side or, if no choice is specified, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Signature

Signature (if jointly held)

Date:

Please sign exactly as the name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trust or guardian, please give full title as such.

PLEASE SIGN AND RETURN AS SOON AS POSSIBLE

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 6, 2015 at 10:00 a.m.

Parking: Shareholders attending the meeting may park in the visitor lot behind the Corporate Office building.

Note: If your shares are held in street name, please bring a letter with you from your broker stating as such to the Annual Meeting.

Corporate Auditorium (C1G)
TimkenSteel Corporation
1835 Dueber Avenue, S.W.
Canton, OH 44706-2798
Telephone: (330) 438-3000

For directions to the Annual Meeting, please refer to the investor page on our website at

http://investors.timkensteel.com.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

If you are a registered holder of shares, you have the option to access future shareholder communications (e.g., annual reports, proxy statements, related proxy materials) over the Internet instead of receiving those documents in print. Participation is completely voluntary. If you give your consent, in the future, when our material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. Our material will be presented in PDF format. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise. You may revoke your consent at any time by notifying the Company in writing. To give your consent, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located at the bottom of the attached proxy card when you vote by mail.

ê Please fold and detach card at perforation before mailing. ê

TIMKENSTEEL CORPORATION	PROXY / VOTING INSTRUCTION CARD

The shares represented by this proxy will be voted as recommended by the Board of Directors unless otherwise specified. The Board of Directors recommends a vote FOR all nominees listed in proposal 1, FOR proposals 2, 3, 5 and 6, and for 1 YEAR on proposal 4.

1.    Election of the following Directors to serve a three-year term expiring at the 2018 Annual Meeting:

Nominees:	1. Joseph A. Carrabba	2. Phillip R. Cox	3. John P. Reilly

              ☐    FOR all nominees listed above             ☐    WITHHOLD AUTHORITY to vote for all nominees listed above

              To withhold authority to vote for any individual nominee, strike a line through that nominee’s name above.

2.    Ratification of the selection of Ernst & Young LLP as the independent auditor for the fiscal year ending December 31, 2015.

              ☐    FOR            ☐    AGAINST            ☐    ABSTAIN

3.    Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

              ☐    FOR            ☐    AGAINST            ☐    ABSTAIN

4.    Approval, on an advisory basis, of the frequency of advisory votes on named executive officer compensation.

              ☐    1 YEAR      ☐    2 YEARS              ☐     3 YEARS            ☐     ABSTAIN

5.    Approval of the TimkenSteel Corporation Amended and Restated Senior Executive Management Performance Plan.

              ☐    FOR            ☐    AGAINST            ☐    ABSTAIN

6.    Approval of the material terms for qualified performance-based compensation under the TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan.

              ☐    FOR            ☐    AGAINST            ☐    ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

☐    PLEASE CHECK THIS BOX IF YOU CONSENT TO ACCESS FUTURE ANNUAL REPORTS AND PROXY MATERIAL VIA THE INTERNET ONLY.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

TIMKENSTEEL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2015

Notice of Annual Meeting of Shareholders

WHEN AND WHERE IS THE SHAREHOLDER MEETING?

The 2015 Annual Meeting of Shareholders of TimkenSteel Corporation will be held on Wednesday, May 6, 2015, at 10:00 a.m., at the Corporate Auditorium of TimkenSteel Corporation at 1835 Dueber Avenue, S.W., Canton, Ohio.

For admission to the Annual Meeting, please bring this notice or a letter from your broker if your shares are held in street name. Directions to the Annual Meeting may be found on the investor page of our website at http://investors.timkensteel.com.

WHAT IS BEING VOTED ON AT THE SHAREHOLDER MEETING?

1.	Election of the following Directors to serve a three-year term expiring at the 2018 Annual Meeting: Joseph A. Carrabba, Phillip R. Cox and John P. Reilly.

2.	Ratification of the selection of Ernst & Young LLP as the independent auditor for the fiscal year ending December 31, 2015.

3.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

4.	Approval, on an advisory basis, of the frequency of advisory votes on named executive officer compensation.

5.	Approval of the TimkenSteel Corporation Amended and Restated Senior Executive Management Performance Plan.

6.	Approval of the material terms for qualified performance-based compensation under the TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

The Board of Directors recommends that shareholders vote FOR all nominees listed in proposal 1, FOR proposals 2, 3, 5 and 6, and for 1 YEAR on proposal 4.

HOW CAN I GET A COMPLETE SET OF PROXY MATERIALS?

This is not a proxy card. If you wish to cast your vote on a traditional proxy card, you must request a paper copy of the proxy materials by following the instructions below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following documents can be viewed at: www.ViewMaterial.com/TMST

•	2014 Annual Report and Form 10-K

•	2015 Proxy Statement

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 17, 2015 to facilitate timely delivery.

You may request a paper or email copy of the proxy materials by following the instructions below. You will be asked to provide the control number (located by the arrow in the box below).

1.	Call the toll-free telephone number 1-800-516-1564 and follow the instructions provided, or

2.	Access the website, www.SendMaterial.com and follow the instructions provided, or

3.

Send us an e-mail at papercopy@SendMaterial.com with your control number in the subject line. Unless you instruct us otherwise, we will reply to your email with a copy of the proxy materials in PDF format for this meeting only.

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To vote your TimkenSteel Corporation shares, you can attend the Annual Meeting of Shareholders and vote in person or you can:

1.    Go to www.ViewMaterial.com/TMST

2.    Click on the icon to vote your shares.

3.    Enter the 11-digit Control Number

        (located by the arrow in the box above).

4.    Follow the instructions to record your vote.

You will be able to vote until 6:00 a.m. on

May 6, 2015.